EXECUTION COPY




                                U.S. $125,000,000

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of December 28, 1995

                                      Among

                      WHEELING-PITTSBURGH STEEL CORPORATION

                                   AS BORROWER

                                       and

                            THE LENDERS PARTY HERETO

                                   AS LENDERS

                                       and

                                 CITIBANK, N.A.

                      AS AGENT AND AS INITIAL ISSUING BANK

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 28, 1995, among Wheeling-Pittsburgh Steel Corporation, a Delaware corporation (the "BORROWER"), the financial institutions listed on the signature pages hereof (each individually a "LENDER" and collectively the "LENDERS"), and Citibank, N.A. ("CITIBANK"), as agent hereunder for the Lenders (in such capacity, together with any successor appointed pursuant to Article IX, the "AGENT"), and as issuer of letters of credit (the "INITIAL ISSUING BANK").

PRELIMINARY STATEMENTS.

                  1. The Borrower is a party to an Amended and Restated Credit Agreement, dated as of October 24, 1994, as amended by Amendment No. 1, dated as of October 13, 1995 (as amended, the "1994 CREDIT AGREEMENT"), with the financial institutions party thereto and Citibank, as agent.

                  2. Wheeling-Pittsburgh Corporation, a Delaware corporation ("HOLDINGS"), is the direct parent of the Borrower and WHX Corporation, a Delaware corporation ("WHX") is the direct parent of Holdings.

                  3. The Borrower and Holdings have requested that the Lenders, the Issuers (as hereinafter defined) and the Agent amend and restate the 1994 Credit Agreement to, among other things, increase the Commitments and extend the Termination Date (as such terms are defined in the 1994 Credit Agreement).

                  4. The Lender Parties (as hereinafter defined) have indicated their willingness to agree to amend and restate the 1994 Credit Agreement on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree that the 1994 Credit Agreement is hereby amended and restated as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  1.1. DEFINED TERMS. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ACCOUNTS" has the meaning specified in the Borrower Security Agreement and in the Guarantor Security Agreement.

                  "ADJUSTED EBITDA" means, for any Person for any period, the EBITDA for such Person for such period PLUS any increase in the long term liability in respect of other post-employment benefits that would be reflected on a consolidated balance sheet of such Person and its Subsidiaries (the "EMPLOYEE LIABILITY") for such period LESS any decrease in the Employee Liability for such period.

                  "ADJUSTED NET WORTH" means, as to any Guarantor at the Effective Date, the lesser of (x) the amount by which the book value of the property of such Guarantor exceeds the total amount of liabilities on its existing "Debt" (as such term is defined in Section 270 of the New York Debtor Creditor Law), including, without limitation, probable contingent liabilities, but excluding liabilities under the Guaranty, of such Guarantor at such date and
(y) the amount by which the book value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its Debt, excluding Debt in respect of the Guaranty, as they become absolute and matured.

                  "AFFILIATE" means, as to any Person, any Subsidiary of such Person and any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person and includes each officer or director or general partner of such Person, and each Person who is the direct or indirect beneficial owner of 15% or more of any class of voting Stock of such Person or, with respect to the Borrower, of Holdings or WHX. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "AGENT" has the meaning specified in the recital of parties to this Agreement.

                  "AGENT'S ACCOUNT" means the account of the Agent maintained by the Agent at Citibank at its office at 399 Park Avenue, New York, New York 10043, Account No. 3682 2248, Attention: Alexandra Lozovsky.

                  "AGREEMENT" means this Second Amended and Restated Credit Agreement, together with all Exhibits and Schedules hereto, as the same may be amended, supplemented or otherwise modified from time to time.

                  "APPLICABLE LENDING OFFICE" means, with respect to each Lender Party, its Domestic Lending Office in the case of a Base Rate Loan and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

                  "APPLICABLE MARGIN" means, as of any date, a percentage per annum determined by reference to the Performance Level in effect on such date as set forth below:


                                  Applicable Margin             Applicable Margin            Applicable Margin for
     Performance Level           for Base Rate Loans             for Eurodollar              Letter of Credit Fees
                                   Rate Loans

             I                          0.00%                         1.25%                          0.875%

            II                          0.25%                         1.50%                          1.125%

            III                         0.50%                         1.75%                          1.375%

            IV                          0.75%                         2.00%                          1.625%

             V                          1.00%                         2.25%                          1.875%

provided that, for the period commencing on the Effective Date and ending on December 31, 1996, the Applicable Margin shall be as set forth opposite Performance Level III.

                  "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent in accordance with Section 10.7 and in substantially the form of Exhibit E.

                  "AVAILABLE CREDIT" means, at any time, an amount equal to (i) the lower of (a) the Revolving Credit Commitments outstanding at such time, and
(b) the Borrowing Base at such time MINUS (ii) the aggregate principal amount of the Revolving Credit Loans outstanding at such time and the outstanding Letter of Credit Obligations at such time.

                  "BASE RATE" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of:

                  (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; and

                  (b) the sum (adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent) of (i) 1/2 of one percent per annum, PLUS (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% MINUS the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States, PLUS (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S.
dollar deposits of Citibank in the United States; and

                  (c) the sum (adjusted to the nearest one percent or, if there is no nearest one percent, to the next higher one percent) of (i) one percent per annum PLUS (ii) the Federal Funds Rate.

                  "BASE RATE LOAN" means any outstanding principal amount of the Loans of any Lender Party that bears interest with reference to the Base Rate.

                  "BLOCKED ACCOUNT" has the meaning specified in Section 2.19.

                  "BLOCKED ACCOUNT LETTER" means the letter agreement, dated August 17, 1994, executed by the Borrower and the Agent and acknowledged and agreed to by PNC Bank, National Association, as such letter agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                  "BORROWER PLEDGE AGREEMENT" means the pledge agreement, dated as of August 17, 1994, as amended by Amendment No. 1, dated as of December 28, 1995, executed by the Borrower, substantially in the form of Exhibit H, as such agreement may be further amended, supplemented or otherwise modified from time to time.

                  "BORROWER SECURITY AGREEMENT" means the security agreement, dated as of April 12, 1991 and as amended by Amendment No. 1, dated as of August 17, 1994, and Amendment No. 2, dated as of December 28, 1995, executed by the
Borrower, substantially in the form of Exhibit G, as such agreement may be further amended, supplemented or otherwise modified from time to time.

                  "BORROWING" means each of a Revolving Credit Borrowing and a Swing Loan Borrowing.

                  "BORROWING BASE" means, at any time, an amount up to a percentage of the value of various categories of Eligible Inventory at such time, as set forth on Schedule IV hereto; PROVIDED that with respect to the Eligible Inventory of any Guarantor, such amount shall not exceed such Guarantor's Adjusted Net Worth at the Effective Date; PROVIDED, HOWEVER, that such advance rates may be adjusted by the Agent from time to time to conform to the Agent's regular business practices and policies applicable to asset based loans with advance rates based on current assets in effect from time to time which practices and policies may be changed by the Agent in its sole discretion; PROVIDED FURTHER, HOWEVER, that such advance rates may not be adjusted above those set forth on Schedule IV hereto without the consent of all of the Lenders. The Agent shall provide the Borrower with two Business Days' prior written notice of any such change.

                  "BORROWING BASE CERTIFICATE" means a certificate of the Borrower substantially in the form of Exhibit F.

                  "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to a Eurodollar Rate Loan, a day on which dealings are also carried on in the London interbank market.

                  "CAPITAL  EXPENDITURES"  means, for any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries, except interest capitalized during construction, during such period for property, plant or equipment, including, without limitation, renewals, improvements, replacements and capitalized repairs, that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person and its Subsidiaries prepared in accordance with GAAP, but not including any Investments permitted pursuant to Section 7.6. For the purpose of this definition, the purchase price of equipment which is acquired simultaneously with the trade-in of existing equipment owned by such Person or any of its Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the amount of the credit granted by the seller of such equipment being traded in at such time or the amount of such proceeds, as the case may be.

                  "CAPITALIZED LEASE" means, as to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

                  "CAPITALIZED LEASE OBLIGATIONS" means, as to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capitalized Leases, as determined on a consolidated basis in accordance with GAAP.

                  "CASH COLLATERAL ACCOUNT" has the meaning specified in the Cash Collateral Account Agreement.

                  "CASH COLLATERAL ACCOUNT AGREEMENT" means the Amended and Restated Cash Collateral Agreement, dated as of December 28, 1995, executed by the Borrower and the Agent, substantially in the form of Exhibit Q, as such agreement may be further amended, supplemented or modified from time to time.

                  "CASH EQUIVALENTS" means (i) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States government or any agency thereof and backed by the full faith and credit of the United States, (ii) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any Lender Party having maturities of one year or less from the date of acquisition, (iii) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, and (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition, PROVIDED that (x) the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities and Others, as adopted by the Comptroller of the Currency and (y) such agreements are entered into with the Agent or any Lender Party.

                  "CASH INTEREST EXPENSE" means, for any Person for any period, the Net Interest Expense of such Person for such period, PLUS (a) interest expense capitalized for such period to the extent deducted in the determination of such Net Interest Expense, LESS (b) Non-Cash Interest Expense of such Person for such period.

                  "CITIBANK" has the meaning specified in the recital of parties to this Agreement.

                  "CITICORP" means Citicorp USA, Inc.

                  "CODE" means the Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time.

                  "CO-GENERATION AGREEMENT" means that certain Energy Services Agreement dated as of October 3, 1994 by and between National Power Exchange Group, Inc. and the Borrower, as the same may be amended, modified or supplemented from time to time.

                  "COLLATERAL" means all "Collateral" referred to in the Collateral Documents and all other property and interests in property and proceeds thereof that is or is intended to be subject to a Lien in favor of the Agent for the benefit of the Secured Parties.

                  "COLLATERAL DOCUMENTS" means the Borrower Security Agreement, the Borrower Pledge Agreement, the Holdings Pledge Agreement, the Guarantor Security Agreement, the Cash Collateral Account Agreement, the Blocked Account Letter and any other document that creates or purports to create a Lien in favor of the Agent for the benefit of the Secured Parties in connection with the Loan Documents.

                  "COMMITMENT" means as to any Lender, such Lender's Revolving Credit Commitment and "COMMITMENTS" means the aggregate Revolving Credit Commitments of all Lenders.

                  "COMMITMENT FEE" has the meaning specified in Section 2.4(a).

                  "COMPUTATION DATE" has the meaning assigned to it in Section 2.18.

                  "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

                  "CONTAMINANT" means any substance regulated or forming the basis of liability under any Environmental Law, including, without limitation, any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of such substance or waste.

                  "CONTINGENT OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness or Contractual Obligation of another Person, if the purpose or intent of such Person in incurring the Contingent Obligation is to provide assurance to the obligee of such Indebtedness or Contractual Obligation that such Indebtedness or Contractual Obligation will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness or Contractual Obligation will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations of a Person include, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of an obligation of another Person, and (b) any liability of such Person for an obligation of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such obligation or to assure the holder of such obligation against loss, or (v) to supply funds to or in any other manner invest in such other Person (including, without limitation, to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under subclause (i), (ii), (iii), (iv) or (v) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported, except to the extent exposure of the contingent obligor is expressly limited to a lesser amount.

                  "CONTRACTUAL OBLIGATION" of any Person means any obligation, agreement, undertaking or similar provision of any security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

                  "CUMULATIVE CASH FLOW" means "net cash flow from operations" (as such term is construed in accordance with GAAP and as such term is included in the Projections) of the Loan Party Consolidated Group PLUS (a) advances made to any Loan Party by WHX and (b) increases in the aggregate "Trust Invested Amount" (under and as defined in the Securitization Documents) (in each case, to the extent that such amounts have not been included in the calculation of "net cash flow from operations") MINUS (a) "net cash flow from investing activities" (as such term is construed in accordance with GAAP and as such term is included in the Projections) of the Loan Party Consolidated Group, (b) payments made by any Loan Party to WHX in respect of Keepwell Payments or otherwise, (c) reductions in the aggregate "Trust Invested Amount" (under and as defined in the Securitization Documents) and (d) repayments of the principal amount of any Debt of the Loan Party Consolidated Group other than Debt under the Loan Documents (in each case, to the extent that such amounts have not been included in the calculation of "net cash flow from operations").

                  "DEFAULT" means any event which with the passing of time or the giving of notice or both would become an Event of Default.

                  "DOL" means the United States Department of Labor, or any successor thereto.

                  "DOLLARS" and the sign "$" each mean the lawful money of the United States of America.

                  "DOMESTIC LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule III or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify in writing to the Borrower and the Agent.

                  "EBITDA" means, for any Person for any period,  the Net Income
(Loss) of such Person for such period taken as a single accounting period,  PLUS
(a) the sum of the following amounts of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP to the extent included in the determination of such Net Income (Loss): (i) depreciation expense, (ii) amortization expense, (iii) Net Interest Expense, (iv) income tax expense, (v) extraordinary losses and (vi) the amount of cash dividends or distributions paid to such Person; LESS (b) the sum of the following amounts of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP to the extent included in the determination of such Net Income (Loss):

(i) extraordinary gains, (ii) the Net Income (Loss) of any other Person that is accounted for by the equity method of accounting and (iii) the Net Income (Loss) of any other Person acquired by such Person or a Subsidiary of such Person in a transaction accounted for as a pooling of interests for any period prior to the date of such acquisition.

                  "EFFECTIVE DATE" means the first date that all of the conditions contained in Article III are satisfied.

                  "ELIGIBLE ASSIGNEE" means (i) a commercial bank organized under the laws of the United States of America, or any state thereof, and having total assets in excess of $1,000,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having total assets in excess of $3,000,000,000, PROVIDED that such bank is acting though a branch or agency located in the country in which it is organized or another country which is a member of the OECD; (iii) the central bank of any country which is a member of the OECD; and (iv) any other financial institution approved in writing by the Borrower and the Agent as an Eligible Assignee for purposes of this Agreement; PROVIDED that the Borrower's approval shall not be unreasonably withheld. Without limitation on the foregoing, the Borrower may withhold its consent of any such other financial institution if the proposed assignment of any portion of any Lender Party's rights and obligations under this Agreement to such other financial institution would materially increase the amount of Taxes required to be deducted by the Borrower from or in respect of any sum payable under the Loan Documents (determined as of the date on which such other financial institution is proposed to become a Lender Party hereunder).

                  "ELIGIBLE INVENTORY" means such of the Inventory of the Borrower and the Guarantors valued at the lower of market or cost on a first in first out basis as the Agent, in its sole discretion consistent with its customary business practices and generally applicable criteria for comparable secured financings, deems eligible, less all reserves as the Agent, in its sole discretion consistent with its customary business practices and generally applicable criteria for comparable secured financings, from time to time deems appropriate. For the purposes of this definition, the Agent does not intend to treat the following Inventory as eligible: (a) Inventory in transit, (b)
Inventory held by a bailee or Inventory held on leased premises where the landlord thereof has not executed a waiver and financing statement in form and substance satisfactory to the Agent and (c) Inventory subject to a Lien prior in right to that of the Lien in favor of the Secured Parties or subject to any other Lien not permitted by Section 7.1. Nothing contained in the preceding sentence shall limit the Agent's right, in its sole discretion consistent with its customary business practices and generally applicable criteria for comparable secured financings, to treat any item of Inventory as ineligible.

                  "ENVIRONMENTAL LAWS" means all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including, without limitation, any judicial or administrative order, consent decree or judgment relating to the regulation and protection of human health, safety, the environment or natural resources (including, without limitation, ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).

                  "ENVIRONMENTAL LIABILITIES AND COSTS" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all fees, disbursements and expenses of counsel, experts and consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred (either as an expense or other charge or as would be included on the liabilities side of the consolidated balance sheet of such Person and its Subsidiaries or, if the amount and the liability is fixed, in a footnote thereto) or reserved against as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including, without limitation, any thereof arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, and which relate to any environmental, health or safety condition, or a Release or threatened Release, and result from the past, present or future operations of such Person or any of its Subsidiaries.

                  "ENVIRONMENTAL   LIEN"   means   any  Lien  in  favor  of  any
Governmental Authority for Environmental Liabilities and Costs.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with any Loan Party or any of its Subsidiaries within the meaning of Section 414 (b), (c), (m) or (o) of the Code.

                  "ERISA EVENT" means (i) a Reportable Event with respect to a Title IV Plan or a Multiemployer Plan; (ii) the withdrawal of any Loan Party or any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to
Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (iii) the complete or partial withdrawal of any Loan Party or any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan; (iv) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under
Section 4041 of ERISA; (v) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (vi) the failure to make required contributions to a Qualified Plan; (vii) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, excluding any such event or condition to the extent that the PBGC has, prior to the date hereof, (A) waived any such termination, appointment or imposition as a result of such event or condition and each of the Loan Parties and their respective Subsidiaries and each of the ERISA Affiliates are in compliance with all applicable requirements of any such waiver or (B) consented to the occurrence of such event or the existence of such condition in circumstances that could not reasonably be expected to result in any liability of any Loan Party or any of its Subsidiaries or any ERISA Affiliate after the date hereof; (viii) a prohibited transaction (as described in Section 4975 of the Code or Section 406 of ERISA) that occurs with respect to any Plan; or (ix) the request by any Loan Party, any of its Subsidiaries or any ERISA Affiliate for a minimum funding waiver from the IRS with respect to any Pension Plan.

                  "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "EURODOLLAR LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender specified as its "Eurodollar Lending Office" below its name on Schedule III or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify in writing to the Borrower and the Agent.

                  "EURODOLLAR RATE" means, for any Interest Period, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate of interest determined by the Agent to be the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day for such Interest Period in an amount substantially equal to the Eurodollar Rate Loan of Citicorp during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% MINUS the Eurodollar Rate Reserve Percentage for such Interest Period.

                  "EURODOLLAR RATE LOAN" means any outstanding principal amount of the Loans of any Lender Party that, for an Interest Period, bears interest at a rate determined with reference to the Eurodollar Rate.

                  "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest Period means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities which includes deposits by reference to which the Eurodollar Rate is determined) having a term equal to such Interest Period.

                  "EVENT OF DEFAULT" has the meaning specified in Section 8.1.

                  "FABRICATING JOINT VENTURES" means, collectively, the joint ventures, corporations or partnerships owned by Holdings, the Borrower or any Guarantor (or a wholly owned Subsidiary of Holdings, the Borrower or any Guarantor ) to make acquisitions of businesses whose primary operations are fabricating, coating and other processing of steel products.

                  "FAIR MARKET VALUE" means (i) with respect to any asset (other than a marketable security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, as set forth in such appraisal, and (ii) with respect to any marketable security at any date, the closing sale price of such security on the business day (on which any national securities exchange is open for the normal transaction of business) next preceding such date, as appearing in any published list of any national securities exchange or in the National Market List of the National Association of Securities Dealers, Inc. or, if there is no such closing sale price of such security, the average of the asked and bid prices for the purchase of such security at face value quoted on such business day by a financial institution of recognized standing which regularly deals in securities of such type.

                  "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "FIRST MORTGAGE INDENTURE" means, the indenture, dated as of November 15, 1991, between Holdings and Chemical Bank, as trustee, pursuant to which the First Mortgage Notes have been issued, as the same may be amended, supplemented or modified from time to time.

                  "FIRST MORTGAGE NOTES" means Holdings' 12 1/4% First Mortgage Notes due 2000 issued pursuant to the First Mortgage Indenture, as amended prior to the Effective Date.

                  "FISCAL QUARTER" means the three month period ending on March 31, June 30, September 30 or December 31.

                  "FISCAL YEAR" means the 12 month period ending on December 31.

                  "FUNDING" means Wheeling-Pittsburgh Funding, Inc., a Delaware special purpose corporation and wholly owned Subsidiary of the Borrower.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, which are applicable to the circumstances as of the date of determination except that, for purposes of
Article V, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements referred to in Section 4.5.

                  "GOVERNMENTAL  AUTHORITY" means any nation or government,  any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "GUARANTOR" means any of PCC, Wheeling Construction or Unimast, and such other permitted Subsidiaries of the Borrower or any other Guarantor that may become a party to the Guaranty in the future, as required by the Agent in accordance with Section 7.13.

                  "GUARANTOR INTERCOMPANY NOTES" means intercompany notes made by the Guarantors in favor of the Borrower in substantially the form of Exhibit P.

                  "GUARANTOR SECURITY AGREEMENT" means the security agreement, executed by each of the Guarantors, substantially in the form of Exhibit L, as such Agreement may be amended, supplemented or otherwise modified from time to time.

                  "GUARANTY"  means  the  guaranty   executed  by  each  of  the
Guarantors, substantially in the form of Exhibit K, as such guaranty may be amended, supplemented or otherwise modified from time to time.

                  "HOLDINGS" has the meaning specified in the Preliminary Statements.

                  "HOLDINGS GUARANTY" means the guaranty executed by Holdings, substantially in the form of Exhibit I, as such guaranty may be amended, supplemented or otherwise modified from time to time.

                  "HOLDINGS INTERCREDITOR AGREEMENT" means the amended and restated intercreditor agreement executed by WHX, Holdings, the Borrower and the Agent, in substantially the form of Exhibit N as such agreement may be amended, supplemented or otherwise modified from time to time.

                  "HOLDINGS IPO" means the initial public offering of Stock of Holdings.

                  "HOLDINGS IPO THRESHOLD" means that not less than 50% of the issued and outstanding Stock of Holdings shall have been sold to Persons other than WHX and its Affiliates pursuant to the Holdings IPO.

                  "HOLDINGS NOTE" means those certain notes, each dated as of October 24, 1994, of the Borrower in favor of Holdings in the aggregate principal amount of $287,387,926 (as of November 30, 1995).

                  "HOLDINGS   PLEDGE   AGREEMENT"  means  the  pledge  agreement
executed by Holdings, substantially in the form of Exhibit J, as such pledge agreement may be amended, supplemented or otherwise modified from time to time.

                  "INDEBTEDNESS" of any Person means (i) all indebtedness of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured) or for the deferred purchase price of property or services, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Capitalized Lease Obligations of such Person, (v) all Contingent Obligations of such Person,
(vi) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalent of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (vii) all obligations of such Person under any interest rate contract, (viii) all Indebtedness referred to in clause (i), (ii), (iii), (iv),
(v), (vi) or (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, Accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (ix) in the case of the Borrower, the Obligations.

                  "INDEMNITEE" has the meaning specified in Section 10.4.

                  "INDENTURES" means, collectively, (i) the Permanent Financing Indenture and (ii) the First Mortgage Indenture.

                  "INTEREST COVERAGE RATIO" means, for each Fiscal Quarter and determined on the basis of the four Fiscal Quarters ending on the date of determination, a ratio of (a) Adjusted EBITDA of the Loan Party Consolidated Group plus any noncash net periodic pension costs (to the extent not added back to Net Income (Loss) in the calculation of EBITDA) of the Loan Party
Consolidated Group for such period to (b) Cash Interest Expense of the Loan Party Consolidated Group plus the aggregate "Discount Amount" (under and as defined in each Supplement included in the Securitization Documents) for such period.

                  "INTEREST PERIOD" means (a) initially, the period commencing on the date a Eurodollar Rate Loan is made or on the date of conversion of a Base Rate Loan to a Eurodollar Rate Loan and ending three months thereafter and
(b) thereafter, if such Loan is continued, in whole or in part, as a Eurodollar Rate Loan pursuant to Section 2.9, the period commencing on the last day of the immediately preceding Interest Period therefor and ending three months thereafter; PROVIDED, HOWEVER, that:

                  (A) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                  (B) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                  (C) the Borrower may not select any Interest Period which ends after the Termination Date;

                  (D) the Borrower may not select any Interest Period in respect of Loans having an aggregate principal amount of less than $5,000,000; and

                  (E) there shall be outstanding at any one time no more than seven Interest Periods in the aggregate.

                  "INTEREST RATE CONTRACT" means interest rate swap, cap or collar agreements and interest rate future or option contracts and similar agreements.

                  "INVENTORY" has the meaning specified in the Borrower Security Agreement.

                  "INVESTMENT" has the meaning specified in Section 7.6.

                  "IRS" means the Internal Revenue Service, or any successor thereto.

                  "ISPAT" has the meaning specified in Section 7.5(a).

                  "ISSUER" means each Person listed on Schedule I.

                  "KEEPWELL AGREEMENT" means the amended and restated agreement, executed by each of WHX, Holdings and the Borrower, substantially in the form of Exhibit M, as such agreement may be amended, supplemented or otherwise modified from time to time.

                  "KEEPWELL PAYMENTS" has the meaning specified in the Keepwell Agreement.

                  "L/C CASH  COLLATERAL  ACCOUNT"  has the meaning  specified in
Section 8.3.

                  "LEASES" means, with respect to the Borrower, any Guarantor or any of their Subsidiaries, all of those leasehold estates in real property now owned as lessee or hereafter acquired including, without limitation, those listed on Schedule 4.21(b), as such may be amended, supplemented or otherwise modified from time to time to the extent permitted by this Agreement.

                  "LENDER PARTY" means any Lender, any Issuer or the Swing Bank.

                  "LETTER OF CREDIT" means any letter of credit issued for the account of the Borrower or any of its Subsidiaries by an Issuer pursuant to
Section 2.17.

                  "LETTER OF CREDIT AGREEMENT" means the agreement, dated as of August 24, 1994, among the Borrower and Citibank, as issuer, as such agreement may be amended, supplemented or otherwise modified from time to time.

                  "LETTER OF CREDIT OBLIGATIONS" means, at any time, all liabilities at such time of the Borrower to all Issuers with respect to Letters of Credit, whether or not any such liability is contingent, and includes the sum of (i) the Reimbursement Obligations at such time and (ii) the Letter of Credit Undrawn Amounts at such time.

                  "LETTER OF CREDIT REIMBURSEMENT AGREEMENT" has the meaning specified in Section 2.17(c).

                  "LETTER  OF  CREDIT  REQUEST"  has the  meaning  specified  in
Section 2.17(d).

                  "LETTER OF CREDIT UNDRAWN AMOUNTS" means, at any time, the aggregate undrawn face amount of all Letters of Credit outstanding at such time.

                  "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest or other similar kind of preference, priority or security agreement or preferential arrangement, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a Capitalized Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing, and the filing, under the UCC or comparable law of any jurisdiction, of any financing statement naming the owner of the asset to which such Lien relates as debtor (other than a filing which does not evidence an outstanding secured obligation, a commitment to make advances, incur obligations or otherwise give value).

                  "LOAN" means a Revolving Credit Loan or a Swing Loan made by a Lender to the Borrower pursuant to Article II.

                  "LOAN DOCUMENTS" means, collectively, this Agreement, the Revolving Credit Notes, the Keepwell Agreement, each Letter of Credit Reimbursement Agreement, the Holdings Intercreditor Agreement, the Guarantor Intercompany Notes, the Borrower Intercompany Notes and the Collateral Documents.

                  "LOAN PARTY" means each of the Borrower, each Guarantor, Holdings and each Subsidiary or Affiliate of the Borrower (other than WHX) which executes and delivers a Loan Document.

                  "LOAN PARTY CONSOLIDATED GROUP" means each Loan Party and its Subsidiaries.

                  "MAJORITY LENDERS" means, at any time, Lenders holding at least 51% of the aggregate of the Revolving Credit Commitments at such time.

                  "MATERIAL ADVERSE CHANGE" means a material adverse change in any of (i) the condition (financial or otherwise), business, performance, prospects, operations or properties of Holdings, the Borrower, the Guarantors and their respective Subsidiaries taken as one enterprise, (ii) the legality, validity or enforceability of any Loan Document, (iii) the perfection or priority of the Liens granted pursuant to the Collateral Documents, other than solely by reason of action by the Agent or the Lender Parties, (iv) the ability of the Borrower to repay the Obligations or of any Loan Party to perform its obligations under any Loan Document in any material respects or (v) the rights and remedies of the Lender Parties or the Agent under the Loan Documents; PROVIDED that any such change related to matters described in Section 4.16(a),
(b), (e), (f) and (g) shall not constitute a Material Adverse Change at any time that the excess of (i) the lesser of the Revolving Credit Commitments and the Borrowing Base over (ii) (A) the sum of the aggregate principal amount of Revolving Credit Loans, Letter of Credit Obligations and Swing Loans then outstanding minus (B) the aggregate amount then on deposit in the Cash Collateral Account and the Letter of Credit Cash Collateral Account, is equal to or greater than $50,000,000.

                  "MATERIAL ADVERSE EFFECT" means an effect that has a reasonable likelihood of resulting in or causing a material adverse change in any of (i) the condition (financial or otherwise), business, performance, prospects, operations or properties of Holdings, the Borrower, the Guarantor and their respective Subsidiaries taken as one enterprise, (ii) the legality, validity or enforceability of any Loan Document, (iii) the perfection or priority of the Liens granted pursuant to the Collateral Documents, other than solely by reason of action by the Agent or the Lender Parties, (iv) the ability of the Borrower to repay the Obligations or of any Loan Party to perform its obligations under any Loan Document in any material respects or (v) the rights and remedies of the Lender Parties or the Agent under the Loan Documents; PROVIDED that any such effect related to matters described in Section 4.16(a),
(b), (e), (f) and (g) shall not constitute a Material Adverse Effect at any time that the excess of (i) the lesser of the Revolving Credit Commitments and the Borrowing Base over (ii) (A) the sum of the aggregate principal amount of Revolving Credit Loans, Letter of Credit Obligations and Swing Loans then outstanding minus (B) the aggregate amount then on deposit in the Cash Collateral Account and the Letter of Credit Cash Collateral Account, is equal to or greater than $50,000,000.

                  "MATERIAL CONTRACTUAL OBLIGATION" of any Person means such Person's Contractual Obligations in respect of Indebtedness of the types described in clauses (i) and (ii) of the definition of "Indebtedness" and each other Contractual Obligation that is material to the business, prospects, operations or financial condition of such Person.

                  "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, and to which the Borrower, any of its Subsidiaries or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

                  "NET INCOME (LOSS)" means, for any Person for any period, the aggregate net income (or loss) from continuing operations of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                  "NET INTEREST  EXPENSE" means,  for any Person for any period,
(i) gross interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, LESS (ii) the following for such Person and its Subsidiaries determined on a consolidated basis determined in accordance with GAAP: the sum of (1) interest capitalized during construction for such period,

(2) interest income for such period, and (3) gains for such period on Interest Rate Contracts (to the extent not included in interest income above and to the extent not deducted in the calculation of such gross interest expense), PLUS
(iii) the following for such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP: the sum of (1) losses for such period on Interest Rate Contracts (to the extent not included in gross interest expense), (2) upfront costs or fees for such period associated with Interest Rate Contracts (to the extent not included in gross interest expense) and (3) the aggregate "Discount Amount" (under and as defined in each Supplement included in the Securitization Documents) for such period.

                  "NET WORTH" of any Person means, at any date, the excess of the Total Assets of such Person at such date over the Total Liabilities of such Person at such date.

                  "1994 CREDIT AGREEMENT" has the meaning specified in the recitals hereto.

                  "NON-CASH INTEREST EXPENSE" means, for any Person for any period, the sum of the following amounts to the extent included in Net Interest Expense of such Person for such period: (i) the amount of amortized debt discount and (ii) charges relating to write-ups or write-downs in the book or carrying value of existing Indebtedness.

                  "NOTICE OF BORROWING" has the meaning specified in Section 2.3(a).

                  "NOTICE  OF   CONTINUATION  OR  CONVERSION"  has  the  meaning
specified in Section 2.8.

                  "OBLIGATIONS" means the Loans, the Letter of Credit Obligations and, all other advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Agent, any Lender Party, any Affiliate of any of them or any Indemnitee, of every type and description, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement, under any other Loan Document or under any agreement of the type described in clause (iv) of the definition of Cash Equivalents, whether or not for the payment of money, whether arising by reason of an extension of credit, opening or amendment of a Letter of Credit or payment of any draft drawn thereunder, loan, guaranty, indemnification, foreign exchange transaction, interest rate contract, commodity contract or in any other manner, whether direct or indirect (including, without limitation, those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term "Obligations" includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to the Borrower under this Agreement or any other Loan Document.

                  "OTHER TAXES" has the meaning specified in Section 2.15(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

                  "PCC" means Pittsburgh-Canfield Corporation, a Pennsylvania corporation wholly owned by Holdings.

                  "PENSION PLAN" means an employee pension benefit plan, as defined in Section 3(2) of ERISA, which is not an individual account plan, as defined in Section 3(34) of ERISA, and which the Borrower or any of its Subsidiaries or, if a Title IV Plan, any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                  "PERFORMANCE LEVEL" means, as of any date, the level set forth below then in effect, as determined in accordance with the following provisions of this definition:

      Performance Level                     Interest Coverage Ratio

              I                             Greater than 5.25:1.00

             II                             Less  than or  equal  to
                                            5.25:1.00   but  greater
                                            than 4.75:1.00

             III                            Less  than or  equal  to
                                            4.75:1.00   but  greater
                                            than 3.75:1.00

             IV                             Less  than or  equal  to
                                            3.75:1.00   but  greater
                                            than 2.75:1.00

              V                             Less than or equal to 2.75:1.00

For the purposes of this definition, the Performance Level shall be determined by reference to the financial statements delivered pursuant to Sections 6.10(b) or (c); changes in the Performance Level shall become effective on the first day of the month next succeeding the date on which such financial statements are delivered to the Lender Parties and shall remain in effect until the next change to be effected pursuant to this definition.

                  "PERMANENT FINANCING INDENTURE" means the indenture, dated as of November 15, 1993, between Holdings and Bank One, Columbus, N.A., as trustee, pursuant to which the Permanent Financing Notes were issued, as the same may be amended, modified or supplemented from time to time.

                  "PERMANENT FINANCING NOTES" means Holdings' 9 3/8% Senior Notes due 2003 issued pursuant to the Permanent Financing Indenture.

                  "PERMIT" means any permit, approval,  authorization,  license,
variance  or  permission  required  from  a  Governmental   Authority  under  an
applicable Requirement of Law.

                  "PERMITTED  LIENS" means Liens  permitted  by Section  7.1(a),
(d), (e) and, to the extent that any Lien described in Section 7.1(f) secures Indebtedness referred to in clause (e) of such Section 7.1, Section 7.1(f).

                  "PERSON" means an individual, partnership, corporation (including, without limitation, a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Authority.

                  "PLAN" means an employee benefit plan, as defined in Section 3(3) of ERISA, which the Borrower or any of its Subsidiaries maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                  "PROJECTIONS" means those financial projections dated October 24, 1995, covering the fourth Fiscal Quarter of 1995 and the Fiscal Years ending in 1996, 1997, 1998, 1999 and 2000, delivered to the Lender Parties by the Borrower.

                  "QUALIFIED PLAN" means an employee pension benefit plan, as defined in Section 3(2) of ERISA, which is intended to be tax-qualified under
Section 401(a) of the Code, and which the Borrower, any of its Subsidiaries or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                  "RATABLE PORTION" or ratably means, with respect to any Lender Party, the following: (i) in the case of principal and interest, the quotient obtained by dividing the aggregate principal amount of all Loans held by such Lender Party by the aggregate principal amount of all Loans held by all Lender Parties and (ii) in all other cases, the quotient obtained by dividing the principal amount of the Revolving Credit Commitment of such Lender by the aggregate principal amount of all Revolving Credit Commitments of all Lenders.

                  "REAL ESTATE" means all of those plots, pieces or parcels of land now owned or hereafter acquired by the Borrower, any Guarantor or any of their Subsidiaries (the "LAND"), including, without limitation, those listed on
Schedule 4.21(a), together with the right, title and interest of the Borrower, such Guarantor or such Subsidiary, if any, in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, adjoining or abutting the Land to the center line thereof, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including, without limitation, all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land, and any fixtures appurtenant thereto.

                  "RECEIVABLES SECURITIZATION" means the program pursuant to which the Borrower sells, transfers or otherwise conveys certain of its accounts receivables, together with the accounts receivables of the Guarantors and certain other Affiliates of the Borrower from time to time, to Funding for inclusion in Funding's receivables securitization program.

                  "REGISTER" has the meaning specified in Section 10.7.

                  "REIMBURSEMENT   OBLIGATIONS"   means  all   reimbursement  or
repayment obligations of the Borrower to Issuers with respect to Letters of Credit pursuant to Letter of Credit Reimbursement Agreements.

                  "RELEASE" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property owned by such Person, including, without limitation, the movement of Contaminants through or in the air, soil, surface water, ground water or property.

                  "REMEDIAL ACTION" means all actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment, (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or
(iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

                  "REPORTABLE EVENT" means any event described in Section 4043(c) of ERISA.

                  "REQUIREMENT OF LAW" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and all federal, state and local laws, rules and regulations, including, without limitation, federal, state or local securities laws, ERISA and Environmental Laws, and the disclosure requirements thereof and all orders, judgments, decrees or other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "RESPONSIBLE OFFICER" means, with respect to any Person, any of the principal executive officers of such Person.

                  "REVOLVING CREDIT BORROWING" means a borrowing consisting of Revolving Credit Loans made on the same day by the Lenders ratably according to their respective Revolving Credit Commitments.

                  "REVOLVING CREDIT COMMITMENT" means, as to each Lender, the commitment of such Lender to make Revolving Credit Loans to the Borrower pursuant to Section 2.1 in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on Schedule II under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth in the Register maintained by the Agent pursuant to Section 10.7 as such Lender's "Revolving Credit Commitment", as such amount may be reduced or modified pursuant to this Agreement.

                  "REVOLVING CREDIT LOAN" means a Loan made by a Lender to the Borrower pursuant to Section 2.1.

                  "REVOLVING CREDIT NOTE" means a promissory note of the Borrower payable to the order of any Lender in a principal amount equal to the amount of such Lender's Revolving Credit Commitment as originally in effect, in substantially the form of Exhibit A, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Revolving Credit Loans made by such Lender.

                  "SECURED PARTIES" means the Lender Parties and the Agent.

                  "SECURITIZATION DOCUMENTS" means each agreement, document and instrument entered into by the Borrower, any Guarantor or Funding in connection with the Receivables Securitization, including without limitation, the Receivables Purchase Agreement executed by the Borrower and Funding and the subordinated promissory note of Funding in favor of the Borrower made in connection therewith.

                  "SETTLEMENT DATE" has the meaning assigned to it in Section 2.18.

                  "SOLVENT" means, with respect to any Person, that the value of the assets of such Person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including, without limitation, contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "STOCK" means shares of capital stock, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and includes, without limitation, common stock and preferred stock.

                  "STOCK EQUIVALENTS" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, or other business entity of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors, managers, trustees or other controlling persons, is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

                  "SWING BANK" means Citicorp or such other Lender who shall also be the Agent or who shall agree with the Agent to act as Swing Bank.

                  "SWING LOAN" means a Loan made by the Swing Bank to the Borrower pursuant to Section 2.2.

                  "SWING LOAN AVAILABLE CREDIT" means the Swing Bank's Ratable Portion of the Available Credit.

                  "SWING LOAN BORROWING" means a Borrowing consisting of a Swing Loan.

                  "TANGIBLE NET WORTH" of any Person means, at any date, the Net Worth of such Person at such date, EXCLUDING (i) any noncash effects of adopting the accounting principles described in FAS No. 87, FAS No. 88 and any subsequent FAS promulgated by the Financial Accounting Standards Board addressing pensions,
(ii) all unamortized financing costs or unamortized debt discount and expense and (iii) all intangibles and deferred charges other than for taxes, pensions and cash escrow.

                  "TAX AFFILIATE" means, as to any Person, (i) any Subsidiary of such Person, and (ii) any Affiliate of such Person with which such Person filed, files or is eligible to file consolidated, combined or unitary tax returns.

                  "TAX RETURN" has the meaning specified in Section 4.3.

                  "TAX SHARING AGREEMENT" means the agreement, dated as of April 12, 1991, between the Borrower and Holdings, as modified by the Contribution and Assumption Agreement, dated as of July 26, 1994, between WHX and Holdings, as such agreement may be further amended, supplemented or otherwise modified from time to time.

                  "TAXES" has the meaning specified in Section 2.15(a).

                  "TERMINATION  DATE"  means the  earlier of (i) May 3, 1999 and
(ii) the date of termination in whole of the Revolving Credit Commitments pursuant to Section 2.5 or 8.2.

                  "TITLE  IV  PLAN"   means  a  Pension   Plan,   other  than  a
Multiemployer Plan, which is covered by Title IV of ERISA.

                  "TOTAL ASSETS" of any Person means, at any date, the total assets of such Person and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

                  "TOTAL LIABILITIES" of any Person means, at any date, all obligations which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a consolidated balance sheet of such Person and its Subsidiaries at such date.

                  "TRIGGERING CONDITION" means the occurrence of any of the following: (i) the aggregate outstanding principal amount of the Swing Loans and Revolving Credit Loans and the outstanding Letter of Credit Obligations exceeds $50,000,000 for a period of five consecutive Business Days, (ii) the aggregate outstanding principal amount of the Swing Loans and Revolving Credit Loans and the outstanding Letter of Credit Obligations exceeds $70,000,000 on any Business Day and (iii) there has occurred any Default or Event of Default.

                  "TRIGGERING CONDITION UNWIND" means the aggregate outstanding principal amount of the Swing Loans and Revolving Credit Loans and outstanding Letter of Credit Obligations is less than or equal to $25,000,000 for a period of ten consecutive Business Days and no Default or Event of Default has occurred and is continuing.

                  "UCC" shall have the meaning assigned to it in the Borrower Security Agreement.

                  "UNFUNDED PENSION LIABILITY" means, as to the Borrower at any time, the aggregate amount, if any, of the sum of (i) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, and (ii) for a period of five years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by the Borrower, the Borrower's Subsidiaries and all ERISA Affiliates as a result of such transaction.

                  "UNIMAST" means Unimast Incorporated, an Ohio corporation wholly owned on the Effective Date by WHX.

                  "USWA RIGHT OF FIRST REFUSAL" shall mean the right of first refusal granted by Holdings and the Borrower pursuant to an agreement, dated as of December 19, 1990, between Holdings, the Borrower and the United Steelworkers of America, AFL-CIO-CLC and any agreements ancillary thereto or amendments, renewals or modifications thereof.

                  "WELFARE BENEFIT PLAN" means an employee welfare benefit plan, as defined in Section 3(1) of ERISA, which the Borrower or any of its Subsidiaries maintains, contributes to, has contributed to within the six year period preceding the Effective Date or has an obligation to contribute to on behalf of their respective former or active employees (or their beneficiaries).

                  "WHEELING CONSTRUCTION" means Wheeling Construction Products, Inc., a Delaware corporation wholly owned by Holdings.

                  "WHEELING-NISSHIN" means Wheeling-Nisshin, Inc., a Delaware corporation, all the outstanding Stock and Stock Equivalents of which is owned by Holdings and Nisshin Steel Co., Ltd.

                  "WHX" has the meaning specified in the Preliminary Statements.

                  "WITHDRAWAL LIABILITY" means, as to the Borrower, at any time, the aggregate amount of the liabilities of the Borrower, the Borrower's Subsidiaries or any ERISA Affiliate pursuant to Section 4201 of ERISA, and any increase in contributions required to be made pursuant to Section 4243 of ERISA, with respect to all Multiemployer Plans.

                  1.2. COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

                  1.3. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP.

                  1.4. CERTAIN TERMS. (a) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in this Agreement. References herein to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement.

                  (b) The terms "Lender", "Issuer" and "Agent" include their respective successors and the term "Lender" includes each assignee of such Lender who becomes a party hereto pursuant to Section 10.7.

                                   ARTICLE II

                         AMOUNTS AND TERMS OF THE LOANS

                  2.1. THE REVOLVING CREDIT LOANS. On the terms and subject to the conditions contained in this Agreement, each Lender severally agrees to make Revolving Credit Loans to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount not to exceed at any time outstanding such Lender's Revolving Credit Commitment; PROVIDED, HOWEVER, that at no time, except as provided for in
Section 2.14(c), shall any Lender be obligated to make a Revolving Credit Loan in excess of such Lender's Ratable Portion of the Available Credit. In addition, each Lender agrees to make Revolving Credit Loans in accordance with Section
2.18. Within the limits of each Lender's Revolving Credit Commitment, amounts prepaid pursuant to Section 2.7(c) may be reborrowed under this Section 2.1. The Revolving Credit Loans of each Lender shall be evidenced by a Revolving Credit Note to the order of such Lender.

                  2.2. THE SWING LOANS. The Swing Bank, in its sole discretion, on the terms and subject to the conditions contained in this Agreement, may make loans (each a "SWING LOAN") to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding, except pursuant to
Section 2.14(c), the
lesser of (a) the Swing Loan Available Credit or (b) the excess of the Swing Bank's Revolving Credit Commitment over the sum of the aggregate outstanding principal amount of the Swing Loans and Revolving Credit Loans made by it and the Swing Bank's Ratable Portion of the outstanding Letter of Credit
Obligations. The Swing Bank shall be entitled to rely on the most recent Borrowing Base Certificate delivered to the Agent.

                  2.3. MAKING THE LOANS. (a) Except as provided for in Sections 2.4(a), 2.9(b), 2.17(h) and 2.18, each Revolving Credit Borrowing shall be made on notice, given by the Borrower to the Agent (x) in the case of a Revolving Credit Borrowing requested to refinance a Swing Loan, not later than 12:00 P.M. (New York City time) on one Business Day prior to the date of the proposed Revolving Credit Borrowing and (y) in the case of a Revolving Credit Borrowing requested as a direct advance to the Borrower, not later than 11:00 A.M. (New York City time) on the date of the proposed Revolving Credit Borrowing. Each such notice shall be executed by an officer of the Borrower indicated on
Schedule 2.3 or such other persons as agreed to, in writing, by the Agent (a "NOTICE OF BORROWING"), which notice shall be in substantially the form of Exhibit B, specifying therein (i) the date of such proposed Borrowing, (ii) the aggregate amount of such proposed Borrowing and (iii) a statement that the proposed Borrowing does not exceed the Available Credit. The Revolving Credit Loans shall be made as Base Rate Loans.

                  (b) Each Swing Loan Borrowing shall be made on notice, given by the Borrower to the Swing Bank not later than 12:00 P.M. (New York City time) on the Business Day of the proposed Swing Loan Borrowing. All Swing Loans shall be made as Base Rate Loans.

                  (c) The Agent shall give to each Lender prompt notice of the Agent's receipt of a Notice of Borrowing. Each Lender shall, (x) in the case of a Revolving Credit Borrowing requested to refinance a Swing Loan, before 12:00 P.M. (New York City time) and (y) in the case of a Revolving Credit Loan requested as a direct advance to the Borrower, before 2:00 P.M. (New York City time), in each case on the date of the proposed Borrowing, make available for the account of its Applicable Lending Office to the Agent's Account, in immediately available funds, such Lender's Ratable Portion of such proposed Revolving Credit Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will promptly make such funds available to the Borrower at the Agent's aforesaid address. In determining whether such applicable conditions have been satisfied, the Agent shall be entitled to rely on the most recent Borrowing Base Certificate received from the Borrower.

                  (d) Each Revolving Credit Borrowing shall be in an aggregate amount of not less than $100,000. Each Swing Loan shall be in the amount of not less than $100,000 unless a lower amount is permitted by the Swing Bank in its sole discretion from time to time.

                  (e) Each Notice of Borrowing shall be irrevocable and binding on the Borrower.

                  (f) Unless the Agent shall have received notice from a Lender prior to the date of any proposed Revolving Credit Borrowing that such Lender will not make available to the Agent such Lender's Ratable Portion of such Revolving Credit Borrowing, the Agent may assume that such Lender has made such Ratable Portion of the proposed Revolving Credit Borrowing available to the Agent on the date of such Borrowing in accordance with this Section 2.3 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on the next Business Day following the day on which the Lender does not make such portion available such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Revolving Credit Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. If the Borrower shall repay to the Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have to the Borrower hereunder.

                  (g) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

                  2.4. FEES. (a) The Borrower agrees to pay to the Agent for the benefit of each Lender a commitment fee (the "COMMITMENT FEE") on the daily unused portion of such Lender's Revolving Credit Commitment from the date hereof until the Termination Date at the rate of 1/2 of 1% per annum, payable in arrears on (i) the first day of each month during the term of such Lender's Revolving Credit Commitment and (ii) the Termination Date. If the Borrower fails to pay (either from the proceeds of a Borrowing or otherwise) any Commitment Fee when due, such Commitment Fee shall immediately constitute, without necessity of further act or evidence, a Revolving Credit Loan to the Borrower. All Revolving Credit Loans made pursuant to this Section 2.4 shall be made as Base Rate Loans.

                  (b) The Borrower has agreed to pay to Citibank additional fees, the amount and dates of payment of which are embodied in a separate agreement by and between the Borrower and Citibank dated September 18, 1995.

                  2.5. REDUCTION AND TERMINATION OF THE REVOLVING CREDIT COMMITMENTS. The Borrower may, upon at least three Business Days' prior notice to the Agent, terminate in whole or reduce ratably in part the unused portions of the respective Revolving Credit Commitments of the Lenders; PROVIDED, HOWEVER, that each partial reduction shall be in the aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  2.6. REPAYMENT. The Borrower shall repay the entire unpaid principal amount of the Loans on the Termination Date.

                  2.7. PREPAYMENTS. (a) The Borrower shall have no right to prepay the principal amount of any Revolving Credit Loan or any Swing Loan other than as provided in this Section 2.7.

                  (b) The Borrower may at any time prepay the outstanding principal amount of the Swing Loans in whole or ratably in part.

                  (c) (i) The Borrower may at any time prepay the outstanding principal amount of the Loans in whole or ratably in part with the proceeds of Collateral.

                  (ii) The Borrower may, upon at least one Business Day's prior notice to the Agent stating the proposed date of the prepayment, prepay the outstanding principal amount of the Loans in whole (together with accrued interest to the date of such prepayment) or ratably in part. Upon the giving of such notice of prepayment, the principal amount of the Loans specified to be prepaid shall become due and payable on the date specified for each such prepayment.

                  (iii) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Loans comprising part of the same Borrowing and Swing Loans equal to the amount by which (A) (I) the sum of the aggregate principal amount of Revolving Credit Loans, Letter of Credit Obligations and Swing Loans then outstanding MINUS (II) the aggregate amount then on deposit in the Cash Collateral Account and the L/C Cash Collateral
Account exceeds (B) the lesser of the Revolving Credit Commitments and the Borrowing Base.

                  (iv) Any prepayment made pursuant to this Section 2.7(c) shall be applied first to the Swing Loans outstanding and, if no Swing Loans are outstanding, then, to the Revolving Credit Loans outstanding. If (A) the only Loans outstanding are Eurodollar Rate Loans, (B) there are no Letter of Credit Obligations immediately due and payable, (C) the application of such immediately available funds will cause the Borrower to incur an obligation under Section 10.4 and (D) there is no Default or Event of Default then continuing, then such prepayment shall be deposited into the Cash Collateral Account and shall be retained therein until one of the conditions set forth in clauses (A) through (D) are no longer met, in which case such funds shall be applied as provided in this Section 2.7(c); PROVIDED, HOWEVER, that at any time the only condition not met is the condition specified in clause (B), then such funds shall be applied to fund the L/C Cash Collateral Account.

                  (d) After the occurrence of a Default, an Event of Default or a Triggering Condition and until such Default or Event of Default has been cured or waived or the occurrence of a Triggering Condition Unwind, all immediately available funds in the Concentration Account shall be applied on the date on which they are immediately available first to the outstanding principal amount of the Swing Loans, next to the outstanding principal amount of the Revolving Credit Loans, and next to the other Obligations (other than any Letter of Credit Obligations), as more fully described in Section 5 of the Cash Collateral Account Agreement. Thereafter, the Borrower may direct the disposition of any funds remaining in the Concentration Account and the Investment Account; PROVIDED that, if a Default or an Event of Default shall have occurred and be continuing, then such funds in the Concentration Account and the Investment Account shall be used to cash collateralize the Letter of Credit Obligations, and thereafter, the Borrower shall direct the disposition of such remaining funds.

                  (e) All proceeds of Collateral received by the Secured Parties after the giving of notice to the Borrower pursuant to clause (i) or (ii) of the first sentence of Section 8.2 shall be applied first to fund the L/C Cash Collateral Account, and if the L/C Cash Collateral Account has been fully funded pursuant to Section 8.3, to repay any Swing Loans then outstanding together with accrued interest thereon, and if no Swing Loans or accrued interest are outstanding, ratably, to repay all other Loans outstanding together with accrued interest thereon, and if no such Loans or accrued interest are outstanding, then to repay the Secured Parties, ratably, in respect of all other Obligations hereunder.

                  2.8.  CONVERSION/CONTINUATION  OPTION.  The Borrower may elect
(i) at any time to convert Base Rate Loans or any portion thereof to Eurodollar Rate Loans or (ii) at the end of any Interest Period with respect thereto, to convert Eurodollar Rate Loans or any portion thereof into Base Rate Loans, or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; PROVIDED, HOWEVER, that the aggregate of the Eurodollar Rate Loans for each Interest Period therefor must be in the amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Each conversion or continuation shall be allocated among the Revolving Credit Loans of all Lenders in accordance with their Ratable Portion. Each such election shall be in substantially the form of Exhibit D hereto (a

"NOTICE OF CONVERSION OR CONTINUATION") and shall be made by giving the Agent at least three Business Days' prior written notice thereof specifying (A) the amount and type of conversion or continuation, and (B) in the case of a conversion, the date of conversion (which date shall be a Business Day and, if a conversion from Eurodollar Rate Loans, shall also be the last day of the Interest Period therefor). No conversion of any Swing Loan from a Base Rate Loan may be made. The Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the contents thereof. Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans, and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any Interest Period therefor, shall be permitted at any time at which a Default or an Event of Default shall have occurred and be continuing. If, within the time period required under the terms of this Section 2.8, the Agent does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Loans, or on any date the aggregate unpaid principal amount of Eurodollar Rate Loans comprising any Borrowing is reduced, by payment or prepayment or otherwise, to less than $5,000,000, then, upon the expiration of the Interest Period therefor, such Loans will be automatically converted to Base Rate Loans. Each Notice of Conversion or Continuation shall be irrevocable.

                  2.9. INTEREST. (a) The Borrower shall pay interest on the unpaid principal amount of each Loan from the date thereof until the principal amount thereof shall be paid in full, at the following rates per annum:

                  (i) BASE RATE LOANS. For Base Rate Loans, at a rate per annum equal at all times to the Applicable Margin PLUS the Base Rate in effect from time to time, payable in arrears monthly on the first day of each month and on the Termination Date; PROVIDED, HOWEVER, that during the continuance of an Event of Default, Base Rate Loans shall bear interest, payable on demand, at a rate per annum equal at all times to 2% per annum above the Base Rate in effect from time to time plus the Applicable Margin.

                  (ii) EURODOLLAR RATE LOANS. For Eurodollar Rate Loans, at a rate per annum equal at all times to the sum of the Eurodollar Rate for the applicable Interest Period for such Eurodollar Rate Loan PLUS the Applicable Margin in effect from time to time, payable in arrears on each day during such Interest Period which occurs on the first day of a month and on the last day of such Interest Period; PROVIDED, HOWEVER, that during the continuance of an Event of Default, all Eurodollar Rate Loans shall bear interest, payable on demand, at a rate per annum equal at all times to 2% above the Eurodollar Rate for such Eurodollar Rate Loan plus the Applicable Margin.

                  (b) If the Borrower fails to pay any interest when due, such interest shall immediately constitute, without necessity of further act or evidence, a Revolving Credit Loan to the Borrower.

                  2.10. INTEREST RATE DETERMINATION. (a) The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Agent two Business Days before the first day of such Interest Period.

                  (b) The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of
Section 2.8.

                  (c) If, with respect to Eurodollar Rate Loans, any Lender notifies the Agent that the Eurodollar Rate for any Interest Period therefor will not adequately reflect the cost to such Lender of making such Loans or funding or maintaining its respective Eurodollar Rate Loans for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon;

                  (i) each Eurodollar Rate Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan; and

                  (ii) the obligations of all the Lenders to make Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended until the Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

                  2.11. INCREASED COSTS. If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate Reserve Percentage) or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans or of agreeing to issue or of issuing or maintaining Letters of Credit, then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Agent by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error. If the Borrower so notifies the Agent within five Business Days after any Lender Party notifies the Borrower of any increased cost pursuant to the foregoing provisions of this Section 2.11, the Borrower may convert all Eurodollar Rate Loans of all Lenders then outstanding into Base Rate Loans, in accordance with Section 2.8 and, additionally, reimburse such Lender Party for such increased cost in accordance with this Section 2.11.

                  2.12. ILLEGALITY. Notwithstanding any other provision of this Agreement, if the introduction of, or any change in, or any change in the interpretation of, any law or regulation shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Agent, (i) the obligation of such Lender to make or to continue Eurodollar Rate Loans and to convert Base Rate Loans into Eurodollar Rate Loans shall terminate and (ii) the Borrower shall forthwith prepay in full all Eurodollar Rate Loans of such Lender then outstanding, together with interest accrued thereon, unless the Borrower, within five Business Days of such notice and demand, converts all Eurodollar Rate Loans of all Lenders then outstanding into Base Rate Loans.

                  2.13. CAPITAL ADEQUACY. If (i) the introduction of, or any change in or in the interpretation of, any law or regulation, (ii) the compliance with any law or regulation, or (iii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), affects or would affect the amount of capital required or expected to be maintained by any Lender Party or any corporation controlling any Lender Party and such Lender Party reasonably determines that such amount is based upon the existence of such Lender Party's Commitment and Loans and other commitments and loans of this type including, without limitation, such Lender Party's commitments in respect of Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party (with a copy of such demand to the Agent), the Borrower shall pay to the Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's Commitment or Loans and such Lender Party's agreements herein with respect to the issuance or maintenance of Letters of Credit. A certificate as to such amounts submitted to the Borrower and the Agent by such Lender Party shall be conclusive and binding for all purposes absent manifest error.

                  2.14. PAYMENTS AND COMPUTATIONS. (a) The Borrower shall make each payment hereunder and under the Revolving Credit Notes not later than 12:00 P.M. (New York City time) (except for payments made pursuant to Section 2.7(e) which shall be credited no later than when received by the Agent) on the day when due, in Dollars, to the Agent at its address referred to in Section 10.2 in immediately available funds without set-off or counterclaim. The Agent will, on the Business Day of its receipt thereof, cause to be distributed like funds relating to the payment of principal of or interest on the Loans (other than Swing Loans) or fees with respect to any Loans (other than amounts payable pursuant to Section 2.11, 2.12, 2.13, 2.15, or 2.17(h)) to the Lenders, in accordance with their respective Ratable Portions, for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender Party to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement; PROVIDED, HOWEVER, that payment of principal of the Swing Loans pursuant to Section 2.7(e) need not be distributed by the Agent prior to the Settlement Date referred to in Section 2.18. With respect to the Swing Loans, the Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal of or interest on the Swing Loans to the Swing Bank for the account of its Applicable Lending Office. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 10.7, from and after the effective date of such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Revolving Credit Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves. Payment received by the Agent after 12:00 P.M. (New York City time) shall be deemed to be received on the next Business Day (except for payments made pursuant to Section 2.7(e) which shall be credited no later than when received by the Agent). Prior to the distribution of any funds to any Lender Party pursuant to this Section 2.14, the Agent shall use its best efforts to notify such Lender Party of such distribution.

                  (b) Upon the occurrence of a Default, an Event of Default or a Triggering Condition, all amounts on deposit in each of the Blocked Account and the Cash Collateral Account shall be applied by the Agent against the outstanding balance of the Obligations in accordance with Section 2.7(d); PROVIDED, HOWEVER, that in no event shall any amount be required to be applied by the Agent against the outstanding balance of the Obligations unless and until such amount shall have been credited in immediately available funds to the Blocked Account or the Cash Collateral Account.

                  (c) The Borrower hereby authorizes each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder, to charge from time to time against any or all of the Borrower's accounts with such Lender Party any amount so due or to treat any amounts due hereunder as having been paid by proceeds of a Revolving Credit Borrowing. The Borrower and the Lender Parties hereby authorize the Swing Bank to pay directly any amount due hereunder and to treat such payment as a Swing Loan.

                  (d) All computations of interest and fees shall be made by the Agent on the basis of a year of 360 days, and the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (e) Whenever any payment hereunder or under the Revolving Credit Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be; PROVIDED, HOWEVER, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the next preceding Business Day.

                  (f) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due hereunder to any Lender Party hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each such Lender Party shall repay to the Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Agent, at the Federal Funds Rate.

                  2.15. TAXES. (a) Any and all payments by the Borrower hereunder, under the Revolving Credit Notes and under the Letter of Credit Reimbursement Agreements shall be made, in accordance with Section 2.14, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, (i) in the case of each Lender Party and the Agent, taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender Party or the Agent (as the case may be) is organized or any political subdivision thereof, (ii) in the case of each Lender Party, taxes (including, but not limited to, the Branch Profits Tax under Section 884 of the Code) measured by its net income, and franchise taxes imposed on it, by the jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof and (iii) in the case of each Lender Party organized under the laws of a jurisdiction outside the United States, United States federal withholding tax payable with respect to payments by the Borrower which would not have been imposed had such Lender Party, to the extent then required thereunder, delivered to the Borrower and the Agent the forms prescribed by Section 2.15(f) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender Party or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including, without limitation, deductions applicable to additional sums payable under this Section 2.15) such Lender Party or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iv) the Borrower shall deliver to the Agent evidence of such payment to the relevant taxation or other authority.

                  (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made by the Borrower hereunder or under any Letter of Credit Reimbursement Agreement or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "OTHER TAXES").

                  (c) The Borrower agrees to indemnify each Lender Party and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15) imposed on or paid by such Lender Party or the Agent (as the case may be) and any liability (including, without limitation, for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender Party or the Agent (as the case may be) makes written demand therefor. Any such demand shall show in reasonable detail the amount payable and the calculations used to determine, in good faith, such amount and shall provide reasonably acceptable proof of payment of such Tax or Other Tax.

                  (d) Within 30 days after the date of any payment of Taxes or Other Taxes, the Borrower will furnish to the Agent, at its address referred to in Section 10.2, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment hereunder made (i) by or on behalf of the Borrower other than by a "UNITED STATES PERSON" within the meaning of Section 7701(a)(30) of the Code or (ii) out of funds from an account outside the United States, the Borrower will furnish to the Agent a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Agent, in either case stating that such payment is exempt from or not subject to Taxes. For purposes of this subsection (d) and subsection (f), the term "UNITED STATES" shall have the meaning specified in Section 7701 of the Code.

                  (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.15 shall survive the payment in full of principal and interest hereunder and the termination of the Revolving Credit Commitments.

                  (f) Each Lender Party organized under the laws of a jurisdiction outside the United States, on or prior to the Effective Date in the case of each Lender Party listed on the signature pages hereof, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter if reasonably requested by the Borrower or the Agent (unless such Lender Party is unable to do so by reason of a change in law (including, without limitation, any statute, treaty, ruling, determination or regulation) occurring subsequent to the Effective Date or date of Assignment and Acceptance, as the case may be), each Lender Party organized under the laws of a jurisdiction outside the United States shall provide the Agent and the Borrower with two original IRS Forms 4224 or 1001, as appropriate, or other applicable form, certificate or document prescribed by the IRS, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax with respect to all payments to be made to such Lender Party hereunder, under any Revolving Credit Note and under any Letter of Credit Reimbursement Agreement. If any form or document referred to in this subsection (f) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service Form 1001 or 4224 that the Lender Party reasonably considers to be confidential, the Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information. Unless the Borrower and the Agent have received forms or other documents satisfactory to them indicating that payments hereunder, under any Revolving Credit Note or under any Letter of Credit Reimbursement Agreement are not subject to United States withholding tax, the Borrower or the Agent shall, in the case of payments to or for any Lender Party organized under the laws of a jurisdiction outside the United States, (i) withhold taxes from such payments at the applicable statutory rate, or at a rate reduced by an applicable tax treaty (provided that the Borrower and the Agent have received forms or other documents satisfactory to them indicating that such reduced rate applies) and (ii) pay such Lender Party such payment net of any taxes withheld; PROVIDED, HOWEVER, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

                  2.16. SHARING OF PAYMENTS, ETC. If any Lender Party shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans (other than Swing Loans) made by it (other than pursuant to Section 2.7, 2.11, 2.12, 2.13, 2.14 or 2.17(h)) in excess of its Ratable Portion of payments on account of the Loans (other than Swing Loans) obtained by all the Lender Parties, such Lender Party shall forthwith purchase from the other Lender Parties such participations in their Loans (other than Swing Loans) as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each Lender Party shall be rescinded and such Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such Lender Party's required repayment to
(ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. The Borrower agrees that any Lender Party so purchasing a participation from another Lender Party pursuant to this
Section 2.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including, without limitation, the right of set-off) with respect to such participation as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such participation.

                  2.17. LETTER OF CREDIT FACILITY. (a) On the terms and subject to the conditions contained in this Agreement, each Issuer agrees to issue one or more Letters of Credit at the request of the Borrower for the account of the Borrower from time to time during the period commencing on the date hereof and ending on the Termination Date; PROVIDED, HOWEVER, that no Issuer shall issue any Letter of Credit if:

                  (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuer from issuing such Letter of Credit or any Requirement of Law applicable to such Issuer or any request or directive (whether or not having the force of law) from any
         Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated) not in effect on the date hereof or result in any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuer as of the date hereof and which such Issuer in good faith deems material to it;

                  (ii) such Issuer shall have received written notice from any Lender Party or the Borrower, on or prior to the Business Day prior to the requested date of issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article III is not then satisfied;

                  (iii) the amount of the Letter of Credit requested exceeds the Available Credit or, upon the issuance of the requested Letter of Credit, the Letter of Credit Undrawn Amounts would exceed $35,000,000; or

                  (iv) fees due in connection with a requested issuance have not been paid.

None of the Lender Parties (other than the Issuers) shall have any obligation to issue any Letters of Credit.

                  (b)      In no event shall:

                  (i) the expiration date of any Letter of Credit be more than one year after the date of issuance thereof, nor shall the expiration date of any Letter of Credit fall after the date that is 60 days prior to the Termination Date; except that any such Letter of Credit may also be on the following terms: such Letter of Credit shall have an initial one year term which shall be automatically extended for successive one-year terms (but in no case may such Letter of Credit be extended such that its expiration date falls after the date that is 60 days prior to the Termination Date); PROVIDED, HOWEVER, that such a Letter of Credit shall not be automatically extended if either (A) the beneficiary of such Letter of Credit is sent a notice that an Event of Default shall have occurred and be continuing at any time prior to the date that is 30 days prior to the date of such extension or (B) the Borrower requests in writing no later than 40 days prior to the date of such extension that the term of such Letter of Credit shall not be extended; or

                  (ii) any Issuer issue any Letter of Credit for the purpose of supporting the issuance of any letter of credit by any other Person except with the prior written consent of the Agent.

                  (c) Prior to the issuance of each Letter of Credit, and as a condition of such issuance and of the participation of each Lender (other than the Issuer thereof) in the Letter of Credit Obligations arising with respect thereto, the Borrower shall have delivered to the Issuer thereof a letter of credit reimbursement agreement, in a form satisfactory to the Issuer (as the same as may be amended or otherwise modified, a "LETTER OF CREDIT REIMBURSEMENT AGREEMENT"), signed by the Borrower, and such other documents or items as may be required pursuant to the terms thereof or otherwise reasonably required by the Issuer. In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall govern.

                  (d) In connection with the issuance of each Letter of Credit, the Borrower shall give the Issuer thereof and the Agent at least two Business Days' prior written notice of its requested issuance of a Letter of Credit in substantially the form of Exhibit C (a "LETTER OF CREDIT REQUEST"). Such notice shall be irrevocable and shall specify the stated amount of the Letter of Credit requested, which stated amount shall not be less than $50,000, the date of issuance of such requested Letter of Credit

(which day shall be a Business Day), the date on which such Letter of Credit is to expire, and the Person for whose benefit the requested Letter of Credit is to be issued. Such notice, to be effective, must be received by such Issuer and the Agent not later than 11:00 A.M. (New York City time) on or prior to the last Business Day on which notice can be given under the immediately preceding sentence. Prior to the close of business on the Business Day following the Business Day on which the Agent first receives such notice, the Agent shall confirm to the Issuer of the requested Letter of Credit whether the applicable conditions in Article III are satisfied as of such date.

                  (e) Subject to the terms and conditions of this Section 2.17 and provided that the applicable conditions set forth in Article III have been satisfied, such Issuer shall, on the requested date, issue a Letter of Credit on behalf of the Borrower in accordance with the Issuer's usual and customary business practices.

                  (f) Immediately upon the issuance by an Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, such Issuer shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Ratable Portion, in such Letter of Credit and the obligations of the Borrower with respect thereto (including, without limitation, all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto and each Lender's Revolving Credit Commitment shall be deemed used to the extent of such Lender's Ratable Portion of such Letter of Credit Obligations.

                  (g) In determining whether to pay under any Letter of Credit, no Issuer shall have any obligation relative to the Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such Issuer under any resulting liability to any Lender, or diminish the Agent's or any Lender's obligations hereunder to the Issuer.

                  (h) In the event that any Issuer makes any payment under any Letter of Credit and the Borrower shall not have repaid such amount to such Issuer pursuant to Section 2.17(l), such Issuer shall promptly notify the Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Agent for the account of such Issuer the amount of such Lender's Ratable Portion of such payment in Dollars and in same day funds (and upon receipt the Agent shall promptly pay the same to the Issuer); PROVIDED, HOWEVER, if the Swing Bank so elects and if a Swing Loan can be made in such amount, the Agent shall promptly notify the Swing Bank of such failure, and the Swing Bank shall pay to the

Agent for the account of such Issuer the amount of such payment in Dollars and in same day funds. This Revolving Credit Loan shall be made, or the Swing Loan may be made, notwithstanding the Borrower's failure to satisfy the conditions set forth in Section 3.3. If the Agent so notifies such Lender prior to 11:00 A.M. (New York City time) on any Business Day, such Lender shall make available to the Agent for the account of such Issuer its Ratable Portion of the amount of such payment on such Business Day in same day funds. If and to the extent such Lender shall not have so made such Lender's Ratable Portion of the amount of such payment available to the Agent for the account of such Issuer, such Lender agrees to repay to the Agent for the account of such Issuer forthwith on demand such amount together with interest thereon, for each day from such date until the date such amount is repaid to the Agent for the account of such Issuer, at the Federal Funds Rate. The failure of any Lender to make available to the Agent for the account of such Issuer its Ratable Portion of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Agent for the account of such Issuer its Ratable Portion of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Agent for the account of any Issuer such other Lender's Ratable Portion of any such payment.

                  (i) Whenever any Issuer receives a payment of a Reimbursement Obligation as to which the Agent has received for the account of such Issuer any payment from a Lender pursuant to Section 2.17(h) (and such amount has been paid to such Issuer), the Issuer shall pay to the Agent such amount so received and the Agent shall promptly pay to each Lender which has paid such Lender's Ratable Portion thereof, in same day funds, an amount equal to such Lender's Ratable Portion thereof.

                  (j) Upon the request of any Lender, each Issuer shall furnish to such Lender copies of any Letter of Credit Reimbursement Agreement to which such Issuer is a party and such other documentation as may reasonably be requested by such Lender.

                  (k) The obligations of the Lenders to make payments to the Agent for the account of each Issuer with respect to Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances (except as expressly provided in Section 2.17(g)), including, without limitation, any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the Collateral Documents;

                  (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of

         Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Lender Party or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including, without limitation, any underlying transaction between the Borrower and the beneficiary named in any Letter of Credit);

                  (iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Collateral Documents; or

                  (v)      the occurrence of any Default or Event of Default.

                  (l) The Borrower agrees to pay to each Issuer the amount of all Reimbursement Obligations owing to such Issuer under any Letter of Credit immediately when due, irrespective of any claim, set-off, defense or other right which the Borrower may have at any time against such Issuer or any other Person. The Borrower agrees to reimburse each Issuer for all amounts which such Issuer pays under such Letter of Credit no later than the time specified in such Letter of Credit Reimbursement Agreement. If the Borrower does not pay (either from the proceeds of a Borrowing or otherwise) any such Reimbursement Obligation when due, such Reimbursement Obligation shall immediately constitute, without necessity of further act or evidence, a Loan made by the relevant Issuer payable on demand or, to the extent the Agent has received any payments from Lenders for the account of such Issuer pursuant to Section 2.17(h), Revolving Credit Loans made by such Lenders (which, in the case of each Lender, shall be to the extent of such Lender's Ratable Portion of such Reimbursement Obligation) to the Borrower, in an aggregate principal amount equal to such Reimbursement
Obligation remaining unpaid, or, to the extent the Agent has received any payments from the Swing Bank for the account of such Issuer pursuant to Section 2.17(h), Swing Loans made by the Swing Bank, computed from the date on which such Reimbursement Obligation arose to the date of repayment in full thereof at the rate of interest applicable to past due Revolving Credit Loans at a rate based on the Base Rate during such period. If any payment made by or on behalf of the Borrower and received by any Issuer with respect to any Letter of Credit is rescinded or must otherwise be returned by such Issuer for any reason, each Lender shall, upon notice by such Issuer, forthwith pay over to such Issuer an amount equal to such Lender's Ratable Portion of the amount which must be so returned by such Issuer or the Swing Bank may, upon notice to the Issuer, forthwith pay over to such Issuer an amount equal to the amount which must be returned by such Issuer.

                  (m) The Borrower agrees to pay the following amounts with respect to Letters of Credit issued for it:

                  (i) to the Agent, for the benefit of each Lender who has purchased or has been deemed to have purchased participations in the Letters of Credit, with respect to each standby Letter of Credit or documentary Letter of Credit, an administrative fee equal to a rate per annum equal at all times to the Applicable Margin for Letter of Credit Fees multiplied by the average daily maximum amount available from time to time to be drawn under such Letter of Credit, payable monthly in arrears and on the termination of such Letter of Credit, and, in each case, calculated on the basis of a 360-day year and the actual number of days elapsed; PROVIDED, HOWEVER, that, during the continuance of an Event of Default, such administrative fee shall increase by 2% per annum and shall be payable on demand;

                  (ii) to each Issuer, with respect to each standby Letter of Credit or documentary Letter of Credit issued by such Issuer, 0.375% per annum of the average daily maximum amount available from time to time to be drawn under such Letter of Credit, payable monthly in arrears and on the termination of such Letter of Credit, and, in each case calculated on the basis of a 360-day year and the actual number of days elapsed; and

                  (iii) to each Issuer, with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, issuance, documentary, processing and other charges in accordance with such Issuer's standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be.

                  2.18. SETTLEMENT OF ACCOUNTS. The Agent shall notify each Lender no less frequently than weekly, as determined by the Agent, of the principal amount of Swing Loans outstanding as of 1:00 P.M. (New York City time) as of such date (the "COMPUTATION DATE") and each Lender's Ratable Portion thereof. Each Lender shall before 1:00 P.M. (New York City time) on the next Business Day (the "SETTLEMENT DATE") make available to the Agent, in immediately available funds, the amount of its Ratable Portion of such principal amount of Swing Loans outstanding. Upon such payment by a Lender, such Lender shall be deemed to have made a Revolving Credit Loan to the Borrower, notwithstanding any failure by the Borrower to satisfy the conditions in Section 3.3. The Agent shall use such funds to repay the principal amount of Swing Loans to the Swing Bank. All interest due on the Swing Loans shall be payable to the Swing Bank in accordance with Sections 2.9 and 2.14.

                  2.19. THE BLOCKED ACCOUNT. (a) The Borrower has established and shall maintain, pursuant to the Blocked Account Letter, an account with PNC Bank,

N.A., account number 0002881016, in the name and under the sole dominion and control of the Agent (the "BLOCKED ACCOUNT").

                  (b) As collateral security for the Obligations, the Borrower hereby transfers, assigns and pledges to the Agent and grants to the Agent a Lien on and security interest in, for the benefit of the Secured Parties on a first priority basis, all of the right, title and interest of the Borrower in the Blocked Account and all cash, deposits, Cash Equivalents and other instruments held in the Blocked Account, as security for the Obligations. The Agent shall possess sole dominion and control over the Blocked Account as provided in the Blocked Account Letter. Except as provided in Section 2.7(d) and the Blocked Account Letter, as long as any of the Obligations remain unpaid or any of the Commitments are outstanding, the Borrower agrees that neither the Borrower nor any Person or entity claiming by, through or under the Borrower shall have any control over the use of, or any right to effect a withdrawal from, the Blocked Account. All amounts in the Blocked Account shall be applied to the Obligations by the Agent as specified in Section 2.7(d).

                  (c) Except for the funds held in the bank accounts otherwise permitted by Section 7.17, the Borrower shall cause all cash, Cash Equivalents, checks, notes, drafts or similar items of payments received by it which constitute (i) payments from account debtors for Accounts not sold pursuant to the Receivables Securitization, including, without limitation, all intercompany receivables and (ii) proceeds of all other Collateral to be deposited on the date of receipt thereof or the next Business Day following receipt thereof in the Blocked Account.


                                   ARTICLE III

                              CONDITIONS PRECEDENT

                  3.1. CONDITIONS PRECEDENT TO THE EFFECTIVE DATE. The effectiveness of this Agreement is subject to satisfaction of the conditions precedent that the Agent shall have received, on or before the Effective Date, the following, each dated as of the Effective Date unless otherwise indicated, in form and substance satisfactory to the Agent and (except for the Revolving Credit Notes) in sufficient copies for each Lender Party:

                  (a) The Revolving Credit Notes to the order of each Lender, respectively.

                  (b) Certified copies of (i) the resolutions of the Board of Directors of each Loan Party approving each Loan Document to which it is a party, and (ii) all documents evidencing other necessary corporate action and required governmental and third party approvals, licenses and consents to the transactions contemplated hereby.

                  (c) A copy of the articles or certificate of incorporation of each Loan Party and of each of the Borrower's Subsidiaries which is not a Loan Party certified as of a recent date by the Secretary of State of the state of incorporation of such Loan Party or Subsidiary, together with certificates of such official attesting to the good standing of each such Loan Party and Subsidiary, and a copy of the certificate of incorporation and the By-Laws of each Loan Party and of each of the Borrower's Subsidiaries certified as of the Effective Date by the Secretary or an Assistant Secretary of each Loan Party or Subsidiary.

                  (d) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of each officer of such Loan Party who have been authorized to execute and deliver any Loan Document or other document required to be executed and delivered hereunder by or on behalf of such Loan Party.

                  (e) Amendment No. 3 to the Borrower Security Agreement, duly executed by the Borrower, together with:

                           (A)  acknowledgment   copies  of  proper  termination
         statements (Form UCC-3 or a comparable form), duly filed on or before the Effective Date under the Uniform Commercial Code of the States listed on Schedule 3.1 and all other jurisdictions that the Agent may deem necessary or desirable in order to terminate the Liens (other than the Liens created by the Borrower Security Agreement) covering the Collateral described in the Borrower Security Agreement,

                           (B) acknowledgment copies of proper financing statements (Form UCC-1), duly filed on or before the Effective Date under the Uniform Commercial Code of all jurisdictions that may be necessary or that the Agent may deem desirable in order to perfect and protect the Liens created by the Borrower Security Agreement, covering the Collateral described in the Borrower Security Agreement,

                           (C) evidence of the insurance required by the terms of the Borrower Security Agreement,

                           (D) copies of the Assigned Agreements, if any, referred to in the Borrower Security Agreement, together with a consent to such assignment, duly executed by each party to such Assigned Agreements other than the Borrower,

                           (E) the Blocked Account Letters referred to therein, duly executed by PNC Bank, and

                           (F) evidence that all other action that the Agent may deem necessary or desirable in order to perfect and protect the Liens created under the Borrower Security Agreement has been taken or will be taken in accordance with the terms of the Loan Documents.

                  (f) Amendment No. 1 to the Borrower Pledge Agreement, duly executed by the Borrower, together with:

                           (A) certificates representing the Pledged Shares referred to therein accompanied by undated stock powers executed in blank and instruments, if any, evidencing the Pledged Debt referred to therein indorsed in blank, and

                           (B) evidence that all other action that the Agent may deem necessary or desirable in order to perfect and protect the Liens created under the Borrower Pledge Agreement has been taken or will be taken in accordance with the terms of the Loan Documents.

                  (g) The Holdings Guaranty, duly executed by Holdings.

                  (h) The Holdings Pledge Agreement, duly executed by Holdings, together with:

                           (A) certificates representing the Pledged Shares referred to therein accompanied by undated stock powers executed in blank; and

                           (B) evidence that all other action that the Agent may deem necessary or desirable in order to perfect and protect the Liens created under the Holdings Pledge Agreement has been taken or will be taken in accordance with the terms of the Loan Documents.

                  (i) The Guaranty, duly executed by the Guarantors.

                  (j) The Guarantor Security Agreement, duly executed by each Guarantor, together with:

                           (A)  acknowledgment   copies  of  proper  termination
         statements (Form UCC-3 or a comparable form), duly filed on or before the Effective Date under the Uniform Commercial Code of the States listed on Schedule 3.1 and all other jurisdictions that the Agent may deem necessary or desirable in order to terminate the Liens (other than the Liens created by the Guarantor Security Agreement) covering the Collateral described in the Guarantor Security Agreement,

                           (B) acknowledgment copies of proper financing statements (Form UCC-1), duly filed on or before the Effective Date under the Uniform Commercial Code of all jurisdictions that may be necessary or that the Agent may deem desirable in order to perfect and protect the Liens created by the Guarantor Security Agreement, covering the Collateral described in the Guarantor Security Agreement,

                           (C) evidence of the completion of all other recordings and filings of or with respect to the Guarantor Security Agreement that the Agent may deem necessary or appropriate in order to perfect and protect the Liens created thereby,

                           (D) evidence of the insurance required by the terms of the Guarantor Security Agreement,

                           (E) copies of the Assigned Agreements, if any, referred to in the Guarantor Security Agreement, together with a consent to such assignment, duly executed by each party to such Assigned Agreements other than the Borrower,

                           (F) the Blocked Account Letters referred to therein, duly executed by PNC Bank, and

                           (G) evidence that all other action that the Agent may deem necessary or desirable in order to perfect and protect the Liens created under the Guarantor Security Agreement has been taken or will be taken in accordance with the terms of the Loan Documents.

                  (k) The Keepwell Agreement, duly executed by WHX and Holdings.

                  (l) The Holdings Intercreditor Agreement, duly executed by WHX, Holdings and the Borrower.

                  (m) The Cash Collateral Account Agreement, duly executed by the Borrower.

                  (n) A favorable opinion of (i) Olshan, Grundman, Frome & Rosenzweig LLP, outside general counsel to Holdings, the Borrower and the Guarantors, and (ii) Kirkpatrick and Lockhart LLP, special counsel to the Borrower in Pennsylvania, Ohio and West Virginia, each in substantially the form of Exhibit O-1 or O-2, respectively, and as to such other matters as any Lender through the Agent may reasonably request.

                  (o) A certificate, signed by a Responsible Officer of the Borrower, stating that the conditions specified in Sections 3.2(a), (b) and (f) and 3.3(a)(i) have been met.

                  (p) A certificate of the chief financial officer of the Borrower in form and substance satisfactory to the Lender Parties, attesting to
(i) the Solvency of each Loan Party after giving effect to the transactions contemplated hereby and (ii) the amount of "Adjusted Net Assets" (as defined in the Guaranty) of each Guarantor on the Effective Date.

                  (q) Such additional documents, information and materials as any Lender Party, through the Agent, may reasonably request.

                  3.2. ADDITIONAL CONDITIONS PRECEDENT TO THE EFFECTIVE DATE. The effectiveness of this Agreement is subject to the further conditions precedent that:

                  (a) On the Effective Date, the following statements shall be true:

                  (i) All necessary governmental and third party approvals required to be obtained by any Loan Party, in connection with the transactions contemplated hereby, including, without limitation, the obtaining of the Loans and Letters of Credit, have been obtained and remain in effect, and all applicable waiting periods have expired without any action being taken by any competent authority which restrains, prevents, impedes, delays or imposes materially adverse conditions upon, the consummation of the transactions contemplated hereby;

                  (ii) There exists no claim, action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or Governmental Authority which relates to the financing hereunder or those which, if adversely determined, would have a Material Adverse Effect;

                  (iii) There exists no default under the 1994 Credit Agreement or any loan documents executed in connection with the 1994 Credit Agreement; and

                  (iv) There exists no default under any Indenture, the First Mortgage Notes or the Permanent Financing Notes.

                  (b) All costs and accrued and unpaid fees (including, without limitation, all upfront fees) and expenses (including, without limitation, the legal fees and expenses of the Agent) required to be paid to the Lender Parties or the Agent on or before the Effective Date, including, without limitation, those referred to in Sections 2.4, 2.17 and 10.4, to the extent then due and payable, shall have been paid.

                  (c) Nothing contained in any public disclosure made by the Borrower or any of its Subsidiaries shall lead any Lender Party, in its sole judgment, exercised reasonably, to determine that any Loan Party's or any of its Subsidiaries' condition (financial or otherwise), operations, performance, properties or prospects is different in any material and adverse respect from that contained in public filings since January 1, 1994, except to the extent that subsequent filings have updated, amended or supplemented such information (and other documents delivered to the Agent prior to the date hereof) of any Loan Party or its Subsidiaries prior to such date.

                  (d) No Lender Party, in its sole judgment, exercised reasonably, shall have determined that there is any claim, action, suit, investigation, litigation or proceeding (including, without limitation, shareholder or derivative litigation) pending or threatened against any Loan Party in any court or before any arbitrator or Governmental Authority which, if adversely determined, would have a Material Adverse Effect.

                  (e) Each Lender Party shall be satisfied, in its sole judgment, exercised reasonably, with all tax aspects of the transactions contemplated hereby, and with the corporate, capital, tax, legal and management structure of the Loan Parties and their Subsidiaries, and shall be satisfied, in its sole judgment exercised reasonably, with the nature and status of all Contractual Obligations, securities, labor, tax, ERISA, employee benefit, environmental, health and safety matters, in each case, involving or affecting any Loan Party or any of its Subsidiaries.

                  (f) The Tangible Net Worth of the Borrower as of the Effective Date is at least $255,000,000 and the Consolidated Tangible Net Worth of the Loan Party Consolidated Group as of the Effective Date is at least $355,000,000.

                  3.3. CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT. The obligation of each Lender to make any Loan or of each Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that:

                  (a) The following statements shall be true on the date of such Loan or issuance, before and after giving effect thereto and to the application of the proceeds therefrom and to such issuance (and the acceptance by the Borrower of the proceeds of such Loan or of the issuance by such Issuer of such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Loan or issuance such statements are true):

                  (i) The representations and warranties of the Borrower contained in Article IV and of each Loan Party in the other Loan Documents are correct on and as of such date as though made on and as of such date except insofar as such representations and warranties speak only as of a prior date or reflect transactions and events after the Effective Date permitted by the Loan Documents; and

                  (ii) No Default or Event of Default has occurred and is continuing or would result from the Loans being made or any Letter of Credit being issued on such date.

                  (b) The making of the Loans or the issuance of such Letter of Credit on such date does not violate any Requirement of Law and is not enjoined, temporarily, preliminarily or permanently.

                  (c) No Revolving Credit Loans shall be made if any Swing Loans are outstanding unless the proceeds of such Revolving Credit Loans are being used to repay in full the Swing Loans or the Swing Bank otherwise consents.

                  (d) The Agent shall have received such additional documents, information and materials as any Lender Party, through the Agent, may reasonably request.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  To induce the Lender Parties and the Agent to enter into this Agreement, the Borrower represents and warrants to the Lender Parties and the Agent that:

                  4.1. CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each Loan Party and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) is duly qualified or licensed as a foreign corporation and in good standing under the laws of each jurisdiction in which it is required to so qualify or be licensed, except for failures which in the aggregate would have no Material Adverse Effect; (iii) has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted; (iv) is in compliance with its certificate of incorporation and by-laws; (v) is in compliance with all other applicable Requirements of Law, except for such non-compliances as would in the aggregate have no Material Adverse Effect; and (vi) except as disclosed on Schedule 4.19, has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents or approvals which can be obtained by the taking of ministerial action to secure the grant or transfer thereof or failures which, in the aggregate would have no Material Adverse Effect.

                  4.2. CORPORATE POWER; AUTHORIZATION;  ENFORCEABLE OBLIGATIONS.
(a) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions related to the financing contemplated hereby:

                  (i)      are within such Loan Party's corporate powers;

                  (ii) have been duly authorized by all necessary corporate action, including, without limitation, the consent of stockholders where required; and

                  (iii) do not (A) contravene any Loan Party's or any of its Subsidiaries' respective certificates of incorporation or by-laws or other comparable governing documents, (B) as to any Loan Party, violate any other applicable Requirement of Law (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), or any order or decree of any Governmental Authority or arbitrator, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Material Contractual Obligation of any Loan Party or any of its Subsidiaries, or (D) result in the creation or imposition of any Lien upon any of the property of any Loan Party or any of its Subsidiaries, other than those in favor of the Agent pursuant to the Collateral Documents.

                  (b) No authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those which have been obtained or made and copies of which in the case of those involving a Governmental Authority have been delivered to the Agent, is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of this Agreement, the Revolving Credit Notes or any other Loan Document to which it is or is to be a party, or for the consummation of the transactions contemplated hereby, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created by the Collateral Documents (including, as of the Effective Date, the first priority nature thereof (subject to Permitted Liens)) or (iv) the exercise by the Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents. On any date after the Effective Date, no authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those which have been (x) obtained or made and copies of which in the case of those involving a Governmental Authority have been delivered to the Agent or (y) disclosed to the Agent in accordance with Section 6.11(n), is required for the perfection or maintenance of the

Liens created by the Collateral Documents (including the first priority thereof (subject to Permitted Liens)).

                  (c)  This  Agreement  has  been  and  each of the  other  Loan
Documents will have been upon delivery thereof pursuant to Section 3.1, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Loan Document will be when delivered hereunder, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

                  4.3. TAXES. All federal, and all material state, local and foreign tax returns, reports and statements (collectively, the "TAX RETURNS") required to be filed by any Loan Party or any of their Tax Affiliates have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all taxes, charges and other impositions due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof, except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of such Loan Party or such Tax Affiliate in accordance with GAAP and all such non-payments, in the aggregate, if adversely determined would have no Material Adverse Effect. Proper and accurate amounts have been withheld by each Loan Party and each of their Tax Affiliates from their respective employees for all periods in material compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. No Loan Party or any of their Tax Affiliates has (i) except as set forth on Schedule 4.3, executed or filed with the IRS or any other Governmental Authority any agreement or other document (which agreement or other document is presently in effect) extending, or having the effect of extending, the period for assessment or collection of any charges, or agreed or been requested to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise which will result in any material aggregate tax liability for the three taxable years beginning with the year of adjustment; or
(ii) except as set forth on Schedule 4.3, any obligation under any written or oral tax sharing agreement other than the Tax Sharing Agreement.

                  4.4.  FULL  DISCLOSURE.   No  written  statement  prepared  or
furnished by or on behalf of any Loan Party or any of its Affiliates in connection with any of the Loan Documents or the consummation of the transactions contemplated thereby, and no financial statement delivered pursuant hereto or thereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading, if, in either case, such fact is material to an understanding of the financial condition, business, properties or prospects of any Loan Party or any of its Affiliates or the ability of such Persons to fulfill its obligations under any Loan Document to which it is a party.

                  4.5. FINANCIAL MATTERS. (a) The Consolidated balance sheet of WHX and its Consolidated Subsidiaries as at December 31, 1994, and the related Consolidated statements of income, retained earnings and cash flow of WHX and its Subsidiaries for the fiscal year then ended, certified by Price Waterhouse, and the Consolidated balance sheet of the Loan Party Consolidated Group as at September 30, 1995, and the related Consolidated statements of income, retained earnings and cash flow of the Loan Party Consolidated Group for the nine months then ended, duly certified by the chief financial officer of Holdings, copies of which have been furnished to each Lender Party, fairly present, subject, in the case of said balance sheets as at September 30, 1995, and said statements of income and cash flow for the nine months then ended, to year-end audit adjustments, the Consolidated financial condition of such Person and its Subsidiaries as at such dates and the Consolidated results of the operations of such Person and its Subsidiaries for the period ended on such date, all in conformity with GAAP.

                  (b) Since December 31, 1994 and through the Effective Date, there has been no Material Adverse Change and there have been no events or developments that in the aggregate have had a Material Adverse Effect.

                  (c) None of the Loan Parties or any of its Subsidiaries had at December 31, 1994 any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment that is required by GAAP to be included in a balance sheet which is not reflected in the balance sheet referred to in subsection (a) above or in the notes thereto (other than in connection with the Receivables Securitization).

                  (d) As of the Effective Date, each Loan Party is, and each Loan Party and its Subsidiaries are, on a consolidated basis, Solvent.

                  (e) The unaudited pro forma consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, a copy of which has been delivered to each Lender Party, has been prepared as of December 31, 1995 and reflects as of such date, on a pro forma basis, the projected Consolidated financial condition of the Borrower and its Subsidiaries. Such pro forma financial statements (including any related schedules and notes) have been prepared in accordance with GAAP on the basis of the statements and assumptions set forth in the respective notes thereto. The Projections and assumptions expressed therein were reasonably based on the information available to the Borrower at the time so furnished and on the Effective Date, including, without limitation, the DRI/McGraw Hill Steel Industry Review 3rd Quarter 1995. The Lender Parties hereby acknowledge as reasonable the economic forecast contained in such Industry Review and the Loan Party Consolidated Group's reliance thereon.

                  4.6. LITIGATION. Except as set forth in Schedule 4.6, there are no pending or, to the knowledge of the Borrower, threatened actions, investigations or proceedings affecting any Loan Party or any of its Subsidiaries before any Governmental Authority or arbitrator which, in the aggregate, would have a Material Adverse Effect. The performance of any action by any Loan Party required or contemplated by any of the Loan Documents is not restrained or enjoined (either temporarily, preliminarily or permanently), and no material adverse condition has been imposed by any Governmental Authority or arbitrator upon any of the foregoing transactions.

                  4.7. MARGIN REGULATIONS. No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Borrowing will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in contravention of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                  4.8. OWNERSHIP OF THE BORROWER AND SUBSIDIARIES. (a) Set forth on Schedule 4.8 hereto as may be supplemented from time to time pursuant to
Section 6.11(n), is a complete and accurate list showing, as to the Borrower and each Guarantor, the jurisdiction of its incorporation, the number of shares of each class of Stock authorized, the number outstanding on the date hereof and the ownership of the outstanding shares of each class. No authorized but unissued shares, no treasury shares and, to the best knowledge of the Borrower and each Guarantor, no other outstanding shares of capital stock of the Borrower or such Guarantor are subject to any option, warrant, right of conversion or purchase or any similar right. There are no agreements or understandings with respect to the voting, sale or transfer of any shares of capital stock of the Borrower or any Guarantor or, to the best knowledge of the Borrower or such Guarantor, any agreement restricting the transfer or hypothecation of any such shares, except, in the case of the Borrower, for the USWA Right of First Refusal and, in the case of PCC and Wheeling Construction, under the Holdings Pledge Agreement.

                  (b) Set forth on Schedule 4.8 hereto, as may be supplemented from time to time pursuant to Section 6.11(n), is a complete and accurate list showing all direct and indirect Subsidiaries of the Borrower and, as to each such Subsidiary, the jurisdiction of its incorporation, the number of shares of each class of Stock authorized, the number outstanding on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower. No Stock of any Subsidiary of the Borrower is subject to any outstanding option, warrant, right of conversion or purchase or any similar right. All of the outstanding Stock of each such Subsidiary has been validly issued, is fully paid and non-assessable and is owned by the Borrower, free and clear of all Liens other than the Liens granted to the Agent pursuant to the Borrower Security Agreement. Neither the Borrower nor any such Subsidiary is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any Stock of any such Subsidiary. The Borrower does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person other than such Subsidiaries.

                  4.9. ERISA. (a) Schedule 4.9 separately identifies, as of the Effective Date, all Plans, all Qualified Plans, all Title IV Plans, all Multiemployer Plans, all unfunded Pension Plans and all Welfare Benefit Plans that provide retiree benefits.

                  (b) Except as set forth on Schedule 4.9, as may be supplemented from time to time pursuant to Section 6.11(n), each Qualified Plan has been determined by the IRS to qualify under Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code, and to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification or tax-exempt status.

                  (c) Except as set forth on Schedule 4.9, as may be supplemented from time to time pursuant to Section 6.11(n), each Plan is in compliance in all material respects with applicable provisions of ERISA and the Code, including, without limitation, the filing of reports required under the Code or ERISA which are true and correct in all material respects as of the date filed, and, with respect to each Plan (other than a Qualified Plan), all required contributions and benefits have been paid in accordance with the provisions of each such Plan.

                  (d) No Loan  Party  or any of its  Subsidiaries  or any  ERISA
Affiliate, with respect to any Qualified Plan, has failed to make any contribution or pay any amount due as required by Section 412 of the Code or
Section 302 of ERISA or the terms of any such Qualified Plan.

                  (e) Except as set forth on Schedule 4.9, as may be supplemented from time to time pursuant to Section 6.11(n), there has been no, nor is there reasonably expected to occur any, ERISA Event or event described in
Section 4068 of ERISA with respect to any Title IV Plan.

                  (f) Except as set forth on Schedule 4.9, as may be supplemented from time to time pursuant to Section 6.11(n), there are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (i) any Plan or its assets, (ii) any fiduciary with respect to any Plan or (iii) any Loan Party, any of its Subsidiaries or any ERISA Affiliate with respect to any Plan.

                  (g) Except as set forth on Schedule 4.9, as may be supplemented from time to time pursuant to Section 6.11(n), none of the Borrower, any of its Subsidiaries or any ERISA Affiliate has incurred, or has any reasonable likelihood of incurring, any Withdrawal Liability under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in any such liability).

                  (h) Except as set forth on Schedule 4.9, as may be supplemented from time to time pursuant to Section 6.11(n), within the last five years none of any Loan Party, any of its Subsidiaries or any ERISA Affiliate has engaged in a transaction which resulted in a Title IV Plan with Unfunded Pension Liabilities being transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any such entity.

                  4.10. LIENS. There are no Liens of any nature whatsoever on any properties of any Loan Party or any of their Subsidiaries other than those permitted by Section 7.1 and as described on Schedule 4.10, as may be supplemented from time to time pursuant to Section 6.11(n). The Liens granted by the Loan Parties to the Agent pursuant to the Collateral Documents are fully perfected first priority Liens in and to the Collateral (subject to Permitted Liens).

                  4.11. FIRST MORTGAGE NOTES; PERMANENT FINANCING NOTES. No Indenture has been amended or modified in any respect and no provision therein has been waived and no event has occurred or condition exists under the First Mortgage Notes or the Permanent Financing Notes, the effect of such event or condition is to accelerate or permit the acceleration of, the maturity of the First Mortgage Notes or the Permanent Financing Notes.

                  4.12. NO BURDENSOME RESTRICTIONS; NO DEFAULTS. (a) No Loan Party or any of its Subsidiaries (i) is a party to any Contractual Obligation which would have a Material Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, will result in the creation of a Lien (other than a Lien permitted by Section 7.1) on the property or assets of any thereof, (ii) is subject to a charter or corporate restriction that would have a Material Adverse Effect, or (iii) is, to the knowledge of the Borrower, in default (except a non-payment default on any of the First Mortgage Notes or the Permanent Financing Notes, the effect of which is not to accelerate or permit the acceleration of the maturity of any of the First Mortgage Notes or the Permanent Financing Notes) under or with respect to any Contractual Obligation other than those defaults which in the aggregate would have no Material Adverse Effect.

                  (b)      No Event of Default has occurred and is continuing.

                  (c)      No Requirement of Law has a Material Adverse Effect.

                  (d) Except as provided in the Indentures, none of the Loan Parties' Subsidiaries is subject to any restriction or limitation on its ability to declare or make any dividend payment or other distribution on account of any shares of any class of its Stock or on its ability to purchase, redeem, or otherwise acquire for value or make any payment in respect of any such shares or any shareholder rights.

                  4.13. NO OTHER VENTURES. Except as listed on Schedule 4.13, as may be supplemented from time to time pursuant to Section 6.11(n), or otherwise permitted under Section 7.6, no Loan Party or any of its Subsidiaries is engaged in any joint venture or partnership with any other Person.

                  4.14. INVESTMENT COMPANY ACT. The Borrower is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. The making of the Loans and the issuance of the Letters of Credit by the Lender Parties, the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by the Loan Documents on the part of any Loan Party will not violate any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

                  4.15. INSURANCE. As of the Effective Date, all policies of insurance of any kind or nature owned by or issued to any Loan Party or any of its Subsidiaries, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title and property insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of the size and character of the Borrower and its Subsidiaries.

                  4.16. LABOR MATTERS. (a) Except as set forth on Schedule 4.16, there are no strikes, work stoppages, slowdowns or lockouts pending, or reasonably likely to occur in the immediate future, against or involving any Loan Party or any of its Subsidiaries, other than those which in the aggregate would have no Material Adverse Effect.

                  (b) Except as set forth on Schedule 4.16, there are no arbitrations or grievances pending against or involving any Loan Party or any of its Subsidiaries, nor, to the best knowledge of the Loan Parties and their Subsidiaries, are there any arbitrations or grievances threatened involving any Loan Party or any of its Subsidiaries, other than those which in the aggregate would have no Material Adverse Effect.

                  (c) Except as set forth on Schedule 4.16, as of the Effective Date, no Loan Party or any of its Subsidiaries are parties to, or have any obligations under, any collective bargaining agreement.

                  (d) Except as set forth on Schedule 4.16, as of the Effective Date, there are no representation proceedings pending or, to the best knowledge of the Borrower, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party or any of its Subsidiaries have made a pending demand for recognition.

                  (e) There are no unfair labor practice charges, grievances or complaints pending or in process or, to the best knowledge of the Borrower, threatened by or on behalf of any employee or group of employees of any Loan Party or any of its Subsidiaries other than those which in the aggregate would have no Material Adverse Effect.

                  (f) Except as set forth on Schedule 4.16, there are no complaints or charges against any Loan Party or any of its Subsidiaries pending or, to the best knowledge of the Borrower, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment by any Loan Party or any of its Subsidiaries of any individual, other than those which in the aggregate would have no Material Adverse Effect.

                  (g) Each Loan Party and each of its Subsidiaries are in compliance with all laws, and all orders of any court, governmental agency or arbitrator, relating to the employment of labor, including all such laws relating to wages, hours, collective bargaining, discrimination, civil rights, and the payment of withholding and/or social security and similar taxes, other than such non-compliances as in the aggregate would have no Material Adverse Effect.

                  4.17. FORCE MAJEURE. Neither the business nor the properties of any Loan Party or any of its Subsidiaries is currently suffering from the effects of any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) other than those which in the aggregate would have no Material Adverse Effect.

                  4.18. USE OF PROCEEDS. The proceeds of the Loans and the Letters of Credit are being used solely (i) for the payment of related transaction costs, fees and expenses and (ii) for general working capital purposes and other general corporate purposes of the Loan Parties, including, without limitation, Investments permitted under Section 7.6.

                  4.19.  ENVIRONMENTAL   PROTECTION.   Except  as  disclosed  on
Schedule 4.19:

                  (a) The operations of each Loan Party and each of its Subsidiaries or tenants comply with all Environmental Laws, other than such non-compliance as in the aggregate would have no Material Adverse Effect;

                  (b) Each Loan Party and each of its Subsidiaries have obtained all environmental, health and safety Permits necessary for their operations other than those failures which in the aggregate would have no Material Adverse Effect, and all such Permits are in good standing, except where such failure would have no Material Adverse Effect, and each Loan Party and each of its Subsidiaries are in compliance with the terms and conditions of such Permits other than for such non-compliance which in the aggregate would have no Material Adverse Effect;

                  (c) Neither any Loan Party nor any of its Subsidiaries have any currently or previously owned or leased property or operations subject to any threatened or outstanding order from or agreement with any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding respecting (i) Environmental Laws, (ii) Remedial Action or (iii) Environmental Liabilities and Costs, other than those which in the aggregate would have no Material Adverse Effect;

                  (d) As of the Effective Date, no Loan Party and none of their Subsidiaries is a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET SEQ., the regulations thereunder or any state analog and, as of the Effective Date, each Loan Party and each of its Subsidiaries is in compliance with all applicable financial responsibility requirements of all Environmental Laws, including, without limitation, those contained in 40 C.F.R., parts 264, 265 and 280, subparts H, and any state equivalents, other than those that in the aggregate would have no Material Adverse Effect;

                  (e) No Loan Party and none of their Subsidiaries has filed or failed to file any notice required under any applicable Environmental Law reporting a Release other than those which in the aggregate would have no Material Adverse Effect;

                  (f) There are not now nor have there been in the past any events, conditions or circumstances associated with or arising from currently owned or leased properties or current operations of any Loan Party or any of its Subsidiaries or, to the best of the Borrower's knowledge, tenants or, to the best of the Borrower's knowledge, any events, conditions or circumstances associated with or arising from any previously owned or leased properties or the previous operations of any Loan Party or any of its Subsidiaries or, to the best of the Borrower's knowledge, tenants, which may give rise to any Environmental Liabilities and Costs other than those in the aggregate that would have no Material Adverse Effect. There are not now nor have there been in the past, any events, conditions or circumstances with or arising from currently or previously owned or leased properties or current or previous operations of any Loan Party or any of its Subsidiaries or, to the best of the Borrower's knowledge, tenants, which may give rise to Environmental Costs and Liabilities other than those which in the aggregate would have no Material Adverse Effect;

                  (g) As of the Effective Date, no Environmental Lien and no unrecorded Environmental Lien has attached to any property of any Loan Party or any of its Subsidiaries and, as of any date after the Effective Date, no Environmental Lien and no unrecorded Environmental Lien has attached to any property of any Loan Party or any of its Subsidiaries other than those that in the aggregate would have no Material Adverse Effect; and

                  (h) With respect to any property owned, leased or operated by any Loan Party or any of its Subsidiaries: (i) there are no underground storage tanks or surface impoundments, (ii) except to the extent that the presence thereof, in the aggregate, would not have a Material Adverse Effect, there is not any asbestos- containing material in friable form or any airborne asbestos containing material in excess of amounts proscribed by Environmental Laws, or
(iii) there is not any polychlorinated biphenyls ("PCBS") other than those used, maintained or disposed of in compliance with all applicable Environmental Laws or the removal of which would have a Material Adverse Effect.

                  4.20. INTELLECTUAL PROPERTY. The Loan Parties and their Subsidiaries own or license or otherwise have the right to use all material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operation of their respective businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including, without limitation, all trade names, except where such failure would have no Material Adverse Effect. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any of its Subsidiaries infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, other than those which in the aggregate would have no Material Adverse Effect. No patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code relating thereto is pending or, to the knowledge of the Borrower, proposed, other than those the consequences of which, in the aggregate would have no Material Adverse Effect.

                  4.21. TITLE. (a) The Loan Parties and their Subsidiaries own fee simple absolute title to all of the Real Estate described in Schedule 4.21(a), as may be supplemented from time to time pursuant to Section 6.11(n), and marketable title to, or valid leasehold interests pursuant to the Leases in, all other properties and assets purported to be owned by any Loan Party or any of their Subsidiaries, including, without limitation, valid leasehold interests pursuant to the Leases and all property reflected in the balance sheet referred to in Section 4.5(a), except for such failures which in the aggregate would have no Material Adverse Effect. None of such properties and assets, including, without limitation, the Real Estate and the Leases, is subject to any Lien, except Liens permitted hereunder. The Loan Parties and their Subsidiaries have received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and have duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Loan Parties and its Subsidiaries' right, title and interest in and to all such property except for such failures which would in the aggregate have no Material Adverse Effect.

                  (b) All real property leased, with an annual base rent of at least $100,000, at the date of this Agreement by any Loan Party or any of its Subsidiaries is listed on Schedule 4.21(b), as may be supplemented from time to time pursuant to Section 6.11(n), setting forth information regarding the commencement date, termination date, renewal options and purchase options (if any) and annual base rents as specified therein. Each of such leases is valid and enforceable in accordance with its terms and is in full force and effect other than those leases which if not valid and enforceable, would in the aggregate have no Material Adverse Effect. None of any Loan Party or any of its Subsidiaries or, to the knowledge of the Borrower, any other party to any such lease is in default of its obligations thereunder or has delivered or received any notice of default under any such lease and no event has occurred which, with the giving of notice, the passage of time or both, would constitute a default under any such lease, except, in either case, for defaults the consequence of which in the aggregate would have no Material Adverse Effect.

                  (c) Except as listed on Schedule 4.21(c), as may be supplemented from time to time pursuant to Section 6.11(n), neither any Loan Party nor any of its Subsidiaries owns or holds, or is obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real property owned or leased by such Loan Party or any of its Subsidiaries.

                  (d) All components of all improvements included within the real property owned or leased by any Loan Party or any of its Subsidiaries
(collectively, "IMPROVEMENTS"), including, without limitation, the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, are in good working order and repair other than such failures the consequences of which in the aggregate would have no Material Adverse Effect. All water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the real property owned or leased by any Loan Party or any of its Subsidiaries are installed and operating and are sufficient to enable the real property owned or leased by such Loan Party and its Subsidiaries to continue to be used and operated in the manner currently being used and operated other than such failures which in the aggregate would have no Material Adverse Effect, and neither any Loan Party nor any of its Subsidiaries has any knowledge of any fact or condition that could result in the termination or material impairment of the furnishing thereof, other than such failures which in the aggregate would have no Material Adverse Effect. No Improvement or portion thereof is dependent for its access, operation or utility on any land, building or other Improvement not included in the real property owned or leased by any Loan Party or any of its Subsidiaries except where the consequences of such in the aggregate would have no Material Adverse Effect.

                  (e) All Permits required to have been issued or appropriate to enable all real property owned or leased by any Loan Party or any of its Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used, have been lawfully issued and are in full force and effect, other than such failures the consequences of which in the aggregate would have no Material Adverse Effect.

                  (f) Neither any Loan Party nor any of its Subsidiaries has received any notice, nor has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any real property owned or leased by such Loan Party or any of its Subsidiaries or any part thereof, or any proposed termination or impairment of any parking at any such owned or leased real property or of any sale or other disposition of any real property owned or leased by such Loan Party or any of its Subsidiaries or any part thereof in lieu of condemnation, except for notices affecting real property which in the aggregate, if lost, would have no Material Adverse Effect.

                  (g) No portion of any real property owned or leased by any Loan Party or any of its Subsidiaries has suffered any material damage by fire or other casualty loss which has not heretofore been completely replaced, repaired and restored to its original condition, except to the extent that the failure to replace, repair or restore such real property would in the aggregate have no Material Adverse Effect.


                                    ARTICLE V

                               FINANCIAL COVENANTS

                  As long as any of the Obligations or the Revolving Credit Commitments remain outstanding, unless the Majority Lenders otherwise consent in writing:

                  5.1. MAINTENANCE OF TANGIBLE NET WORTH. The Loan Party Consolidated Group shall maintain for each Fiscal Quarter ending on the dates set forth below a Tangible Net Worth of the Loan Party Consolidated Group of not less than the minimum amount set forth below for such period:

                   FOR THE PERIOD ENDING            MINIMUM REQUIRED AMOUNT
                   ---------------------            -----------------------

                   December 31, 1995                           $328,000,000

                   March 31, 1996                               325,000,000
                   June 30, 1996                                325,000,000
                   September 30, 1996                           320,000,000
                   December 31, 1996                            317,000,000

                   March 31, 1997                               310,000,000
                   June 30, 1997                                305,000,000
                   September 30, 1997                           300,000,000
                   December 31, 1997                            291,000,000

                   March 31, 1998                               290,000,000
                   June 30, 1998                                290,000,000
                   September 30, 1998                           290,000,000
                   December 31, 1998                            289,000,000

                   March 31, 1999                               289,000,000
                   June 30, 1999                                289,000,000
                      and thereafter

                   5.2. MAINTENANCE OF LEVERAGE RATIO. The Loan Party Consolidated Group shall maintain for each month included in each Fiscal Quarter set forth below, a ratio of (a) the sum of Total Liabilities MINUS pension plan liabilities (in each case, of the Loan Party Consolidated Group) PLUS the aggregate "Trust Invested Amount" (under and as defined in the Securitization Documents) to (b) Tangible Net Worth of the Loan Party Consolidated Group, not more than the ratio set forth below for such period:

                   FOR THE PERIOD ENDING                 MAXIMUM LEVERAGE RATIO

                   December 31, 1995                         3.25: 1.00

                   March 31, 1996                            3.25: 1.00
                   June 30, 1996                             3.30: 1.00
                   September 30, 1996                        3.30: 1.00
                   December 31, 1996                         3.35: 1.00

                   March 31, 1997                            3.50: 1.00
                   June 30, 1997                             3.65: 1.00
                   September 30, 1997                        3.80: 1.00
                   December 31, 1997                         3.90: 1.00

                   March 31, 1998                            3.90: 1.00
                   June 30, 1998                             4.00: 1.00
                   September 30, 1998                        4.00: 1.00
                   December 31, 1998                         4.00: 1.00

                   March 31, 1999                            4.00: 1.00
                   June 30, 1999                             4.00: 1.00
                      and thereafter

                   5.3. MAINTENANCE OF INTEREST COVERAGE RATIO. The Loan Party Consolidated Group shall maintain for each Fiscal Quarter an Interest Coverage Ratio for such period not less than the ratio set forth below:

                   For the Fiscal                            Minimum Ratio
                   Quarter Ending                            Required
                   --------------                            -------------

                   December 31, 1995                          4.00:1.00

                   March 31, 1996                             3.25:1.00
                   June 30, 1996                              3.25:1.00
                   September 30, 1996                         3.00:1.00
                   December 31, 1996                          2.85:1.00

                   March 31, 1997                             2.50:1.00
                   June 30, 1997                              2.25:1.00
                   September 30, 1997                         2.00:1.00
                   December 31, 1997                          1.83:1.00

                   March 31, 1998                             2.00:1.00
                   June 30, 1998                              2.25:1.00
                   September 30, 1998                         2.45:1.00
                   December 31, 1998                          2.74:1.00

                   March 31, 1999                             2.80:1.00
                   June 30, 1999                              2.80:1.00
                      and thereafter

                   5.4. MAINTENANCE OF CUMULATIVE CASH FLOW. The Loan Party Consolidated Group shall maintain for each month included in each Fiscal Quarter set forth below, Cumulative Cash Flow for the period beginning on January 1, 1995 and ending on the date of determination of not less than the amount set forth below:

                                                               Minimum
                   For the Period Ending                   Required Amount
                   ---------------------                   ---------------

                   March 31, 1996                             $(45,000,000)
                   June 30, 1996                               (55,000,000)
                   September 30, 1996                          (65,000,000)
                   December 31, 1996                           (75,000,000)

                   March 31, 1997                              (85,000,000)
                   June 30, 1997                               (95,000,000)
                   September 30, 1997                         (100,000,000)
                   December 31, 1997                          (100,000,000)

                   March 31, 1998                             (110,000,000)
                   June 30, 1998                              (115,000,000)
                   September 30, 1998                         (120,000,000)
                   December 31, 1998                          (120,000,000)

                   March 31, 1999                             (120,000,000)
                   June 30, 1999                              (120,000,000)
                      and thereafter

                   5.5. LIMITATION ON CAPITAL EXPENDITURES. The Loan Party Consolidated Group shall not make, or permit any of their Subsidiaries to make, Capital Expenditures for the period from January 1, 1996 through the last day of each month included in each Fiscal Quarter set forth below in excess of the amount set forth opposite such date:

                                                          Maximum Amount of
                  For the Period Ending                   Capital Expenditures
                  ---------------------                   --------------------

                  March 31, 1996                              $ 30,000,000
                  June 30, 1996                                 60,000,000
                  September 30, 1996                            80,000,000
                  December 31, 1996                             80,000,000

                  March 31, 1997                               110,000,000
                  June 30, 1997                                140,000,000
                  September 30, 1997                           160,000,000
                  December 31, 1997                            170,000,000

                  March 31, 1998                               200,000,000
                  June 30, 1998                                230,000,000
                  September 30, 1998                           250,000,000
                  December 31, 1998                            260,000,000

                  March 31, 1999                               280,000,000
                         and thereafter


                                   ARTICLE VI

                        ADDITIONAL AFFIRMATIVE COVENANTS

                  As long as any of the Obligations or the Revolving Credit Commitments remain outstanding, unless the Majority Lenders otherwise consent in writing:

                  6.1. COMPLIANCE WITH LAWS, ETC. The Loan Parties shall comply, and shall cause each of their Subsidiaries to comply, with all Requirements of Law, Contractual Obligations, commitments, instruments, licenses, permits and franchises, including, without limitation, all Permits, other than such non-compliances the consequences of which in the aggregate would have no Material Adverse Effect.

                  6.2. CONDUCT OF BUSINESS. The Loan Parties shall (a) conduct, and shall cause each of their Subsidiaries to conduct, its business in a regular manner consistent with sound business practice in such Loan Party's or such Subsidiary's industry; (b) use, and cause each of their Subsidiaries to use, its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with any Loan Party or any of their Subsidiaries; (c) preserve, and cause each of their Subsidiaries to preserve, all registered patents, trademarks, trade names, copyrights and service marks necessary for the conduct of its business; and (d) perform and observe, and cause each of their Subsidiaries to perform and observe, all the terms, covenants and conditions required to be performed and observed by it under its Contractual Obligations (including, without limitation, to pay all rent and other charges payable under any lease and to pay all other payables and obligations as they become due), and do, and cause their Subsidiaries to do, all things necessary to preserve and to keep unimpaired its rights under such Contractual Obligations, other than, in the case of (a) through (d), such failures the consequences of which in the aggregate would have no Material Adverse Effect.

                  6.3. PAYMENT OF TAXES, ETC. The Loan Parties shall pay and discharge, and shall cause each of their Subsidiaries to pay and discharge, before the same shall become delinquent, all lawful governmental claims, taxes, assessments and charges or levies against it or any of its Subsidiaries or for which its or any of its Subsidiaries assets may be subject, except where contested in good faith, by proper proceedings, if adequate reserves therefor have been established on the books of such Loan Party or such Subsidiary in conformity with GAAP and where the consequence of all such non-payments in the aggregate would have no Material Adverse Effect. To the extent such claims, taxes, assessments, charges or levies are computed on a consolidated, combined or unitary basis, any payments by any Loan Party and its Subsidiaries shall not exceed their allocable share thereof.

                  6.4. MAINTENANCE OF INSURANCE. The Loan Parties shall maintain, and shall cause each of their Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Loan Party or such Subsidiary operates and as otherwise satisfactory to the Agent, in its sole judgment exercised reasonably, and, in any event, all insurance required by any Collateral Document. All insurance required by any Collateral Document shall name the Agent as additional insured or loss payee, as the Agent shall determine. Each Loan Party will furnish to the Agent (together with copies for each Lender) from time to time such information as may be reasonably requested by the Agent as to such insurance.

                  6.5. PRESERVATION OF CORPORATE EXISTENCE, ETC. Each Loan Party shall preserve and maintain, and shall cause each of their Subsidiaries to preserve and maintain, its corporate existence and, except for failures which in the aggregate would have no Material Adverse Effect, all rights (charter and statutory) and franchises, except as permitted by Section 7.5.

                  6.6. ACCESS. Each Loan Party shall, at any reasonable time and from time to time, upon reasonable prior notice, (i) permit the Agent, any agents and any representatives thereof, to (A) examine and make copies of and abstracts from the records and books of account of such Loan Party and each of its Subsidiaries, (B) visit the properties of such Loan Party and each of its Subsidiaries and (C) communicate directly with such Loan Party's independent certified public accountants, and (ii) permit the Agent, any agents and any representatives thereof, to discuss the affairs, finances and accounts of such Loan Party each of its Subsidiaries with any of their respective officers or directors. Each Loan Party hereby authorizes its independent certified public accountants to disclose to the Agent, any agents and any representatives thereof, which authorization shall be confirmed at the request of the Agent, any and all financial statements and other information of any kind, including, without limitation, to furnish copies of any management letter, or the substance of any oral information that such accountants may have with respect to the business, financial condition, results of operations or other affairs of such Loan Party or any of its Subsidiaries, except that such accountants shall not be obligated to disclose to the Agent or any agents and any representatives thereof its work papers or other confidential information, in each case relating to either (1) any preliminary reports or studies conducted by such accountants unrelated to any information previously disclosed to the Agent, any agents or any representatives thereof, (2) information provided by the attorneys of any Loan Party with respect to litigation matters if such information is confidential by reason of the applicable attorney work product doctrine or (3) any reports or communications concerning the negotiations of the collective bargaining agreements with any Loan Party's unions at any time prior to the execution of such agreements.

                  6.7. KEEPING OF BOOKS. Each Loan Party shall keep, and shall cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Loan Party and each such Subsidiary in conformity with GAAP and applicable law, rules and regulations.

                  6.8. MAINTENANCE OF PROPERTIES, ETC. Each Loan Party shall maintain and preserve, and shall cause each of its Subsidiaries to maintain and preserve, (i) all of its properties which are useful or necessary in the conduct of its business in good working order and condition, and (ii) all rights, permits, licenses, approvals and privileges (including, without limitation, all Permits) which are used or useful or necessary in the conduct of its business, other than those which the failure to maintain and preserve would in the aggregate have no Material Adverse Effect.

                  6.9. APPLICATION OF PROCEEDS. The Borrower and the Guarantors shall use the entire amount of the proceeds of the Loans as provided in Section 4.18.

                  6.10. FINANCIAL STATEMENTS. The Loan Parties shall furnish to the Lender Parties:

                  (a) as soon as available and in any event within 30 days after the end of each month, the Consolidated balance sheet without footnotes of the Loan Party Consolidated Group and the balance sheet without footnotes of the Borrower as of the end of such month and the Consolidated statements of income and cash flow of the Loan Party Consolidated Group and the statement of income and cash flow of the Borrower for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, certified by the chief financial officer of Holdings as fairly presenting the financial condition and results of operations of the Loan Party Consolidated Group and the Borrower, respectively, at such date and for such period subject to normal year end audit adjustments, together with (A) a certificate of said officer stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower proposes to take with respect thereto, (B) a schedule in form satisfactory to the Agent of the computations used by the Borrower in determining compliance with all financial covenants contained herein, and (C) a written discussion and analysis by the management of the Borrower of the financial statements furnished in respect of such month;

                  (b) (i) prior to the occurrence of the Holdings IPO Threshold, as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the Consolidated balance sheets of WHX and its Subsidiaries and the consolidating balance sheets of the Loan Party Consolidated Group as of the end of such quarter and the Consolidated statements of income, retained earnings and cash flow of WHX and its Subsidiaries and the consolidating statements of income, retained earnings and cash flow of the Loan Party Consolidated Group for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial officer of Holdings as fairly presenting the financial condition and results of operations of WHX and its Subsidiaries and of the Loan Party Consolidated Group, respectively, at such date and for such period subject to normal year end audit adjustments, together with (A) a certificate of said officer stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower proposes to take with respect thereto, (B) a schedule in form satisfactory to the Agent of the computations used by the Borrower in determining compliance with all financial covenants contained herein, and (C) a written discussion and analysis by the management of the Borrower of the financial statements furnished in respect of such Fiscal Quarter;

                  (ii) after the occurrence of the Holdings IPO Threshold, as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, Consolidated and consolidating balance sheets of the Loan Party Consolidated Group as of the end of such quarter and Consolidated and consolidating statements of income, retained earnings and cash flow of the Loan Party Consolidated Group for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial officer of Holdings as fairly presenting the financial condition and results of operations of the Loan Party Consolidated Group at such date and for such period subject to normal year end audit adjustments, together with (A) a certificate of said officer stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower proposes to take with respect thereto, (B) a schedule in form satisfactory to the Agent of the computations used by the Borrower in determining compliance with all financial covenants contained herein, and (C) a written discussion and analysis by the management of the Borrower of the financial statements furnished in respect of such Fiscal Quarter;

                  (c) (i) prior to the occurrence of the Holdings IPO Threshold, as soon as available and in any event within 90 days after the end of each Fiscal Year, the Consolidated balance sheet of WHX and its Subsidiaries and the consolidating balance sheets of the Loan Party Consolidated Group as of the end of such year and the Consolidated statements of income, retained earnings and cash flow of WHX and its Subsidiaries and the consolidating statements of income, retained earnings and cash flow of the Loan Party Consolidated Group for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Year, certified in the case of such Consolidated financial statements without qualification as to the scope of the audit by Price Waterhouse, any other "Big Six" accounting firm or other independent public accountants acceptable to the Majority Lenders, together with (A) a certificate of such accounting firm stating that in the course of the regular audit of the business of WHX and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge that a Default or Event of Default has occurred and is continuing, or, if in the opinion of such accounting firm, a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, (B) a schedule in form satisfactory to the Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, the Borrower's compliance with all financial covenants contained herein, and (C) a written discussion and analysis by the management of the Borrower of the financial statements furnished in respect of such Fiscal Year;

                  (ii) after the occurrence of the Holdings IPO Threshold, as soon as available and in any event within 90 days after the end of each Fiscal Year, Consolidated and consolidating balance sheets of the Loan Party Consolidated Group as of the end of such year and Consolidated and consolidating statements of income, retained earnings and cash flow of the Loan Party Consolidated Group for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Year, certified in the case of such Consolidated financial statements without qualification as to the scope of the audit by Price Waterhouse, any other "Big Six" accounting firm or other independent public accountants acceptable to the Majority Lenders, together with
(A) a certificate of such accounting firm stating that in the course of the regular audit of the business of the Loan Party Consolidated Group, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge that a Default or Event of Default has occurred and is continuing, or, if in the opinion of such accounting firm, a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, (B) a schedule in form satisfactory to the Agent of the computations used by such accountants in determining, as of the end of such

Fiscal Year, the Borrower's compliance with all financial covenants contained herein, and (C) a written discussion and analysis by the management of the Borrower of the financial statements furnished in respect of such Fiscal Year;

                  (d) not later than the date on which the Loan Parties shall deliver to the Lender Parties the financial statements referred to in Section 6.10(c) for any Fiscal Year, a letter from the Loan Parties' independent public accountants in form and substance satisfactory to the Agent;

                  (e) promptly after the same are received by the Loan Parties, a copy of each management letter provided to the Loan Party Consolidated Group by its independent certified public accountants which refers in whole or in part to any material inadequacy, defect, problem, qualification or other lack of fully satisfactory accounting controls utilized by the Loan Party Consolidated Group; and

                  (f) monthly, or more frequently as the Agent may require in its sole discretion, a Borrowing Base Certificate executed by an officer of Holdings listed on Schedule 2.3 or by such other Person as otherwise agreed to by the Agent, in writing, as of the end of the preceding month.

                  6.11. REPORTING REQUIREMENTS. The Loan Parties shall furnish to the Lender Parties:

                  (a) as soon as available and in any event no later than 30 days after the end of each Fiscal Year, an annual budget (subject to finalization by the Borrower) of the Loan Party Consolidated Group for the current Fiscal Year, displaying on a monthly and quarterly basis anticipated balance sheets, forecasted revenues, net income and cash flow, all on a consolidated basis, and EBITDA and sales on a consolidating basis;

                  (b) as soon as available and in any event no later than 30 days after the end of each Fiscal Year, a forecast (subject to finalization by the Borrower) of annual sales, EBITDA, Capital Expenditures, working capital requirements and projected cash flow results of the Loan Party Consolidated Group on a Consolidated and consolidating basis through the Fiscal Year ending in 1999;

                  (c) as soon as available and in any event within 45 days after the end of each Fiscal Quarter, revisions or updates to the reports delivered pursuant to (a) and (b) above;

                  (d) promptly and in any event within three Business Days after any Loan Party, any of their Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred or is threatened, a written statement of the chief financial officer or other appropriate officer of the Borrower describing such

ERISA Event or waiver request and the action, if any, which the Borrower, the Guarantors, their Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto;

                  (e) promptly and in any event within three days after receipt thereof, a copy of any adverse notice, determination letter, ruling or opinion any Loan Party, any of their Subsidiaries or any ERISA Affiliate receives from the PBGC, DOL or IRS with respect to any Qualified Plan and, at the request of any Lender, a copy of any favorable notice, determination letter, ruling or opinion with respect thereto from any Governmental Authority;

                  (f) promptly after the commencement thereof, notice of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator, affecting any Loan Party or any of their Subsidiaries, except those which, individually or in the aggregate, if adversely determined, would have no Material Adverse Effect;

                  (g) promptly and in any event within three Business Days after any Loan Party becomes aware of the existence of (i) any Default or Event of Default, (ii) any material breach or material non-performance of, or any default under, any Contractual Obligation which is material to the business, prospects, operations or financial condition of the Loan Party Consolidated Group, (iii) any breach or non-performance of, or any default under, any Lease of property where Inventory is located or any other material Lease, or (iv) any Material Adverse Effect or any Material Adverse Change, or any development or other information, including, without limitation, any development or information of a type described in Section 4.16, which has any reasonable likelihood of resulting in a Material Adverse Change, telephonic or telegraphic notice in reasonable detail specifying the nature of the Event of Default, Default, development or information, including, without limitation, the anticipated effect thereof, which notice shall be promptly confirmed in writing within five days;

                  (h) promptly after the sending or filing thereof, copies of all notices, certificates or reports delivered by Holdings pursuant to the Indentures or to the holders of the First Mortgage Notes and the Permanent Financing Notes;

                  (i) promptly after the sending or filing thereof, copies of all reports which Holdings sends to its security holders generally, and copies of all reports and registration statements which WHX, Holdings or any of its Subsidiaries files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.;

                  (j) upon the request of any Lender Party, through the Agent, copies of all federal, state and local tax returns and reports filed by any Loan Party or any of their Subsidiaries (including consolidated, combined or unitary returns filed with any of the Borrower's Tax Affiliates) and governmental audit reports issued to the Borrower, any Guarantor or any of their Tax Affiliates in respect of taxes measured by income of any Loan Party or any of their Subsidiaries (excluding sales, use and like taxes);

                  (k) promptly upon, and in any event within 30 days of any Loan Party or any of their Subsidiaries learning of any of the following, written notice of:

                  (i) the receipt by any Loan Party or any of their Subsidiaries of written notice of or a claim to the effect that any Loan Party or any of their Subsidiaries is or may be liable to any Person as a result of a Release or threatened Release which could reasonably be expected to subject the Loan Parties and their Subsidiaries to Environmental Liabilities and Costs of $5,000,000 or more;

                  (ii) the receipt by any Loan Party or any of their Subsidiaries of notification that any real or personal property of any Loan Party or any of their Subsidiaries is subject to any Environmental Lien;

                  (iii) the receipt by any Loan Party or any of their Subsidiaries of any notice of violation of, or knowledge by any Loan Party or any of their Subsidiaries that there exists a condition which might reasonably result in a violation by any Loan Party or any of their Subsidiaries of, any Requirement of Law involving environmental, health or safety matters, except for violations, the consequences of which in the aggregate would have no reasonable likelihood of subjecting the Loan Parties and their Subsidiaries to Environmental Liabilities and Costs of $5,000,000 or more;

                  (iv) the commencement of any judicial or administrative proceeding or investigation alleging a violation of any Requirement of Law involving environmental, health or safety matters other than those the consequence of which in the aggregate would have no reasonable likelihood of subjecting the Loan Parties and their Subsidiaries to Environmental Liabilities and Costs of $5,000,000 or more;

                  (v) any proposed acquisition of stock, assets or real estate, or any proposed leasing of property, or any other similar action by any Loan Party or any of their Subsidiaries, other than those the consequences of which in the aggregate have no reasonable likelihood of subjecting the Loan Parties and their Subsidiaries to Environmental Liabilities and Costs of $5,000,000 or more;

                  (vi) any proposed action taken by any Loan Party or any of their Subsidiaries to commence, recommence or cease manufacturing, industrial or other operations, other than those the consequences of which in the aggregate have no reasonable likelihood of requiring any Loan Party or any of their Subsidiaries to obtain additional environmental, health or safety Permits that require the expenditure of $5,000,000 or more or becoming subject to additional Environmental Liabilities and Costs of $5,000,000 or more; and

                  (vii) any of the items referred to in (i) through (vi) above regardless of the amount of Environmental Liabilities and Costs to the extent not already reported pursuant to this Section 6.11(k), if the aggregate Environmental Liabilities and Costs for such items would exceed $10,000,000 in any Fiscal Year;

                  (l) upon written request by any Lender Party through the Agent, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to this Section 6.11 and any other environmental, health or safety compliance obligation, remedial obligation or liability, other than those which in the aggregate have no reasonable likelihood of subjecting the Loan Parties and their Subsidiaries to Environmental Liabilities and Costs of $5,000,000 or more;

                  (m) promptly upon any Loan Party or any of their Subsidiaries being refused insurance for which it applied or had any policy of insurance terminated (other than at its request), all information relating to such refusal or termination;

                  (n) promptly and in any event within 45 days of the end of each Fiscal Quarter and together with any amendment, waiver or other modification of any of the Loan Documents, amendments and supplements to all of the Schedules to the Loan Documents so as to ensure that, at the time of the delivery of such amendments and supplements, such Schedules are accurate and complete in all material respects as to the subject matter thereof; and

                  (o) such other information respecting the business, properties, condition, financial or otherwise, or operations of any Loan Party or any of their Subsidiaries as any Lender Party through the Agent may from time to time reasonably request.

                  6.12. EMPLOYEE PLANS. With respect to other than a Multiemployer Plan, for each Qualified Plan hereafter adopted or maintained by any Loan Party, any of their Subsidiaries or any ERISA Affiliate, such Loan Party shall (i) seek, and cause such of their Subsidiaries and ERISA Affiliates to seek, and receive determination letters from the IRS to the effect that such Qualified Plan is qualified within the meaning of Section 401(a) of the Code; and (ii) from and after the adoption of any such Qualified Plan, cause such plan to be qualified within the meaning of
Section 401(a) of the Code and to be administered in all material respects in accordance with the requirements of ERISA and Section 401(a) of the Code.

                  6.13. FISCAL YEAR. Each Loan Party shall maintain as its Fiscal Year the twelve month period ending on December 31 of each year.


                  6.14. BORROWING BASE DETERMINATION. (a) The Borrower and each Guarantor shall conduct, or shall cause to be conducted, at its expense, and upon request of the Agent, and present to the Agent for approval, such appraisals, investigations or reviews as the Agent shall reasonably request for the purpose of determining the Borrowing Base, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested. The Borrower and each Guarantor shall furnish to the Agent any information which the Agent may reasonably request regarding the determination and calculation of the Borrowing Base including, without limitation, correct and complete copies of any invoices, underlying agreements, instruments or other documents and the identity of all obligors.

                  (b) The Borrower shall promptly notify the Agent in writing in the event that at any time the Borrower, any Guarantor or any of their Subsidiaries receives or otherwise gains knowledge that the Borrowing Base is less than 110% of the Revolving Credit Commitments.

                  6.15. ENVIRONMENTAL. Upon receipt of any notification or otherwise obtaining knowledge of any Release or Environmental Liabilities and Costs in connection with any property or operations of any Loan Party or any of their Subsidiaries, the Borrower shall, at its cost, conduct, or pay for consultants to conduct, appropriate (as reasonably determined by the Borrower) tests or assessments, if any, at such time and in such manner as Borrower shall reasonably determine, of environmental conditions at such operations or properties including, without limitation, investigation and testing of subsurface conditions, and shall take such remedial, investigational or other action as any Governmental Authority lawfully requires or, if there is no such Governmental Authority requirement, as is appropriate and consistent with good business practice (as reasonably determined by the Borrower).

                                   ARTICLE VII

                               NEGATIVE COVENANTS

                  As long as any of the Obligations or Revolving Credit Commitments remain outstanding, without the written consent of the Majority Lenders (or the Agent, as provided in this Article VII):

                  7.1. LIENS, ETC. No Loan Party shall create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its or such Subsidiary's properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except for the following (each of which will be given independent effect); PROVIDED, HOWEVER, no such Liens permitted by this Section 7.1 (other than Permitted Liens) shall be Liens on any property constituting Collateral:

                  (a)      Liens created pursuant to the Loan Documents;

                  (b) Capitalized Lease Obligations, purchase money Liens or purchase money security interests upon or in any property of, or owned, acquired or held by such Loan Party or any Subsidiary of such Loan Party or any Person acquired by such Loan Party or any of their Subsidiaries in accordance with
Section 7.5, in the ordinary course of business to secure the purchase price of such property and Liens existing on such property at the time of its direct or indirect acquisition by such Loan Party or such Subsidiary (other than any such Lien created in contemplation of anticipation of such acquisition); PROVIDED, HOWEVER, that (i) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to acquire, finance, refinance or refund, the cost (including, without limitation, the cost of construction) of the property subject thereto, (ii) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost, (iii) any such Lien on property owned by any Person that is acquired by a Loan Party is on terms that are commercially reasonable, (iv) such Lien does not extend to or cover any property other than such item of property and any improvements on such item and (v) the incurrence of such Indebtedness is permitted by Section 7.2(g);

                  (c) Liens on the Collateral (as defined in each of the Indentures) securing the guaranty by the Borrower of the First Mortgage Notes or the Permanent Financing Notes, as the case may be;

                  (d) Liens created pursuant to the Letter of Credit Agreement;

                  (e) Liens, if any, on Accounts and proceeds thereof of Funding, the Borrower and the Guarantors in connection with the Receivables Securitization;

                  (f) Any Lien securing the renewal, extension, refinancing or refunding of any Indebtedness or other obligation secured by any Lien permitted by subsections (b), (c), (d), (e), (l), (m) or (n) of this Section 7.1 without any increase in the amount secured thereby or in the assets subject to such Lien;

                  (g) Liens arising by operation of law in favor of materialmen, mechanics, warehousemen, carriers, lessors or other similar Persons incurred by the Borrower, any Guarantor or any of their Subsidiaries in the ordinary course of business which secure its obligations to such Person; PROVIDED, HOWEVER, that the Borrower, such Guarantor or such Subsidiary (i) is not in default with respect to such payment obligation to such Person or (ii) is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof and the consequences of all such liens in the aggregate would have no Material Adverse Effect;

                  (h) Liens (excluding Environmental Liens) securing taxes, assessments or governmental charges or levies; PROVIDED, HOWEVER, that (i) none of the Borrower, any Guarantor or any of their Subsidiaries is in default in respect of any payment obligation with respect thereto and adequate provision is made for the payment thereof or (ii) the Borrower, such Guarantor or such Subsidiary is in good faith and by appropriate proceedings diligently contesting such obligation, adequate provision is made for the payment thereof and the consequence of all such failures in the aggregate would have no Material Adverse Effect;

                  (i) Liens incurred or pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, old-age pensions and other social security or welfare benefits;

                  (j) Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business, and judgment liens; PROVIDED, HOWEVER, that all such Liens in the aggregate (i) would have in the aggregate no Material Adverse Effect and (ii) do not secure directly or indirectly judgments in excess of $5,000,000;

                  (k) Zoning restrictions, easements, licenses, reservations, restrictions on the use of real property or minor irregularities incident thereto which do not in the aggregate materially detract from the value or use of the property or assets of the Borrower, the Guarantors and their Subsidiaries taken as a whole;

                  (l) Liens existing on the date of this Agreement and disclosed on Schedule 7.1;

                  (m) Liens on fixtures in connection with existing mortgages on real property or mortgages on real property permitted hereunder;

                  (n) Liens on property (not constituting Collateral) of the Borrower or any Guarantor to secure certain accumulated post-employment benefit and related obligations of the Borrower or any Guarantor for current and future retirees represented by the United Steelworkers of America;

                  (o) Liens securing non-recourse project financing Indebtedness incurred by any member of the Loan Party Consolidated Group or against any property of any member of the Loan Party Consolidated Group solely for the purpose of financing the acquisition, construction or improvement of property acquired, owned, held, controlled or used by, or contributed to a joint venture by, any Loan Party or any of their respective Subsidiaries, including, without limitation, in connection with the development of the Borrower's Steubenville South Oxygen plant; PROVIDED, HOWEVER, such Indebtedness shall be on competitive terms and conditions and in any event no less favorable than those available to companies similar to such Loan Party; and PROVIDED FURTHER that such Indebtedness shall not exceed $25,000,000 in the aggregate at any time;

                  (p) Liens incurred in connection with transactions of the type described in clause (iv) of the definition of Cash Equivalents; and

                  (q) other Liens to the extent not included in (a) through (o) above PROVIDED that the Indebtedness secured by such Liens shall not have been incurred prior to the Effective Date and shall not exceed $50,000,000 in the aggregate at any time.

                  7.2. INDEBTEDNESS. No Loan Party shall create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Indebtedness except (each of which will be given independent effect):

                  (a)      the Obligations;

                  (b)  Indebtedness  with  respect  to  Contingent   Obligations
permitted by Section 7.10;

                  (c) current liabilities in respect of taxes, assessments and governmental charges or levies incurred, or claims for labor, materials, inventory, services, supplies and rentals incurred, or for goods or services purchased, in the ordinary course of business consistent with the past practice of such Loan Party and its Subsidiaries;

                  (d) Indebtedness of such Loan Party or any of its Subsidiaries outstanding on the Effective Date and reflected on Schedule 7.2;

                  (e) Indebtedness owing to such Loan Party by any of their respective Subsidiaries;

                  (f) Indebtedness arising under any surety, payment or performance bond reimbursement obligation entered into in the ordinary course of such Loan Party's business and consistent with the past practice of such Loan Party;

                  (g) Indebtedness of any Loan Party or any of their Subsidiaries under Capitalized Lease Obligations and Indebtedness secured by Liens permitted by Section 7.1(b), PROVIDED, HOWEVER, that the sum of (i) the aggregate principal amount of Capitalized Lease Obligations incurred under this clause (g) by the Loan Parties and their Subsidiaries (and not pursuant to clause 7.1(b) above) and (ii) the aggregate principal amount of Indebtedness incurred pursuant to clause 7.1(b) above by the Loan Parties and their Subsidiaries, shall not exceed $50,000,000 at any one time outstanding;

                  (h) Indebtedness evidenced by the Holdings Note or the Keepwell Payments made to the Borrower by WHX and/or Holdings pursuant to the Keepwell Agreement;

                  (i) Indebtedness arising under any appeal bond reimbursement obligation entered into with respect to any judgment;

                  (j) Indebtedness secured by Liens permitted under Section 7.1(o) and (q);

                  (k) Indebtedness of the Borrower arising under the Letter of Credit Agreement;

                  (l) Indebtedness constituting a renewal, extension, refinancing or refunding of Indebtedness described in Sections 7.2(d) and (g),
(i) for a principal amount not in excess of the principal amount of such Indebtedness and (ii) on other terms and conditions as or more favorable to the Borrower, any Guarantor and their Subsidiaries than the terms of the Indebtedness being renewed, extended or refunded; PROVIDED, HOWEVER, that the aggregate principal amount of all such Indebtedness incurred by Holdings shall not exceed the then outstanding amount of the Holdings Note; and

                  (m) Indebtedness incurred in connection with transactions described in clause (iv) of Cash Equivalents.

                  7.3. LEASE OBLIGATIONS. (a) Except for existing or proposed leases listed on Schedule 7.3 or as permitted by Section 7.5(c), no Loan Party shall create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any obligations as lessee for the rental or hire of real or personal property in connection with any sale and leaseback transaction or for the rental or hire of real or personal property of any kind under other leases or agreements to lease having an original term of one year or more which would cause the direct or contingent liabilities of the Loan Parties and their Subsidiaries, on a consolidated basis, in respect of all such obligations (other than any such liabilities in respect of renewals or replacements of existing leases in amounts not in excess of those payable under existing leases) to exceed $15,000,000 payable in any period of 12 consecutive months.

                  (b) Except for any lease or agreement authorized or permitted pursuant to Section 7.3(a), no Loan Party shall, or permit any of its Subsidiaries to, become or remain liable as lessee or guarantor or other surety with respect to any lease, whether an operating lease or a Capitalized Lease, of any property (whether real or personal or mixed), whether now owned or hereafter acquired, which (i) such Loan Party or any of its respective Subsidiaries has sold or transferred or is to sell or transfer to any other Person, or (ii) such Loan Party or any of its respective Subsidiaries intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by that entity to any other Person in connection with such lease.

                  7.4. RESTRICTED PAYMENTS. No Loan Party shall (a) declare or make, and shall not permit any of its Subsidiaries to declare or make, any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account or in respect of any of its Stock or Stock Equivalents except (i) dividends paid to a Loan Party or any wholly owned Subsidiary of a Loan Party by any Loan Party or any of its Subsidiaries, (ii) payments to WHX in an aggregate amount not to exceed the aggregate amount of capital contributions made to the Loan Parties prior to the date of this Agreement as set forth on Schedule 7.4, (iii) payments to WHX in an aggregate amount not to exceed the aggregate amount of capital contributions made to any Loan Party subsequent to the date of this Agreement and (iv) any payments made to WHX pursuant to the Tax Sharing Agreement; PROVIDED, that with respect to any payments made pursuant to clauses (a)(ii), (iii) or (iv) above (A) no Default or Event of Default shall have occurred and be continuing or would result from such payment and (B) such payment shall not result in a condition that would require Keepwell Payments, or (b) purchase, redeem, prepay, defease or otherwise acquire for value or make any payment (other than required payments) on account or in respect of (or permit any of its Subsidiaries to do so) any principal amount of Indebtedness for borrowed money, including, without limitation, interest, now or hereafter outstanding, except (i) the Loans, (ii) payments made by a Loan Party or its Subsidiary to any other Loan Party on account of any Indebtedness owing to a Loan Party by such other Loan Party or Subsidiary, (iii) in connection with Indebtedness being refinanced in accordance with Section 7.2(l), (iv) payments made to repay the Holdings Note and not otherwise prohibited by the Holdings Intercreditor Agreement, and loans or advances made prior to the date of this Agreement as set forth on Schedule 7.4, (v) on account of any loans or advances in the form of Keepwell Payments made to a Loan Party pursuant to the Keepwell Agreement or other loans or advances made by WHX to any Loan Party subsequent to the date of this Agreement,
(vi) any repurchase or redemption of the First Mortgage Notes at a price not in excess of the then applicable redemption price as provided in the First Mortgage Indenture and (vii) any repayments of any "Series" that has a variable "Invested Amount" (under and as defined in the Securitization Documents); PROVIDED, that with respect to any repayments, repurchases or redemptions made (x) pursuant to clauses (b)(iv) (other than with respect to the Holdings Note), (v), (vi) or
(vii) above (A) no Default or Event of Default shall have occurred and be continuing or would result from such payment, (B) such repayment, repurchase or redemption shall not result in a condition that would require Keepwell Payments and (C) in the event of a repayment of any Keepwell Payments, such repayment may only be made after the end of a period of six months commencing on the last day of the calendar month in which the immediately preceding Keepwell Payment was made or (y) pursuant to clause (b)(iv) above with respect to the Holdings Note, no Default or Event of Default shall have occurred and be continuing or would result from such payment.

                  7.5. MERGERS, STOCK ISSUANCES, SALE OF ASSETS, ETC. (a) No Loan Party shall, or permit any of its Subsidiaries to (i) merge with any Person, (ii) consolidate with any Person, (iii) acquire all or substantially all of the Stock or Stock Equivalents of any Person other than as permitted by
Section 7.6(f), (iv) acquire all or substantially all of the assets of any Person other than as permitted by Section 7.6(f), (v) enter into any joint venture or transaction with any Person, or (vi) sell, lease, transfer or otherwise dispose of, whether in one transaction or in a series of transactions, all or substantially all of its assets; PROVIDED that with respect to (iii),
(iv) and (v) above, (1) the Borrower or any Guarantor may enter into any joint venture or transaction permitted by Section 7.6(f) and (2) with prior written notice to the Agent, the Borrower or any Guarantor may enter into any other joint venture or transaction requiring an aggregate Investment of cash or assets of not more than $3,000,000.

                  (b) No Loan Party shall (i) issue or transfer, or permit any of its Subsidiaries to issue or transfer, any Stock or Stock Equivalents other than any such issuance or transfer (A) by a Subsidiary of the Borrower to the Borrower or a wholly owned Subsidiary of the Borrower or (B) by a direct wholly owned Subsidiary of a Guarantor to such Guarantor or (C) in connection with transactions permitted by Section 7.5(a), 7.5(c) (other than with respect to a Loan Party) or 7.6(f), or (ii) sell, convey, transfer, lease or otherwise dispose of, or from and after the Effective Date permit any of its Subsidiaries to sell, convey, transfer, lease or otherwise dispose of, any Stock or Stock Equivalents of any of such Loan Party's Subsidiaries unless, in any such case, both there is transferred all of the Stock and Stock Equivalents of such

Subsidiary owned by such Loan Party and their Subsidiaries and such issuance, sale, conveyance, transfer, lease or disposition would be permitted by Section 7.5(c).

                  (c) No Loan Party shall, or permit any of its Subsidiaries to, sell, convey, transfer, lease or otherwise dispose of any of its assets or any interest therein to any Person or permit or suffer any other Person to acquire any interest in any of assets of such Loan Party or any such Subsidiary, except
(i) the sale or disposition of inventory in the ordinary course of business or assets which have become obsolete, (ii) leases of personal property by the Borrower or any wholly owned Subsidiary of the Borrower to the Borrower or to any wholly owned Subsidiary of the Borrower, (iii) the lease or sublease of real property not constituting a sale and leaseback, to the extent not otherwise prohibited by this Agreement, (iv) any such sale, conveyance, transfer, lease or other disposition to the Borrower, (v) as long as no Default or Event of Default is continuing or would result therefrom, any such sale of any assets (other than assets constituting Collateral) for the Fair Market Value thereof and, in the case of any such sales that are not related to trade-ins for replacements of existing assets, in an aggregate amount not to exceed $10,000,000 in any Fiscal Year, PLUS, for each Fiscal Year, an amount equal to 50% of the excess of such amount over the Fair Market Value of such assets actually sold in the immediately preceding Fiscal Year, payable in cash or in notes upon such sale; PROVIDED, that such notes shall not exceed 50% of the aggregate consideration per Fiscal Year; and PROVIDED FURTHER that no such sale shall include assets which are necessary to the continuing operations of any Loan Party and its Subsidiaries, (vi) sales of accounts receivable of the Borrower and the Guarantors permitted by Section 7.5(d), (vii) so long as no Default or Event of Default is continuing or would result therefrom, sale and leaseback transactions involving property having a Fair Market Value at the time of such sale and leaseback transaction in an aggregate amount not to exceed $10,000,000 in any Fiscal Year, (viii) sales of assets incurred in connection with transactions of the type described in clause (iv) of the definition of Cash Equivalents and (ix) transfers of assets permitted under Section 7.6(f).

                  (d) No Loan Party shall sell or otherwise dispose of, or factor at maturity or collection, or permit any of its Subsidiaries to sell or otherwise dispose of, or factor at maturity or collection, any of their respective accounts receivables, except that the Borrower, the Guarantors and their Subsidiaries may sell, transfer, pledge or otherwise convey accounts receivables in connection with the Receivables Securitization; PROVIDED, HOWEVER, that no Loan Party or any of their Subsidiaries shall sell, transfer, pledge or otherwise convey accounts receivables at any time an event occurs under any Securitization Document which results in either the termination of, or relieves the Borrower of, its obligation to do so.

                  7.6. INVESTMENTS IN OTHER PERSONS. No Loan Party shall, directly or indirectly, make or maintain, or permit any of its Subsidiaries to make or maintain, any loan or advance to any Person or own, purchase or otherwise acquire, or permit any of its Subsidiaries to own, purchase or otherwise acquire, any Stock, Stock Equivalents, other equity interest, obligations or other securities of, or any assets constituting the purchase of a business or line of business, or make or maintain, or permit any of its Subsidiaries to make or maintain, any capital contribution to, or otherwise invest in, any Person (any such transaction being an "INVESTMENT"), except:

                  (a) Investments in accounts, contract rights and chattel paper (each as defined in the UCC), notes receivable and similar items arising or acquired in the ordinary course of business consistent with the past practice of the Borrower, such Guarantor and their Subsidiaries;

                  (b) Investments in a Subsidiary permitted by Section 7.13; PROVIDED, HOWEVER, that no Default or Event of Default has occurred and is continuing or would result therefrom and the aggregate amount of Investments in such Subsidiary do not exceed (i) with respect to Funding, the amount necessary from time to time to consummate the transactions contemplated by the Receivables Securitization, including any repayments of any "Series" that has a variable "Invested Amount" (under and as defined in the Securitization Documents) and
(ii) with respect to all other permitted Subsidiaries that are not parties to the Guaranty, $1,000,000;

                  (c) Investments in Subsidiaries of such Loan Party (in existence as of the Effective Date) in the ordinary course of business of such Loan Party and its Subsidiaries;

                  (d) loans or advances to employees of the Borrower, such Guarantor or any of their Subsidiaries, which loans and advances shall not in the aggregate exceed $2,000,000 outstanding at any time; PROVIDED, HOWEVER, that such loans or advances in respect of relocation expenses shall not in the aggregate exceed $1,000,000;

                  (e)      Investments in Cash Equivalents;

                  (f) Investments in (i) the Fabricating Joint Ventures, (ii) Ohio Coatings Company, (iii) the joint venture with ISPAT, (iv) the Co-Generation Agreement, (v) contemplated cold-rolling joint ventures and (vi) other joint ventures as set forth on Schedule 7.6; PROVIDED that no Default or Event of Default has occurred and is continuing or would result therefrom and the amount of such Investments permitted pursuant to this clause (f) made from and after the Effective Date shall not exceed in the aggregate at any time the sum of (A) $30,000,000 and (B) all cash loans, contributions and advances, other than Keepwell Payments, made after the Effective Date by WHX to the Loan Party Consolidated Group;

                  (g) Investments in joint ventures or other entities permitted by Section 7.5 and not otherwise described in clause (f) above; PROVIDED that no Default or Event of Default has occurred and is continuing or would result therefrom and the amount of such Investment shall not exceed $3,000,000 in the aggregate at any time;

                  (h)  Investments  existing on the date hereof and set forth on
Schedule 7.6; and

                  (i) advances by the Borrower to the Guarantors under the Guarantor Intercompany Notes.

                  7.7. CHANGE IN NATURE OF BUSINESS. No Loan Party shall, directly or indirectly, make, or permit any of its Subsidiaries to make, any material change in the nature or conduct of its business as carried on at the date hereof, except as otherwise expressly permitted herein or to the extent necessary or appropriate to adapt to changes or anticipated changes in the business environment or otherwise deemed appropriate by management for the manufacturing and sale of steel and steel-related products.

                  7.8. MATERIAL AGREEMENTS. No Loan Party shall, or permit any of its Subsidiaries to, alter, amend, modify, rescind, terminate or waive any of their respective rights under, or fail to comply in all respects with all of their respective Contractual Obligations; PROVIDED, HOWEVER, that, with respect to any Contractual Obligations (other than the Loan Documents, the First Mortgage Notes, the Permanent Financing Notes, the Securitization Documents and the Tax Sharing Agreement), the Borrower, the Guarantors and their Subsidiaries may do so if the consequences thereof in the aggregate have no Material Adverse Effect and, with respect to any Contractual Obligations under the First Mortgage Notes, the Permanent Financing Notes, the Securitization Documents and the Tax Sharing Agreement, the Borrower, the Guarantors and their Subsidiaries may do so with the Agent's consent if the effect of such action is not adverse to the Loan Parties and the Lender Parties; and PROVIDED FURTHER that in the event of any breach or event of default by a Person other than the Borrower, any Guarantor or any of their Subsidiaries, the Borrower shall promptly notify the Agent of any such breach or event of default and take all such action as may be reasonably necessary in order to endeavor to cause such breach or event of default to be cured unless the failure to do so would have no Material Adverse Effect.

                  7.9. ACCOUNTING CHANGES. No Loan Party shall make, or permit any of its Subsidiaries to make, any change in accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or law, rule or regulation and disclosed to the Lender Parties and the Agent.

                  7.10. CONTINGENT OBLIGATIONS. No Loan Party shall, or permit any of its Subsidiaries to, incur, assume, endorse, be or become liable for, or guarantee, directly or indirectly, or permit or suffer to exist, any Contingent Obligation, except for:

                  (a) Contingent Obligations evidenced by a Loan Document;

                  (b) the guaranty by the Borrower of the First Mortgage Notes, the Permanent Financing Notes or any renewal, extension, refinancing or refunding thereof for a principal amount not in excess of the First Mortgage Notes or the Permanent Financing Notes outstanding at such time and on other terms and conditions as or more favorable to Holdings, the Borrower and its Subsidiaries;

                  (c) guaranties by any Loan Party of Indebtedness of any of its Subsidiaries to the extent such underlying Indebtedness is permitted to be incurred hereunder;

                  (d) guaranties by Subsidiaries of Indebtedness of any Loan Party or other Subsidiaries of such Loan Party, to the extent such underlying Indebtedness is permitted to be incurred hereunder;

                  (e) Contingent Obligations existing or proposed on the date hereof and listed on Schedule 7.10;

                  (f)  Contingent   Obligations   incurred  in  connection  with
transactions  of the type  described  in clause (iv) of the  definition  of Cash
Equivalents: and

                  (g)  Contingent   Obligations   incurred  in  connection  with
transactions permitted under Section 7.5(a) and 7.6(f).

                  7.11. TRANSACTIONS WITH AFFILIATES. No Loan Party shall, or permit any of its Subsidiaries to, except as otherwise expressly permitted herein, do any of the following: (i) make any Investment in an Affiliate of such Loan Party not a wholly owned Subsidiary of such Loan Party; (ii) transfer, sell, lease, assign or otherwise dispose of any asset to any Affiliate of such Loan Party not a wholly owned Subsidiary of such Loan Party; (iii) merge into or consolidate with or purchase or acquire assets from any Affiliate of such Loan Party other than a wholly owned Subsidiary of such Loan Party; (iv) repay any Indebtedness to any Affiliate of such Loan Party; or (v) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate of such Loan Party not a wholly owned Subsidiary of such Loan Party (including, without limitation, guaranties and assumptions of obligations of any such Affiliate) except for (A) transactions in the ordinary course of business on a basis no less favorable to such Loan Party or such Subsidiary as would be obtained in a comparable arm's length transaction with a Person not an Affiliate, (B) reasonable salaries and other employee compensation, including, without limitation, any profit sharing and other established bonus or deferred compensation plans, to officers or directors of such Loan Party or any of its Subsidiaries commensurate with current compensation levels; PROVIDED, HOWEVER that such Loan Party may pay salaries or other employee compensation at levels commensurate with industry practice to new employees who are not Affiliates of the such Loan Party immediately prior to the date of hire, (C) any transaction required or otherwise permitted by this Agreement, (D) fees paid to WHX by the Borrower not in excess of $5,000,000 per Fiscal Year to pay management fees, the proceeds of which are then used by WHX solely to (1) pay management fees pursuant to the management agreement between WHX and WPN Corp. in effect on the Effective Date and (2) pay bonuses to management of the Borrower; PROVIDED, HOWEVER, that no such loans, advances or management fees may be paid if there has occurred and is continuing a Default or Event of Default, or a Default or an Event of Default would occur as a result of the payment of such management fee, (E) those transactions listed on Schedule 7.11, (F) transactions with Ohio Coatings Company, Wheeling-Nisshin, Dong Yang and ISPAT previously disclosed in writing to the Agent and the Lender Parties on a basis no less favorable to the Borrower or such Subsidiary as would be obtained in a comparable arm's-length transaction with a Person not an Affiliate, (G) payments under the Tax Sharing Agreement, (H) advances of cash by the Borrower to the Guarantors under the Guarantor Intercompany Notes or (I) other transactions with Affiliates to the extent not included in (A) through (H) PROVIDED that the amounts payable by the Borrower and the Guarantors in connection with such transactions shall not in the aggregate exceed $2,000,000 per Fiscal Year.

                  7.12. CANCELLATION OF INDEBTEDNESS OWED TO IT. No Loan Party shall cancel, or permit any of its Subsidiaries to cancel, any claim or Indebtedness owed to it except for adequate consideration and in the ordinary course of business, except to the extent that such cancellation occurs in connection with the consummation of a plan of reorganization or liquidation of the obligor under such Indebtedness and such cancellation would not have a Material Adverse Effect.

                  7.13. NO NEW SUBSIDIARIES. No Loan Party shall, or permit any of its Subsidiaries to, incorporate or otherwise organize any Subsidiary which was not in existence on the Effective Date (a "NEW SUBSIDIARY") without the prior written consent of the Majority Lenders except as otherwise permitted pursuant to Sections 7.5 and 7.6; PROVIDED that only the prior written consent of the Agent shall be necessary in connection with any New Subsidiary of the Borrower or any Guarantor if such New Subsidiary's Net Worth is not in excess of $1,000,000; PROVIDED FURTHER that, in any case, the Stock of any such New Subsidiary is pledged to the Agent for the benefit of the Secured Parties pursuant to a pledge agreement in form and substance satisfactory to the Agent.

                  7.14. CAPITAL STRUCTURE. Except as otherwise permitted hereunder, no Loan Party shall make, or permit any of its Subsidiaries to make, any change in its capital structure (including, without limitation, in the terms of its outstanding Stock) or amend its certificate of incorporation or by-laws, other than those changes which, in the aggregate, would have no Material Adverse Effect.

                  7.15. NO  SPECULATIVE  TRANSACTIONS.  No Loan Party shall,  or permit any of its Subsidiaries to, engage in any speculative transaction or, except for the sole purpose of hedging in the normal course of business and consistent with industry practices, engage in any transaction involving commodity options or futures contracts.

                  7.16. MARGIN REGULATIONS. The Loan Parties shall not use the proceeds of any Loans to purchase or carry any margin stock.

                  7.17. BANK ACCOUNTS. None of the Borrower or any Guarantor shall maintain any bank account other than those provided in Section 2.19, the Cash Collateral Account, the collateral accounts required to be maintained by the Borrower pursuant to the Letter of Credit Agreement, those listed on
Schedule 7.17 for the purposes listed thereon and other operational accounts with the prior written consent of the Agent; PROVIDED that the Borrower may open one or more bank accounts to facilitate the performance of its servicing obligations in connection with the Receivables Securitization. Notwithstanding the foregoing, the Borrower and the Guarantors shall be entitled to open new accounts (i) in replacement of those identified on Schedule 7.17 having the same purposes and (ii) for specified purposes including employee payroll, trustee and escrow accounts and if approved by the Agent, for new Subsidiaries, so long as the Agent receives prior written notification of each such new account and a blocked account letter, in form and substance satisfactory to the Agent.

                  7.18. ENVIRONMENTAL RELEASE. No Loan Party shall, or permit any of its Subsidiaries to, or allow any lessee or other Person to, effect or suffer to occur, from and after the Effective Date, any Release in respect of, or dispose of, from and after the Effective Date, any Contaminant which creates liability under or is in violation of any Environmental Law if the consequence of all such Releases and disposals in the aggregate would result in a Material Adverse Effect.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

                  8.1. EVENTS OF DEFAULT. Each of the following events shall be an Event of Default:

                  (a) The Borrower shall fail to pay any principal of any Loan (including, without limitation, mandatory prepayments of principal) or any fee due any Lender Party or the Agent, other amount due hereunder or under the other Loan Documents or other of the Obligations when the same becomes due and payable (except for interest on any Loan) or the Borrower shall fail to pay interest on any Loan within three days after the same becomes due and payable; or

                  (b) Any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

                  (c) Any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Articles V, VI or VII, in any Collateral Document or in the Keepwell Agreement or (ii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause (ii) shall remain unremedied for ten Business Days after the earlier of the date on which (A) a Responsible Officer of any Loan Party becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by the Agent or any Lender Party; or

                  (d) Any Loan Party or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Indebtedness for borrowed money of such Loan Party or Subsidiary that is outstanding in a principal amount of at least $1,000,000 (excluding Indebtedness evidenced by the Revolving Credit Notes), when the same becomes due and payable after, in the case all such Indebtedness, any applicable period of grace (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

                  (e) Any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or as insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against any Loan Party or any of its Subsidiaries (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceedings shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

                  (f) Any final judgment or order for the payment of money in excess of $100,000 shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of 10 consecutive days following entry of such judgment or order (or, in the event that the terms of such judgment or order do not require immediate payment, following the date or dates on which such payment is to be made) during which such judgment or order shall not have been paid, compromised or otherwise satisfied and a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; PROVIDED, HOWEVER, that such final judgment or order shall not be deemed an Event of Default if (x) such final judgment or order is less than $1,000,000, (y) such final judgment or order is fully covered by insurance carried by any Loan Party and (z) such non-payment, non-compromise or non-satisfaction is solely the result of the insurance company's tardiness in payment; or

                  (g) an ERISA Event shall occur which, in the reasonable determination of the Majority Lenders, has a reasonable possibility of a liability, deficiency or waiver request of the Borrower or any ERISA Affiliate, whether or not assessed, exceeding $5,000,000; or

                  (h) Any material provision of any Collateral Document, the Keepwell Agreement prior to the release thereof in accordance with its terms or the Holdings Intercreditor Agreement after delivery thereof shall for any reason cease to be valid and binding on any Loan Party thereto, or any such Loan Party shall so state in writing; or

                  (i) At any time prior to the consummation of the Holdings IPO, WHX shall fail to own of record and beneficially all of the outstanding Stock and Stock Equivalents of Holdings (other than non-voting, non-participating perpetual preferred Stock that satisfies the requirements of Section 1504(a)(4) of the Code), free and clear of all Liens; or

                  (j) Holdings shall fail to own of record and beneficially all of the outstanding Stock and Stock Equivalents of each of the Borrower, PCC and Wheeling Construction (other than non-voting, non-participating perpetual preferred Stock that satisfies the requirements of Section 1504(a)(4) of the
Code), free and clear of all Liens except those Liens created under the Collateral Documents; or

                  (k) Any of WHX (prior to the Holdings IPO) or any other Loan Party shall fail to own of record and beneficially all of the outstanding stock and Stock Equivalents of Unimast (other than non-voting, non-participating perpetual preferred Stock that satisfies the requirements of Section 1504(a)(4) of the Code) free and clear of all Liens: or

                  (l) There shall occur a Material Adverse Change or an event which would have a Material Adverse Effect; or

                  (m) At any time on or after (i) a majority of the members of the Board of Directors of Holdings shall be replaced over a two-year period, from the directors who constituted the Board of Directors at the Effective Date, and such replacement shall not have been approved by the Board of Directors of Holdings as constituted at the Effective Date (or its replacements approved by the Board of Directors of Holdings) or (ii) a Person or group of Persons acting in concert as a partnership or other group (other than WHX) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities and Exchange Act of 1934, as amended) of securities of Holdings representing 20% or more of the combined voting power of the then outstanding securities of WHX ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; or

                  (n) A "termination event" (other than an "early amortization event") (as such terms are defined in the Securitization Documents) shall occur and be continuing and shall not have been rescinded in accordance with the terms of the Securitization Documents; or

                  (o) Holdings or the Borrower shall, or shall permit any of the Borrower's Subsidiaries to, (i) alter, rescind, terminate, amend, supplement, waive or otherwise modify any provision of or permit any breach or default or other event to exist under the First Mortgage Notes, the Permanent Financing Notes or the Holdings Note, or take or fail to take any action thereunder, unless any of the foregoing would not in the aggregate have a Material Adverse Effect; or (ii) amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms relating to the payment or prepayment of principal of, or premium or interest on, any First Mortgage Note, any Permanent Financing Note or the Holdings Note (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon).

                  8.2. REMEDIES. If there shall occur and be continuing an Event of Default, the Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, terminate the obligation of each Lender to make Loans and of each Issuer to issue Letters of Credit, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Loans, all interest thereon and all other Obligations payable under this Agreement to be forthwith due and payable, whereupon the Revolving Credit Notes, all such interest and all such Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED, HOWEVER, that upon the occurrence of the Event of Default specified in subparagraph (e) above, (A) the obligation of each Lender to make Loans and of each Issuer to issue Letters of Credit shall automatically be terminated and (B) the Revolving Credit Notes, all such interest and all such Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. In addition to the remedies set forth above, the Agent may, or at the request of the Majority Lenders shall, after the giving of notice as provided in clause (ii) above, exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law.

                  8.3. ACTIONS IN RESPECT OF LETTERS OF CREDIT. (a) If any Event of Default shall have occurred and be continuing, the Agent may, from time to time, irrespective of whether it is taking any of the actions described in
Section 8.2 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Agent on behalf of the Lender Parties in same day funds at the Agent's office, for deposit in a special cash collateral account (Account #40688567) maintained in the name of the Agent on behalf of the Secured Parties at Citibank (the "L/C CASH COLLATERAL ACCOUNT"), an amount equal to all outstanding Letter of Credit Obligations. In the Agent's discretion, the L/C Cash Collateral Account may be an interest or a non-interest bearing account.

                  (b) The Borrower hereby pledges, and grants to the Agent a Lien on and security interest in, all of its right, title and interest in and to the L/C Cash Collateral Account, all funds held in the L/C Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due and to become due from the Borrower to the Secured Parties under the Loan Documents.

                  (c) The Agent shall, from time to time after funds are deposited in the L/C Cash Collateral Account, apply funds then held in the L/C Cash Collateral Account to the Issuer for the payment of any Reimbursement Obligations owing to it and then in such order as the Agent shall determine, as shall have become or shall become due and payable by the Borrower to the Secured Parties in respect of the Obligations.

                  (d) Neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the L/C Cash Collateral Account.

                  (e) The Borrower agrees that it will not (i) sell or otherwise dispose of any interest in the L/C Cash Collateral Account or any funds held therein or (ii) create or permit to exist any Lien upon or with respect to the L/C Cash Collateral

Account or any funds held therein, except as provided in or contemplated by this Agreement.

                  (f) The Agent may also exercise, in its sole discretion, in respect of the L/C Cash Collateral Account, in addition to the other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC in effect in the State of New York at that time, and the Agent may, without notice except as specified below, sell the L/C Cash Collateral Account or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices or elsewhere, for cash, or credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of the L/C Cash Collateral Account, regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (g) Any cash held in the L/C Cash Collateral Account, and all cash proceeds received by the Agent in respect of any sale of, collection from or other realization upon all or any part of the L/C Cash Collateral Account, may, in the discretion of the Agent, then or at any time thereafter be applied (after the expiration of all outstanding Letters of Credit and the payment of any amounts payable pursuant to Sections 8.3(c) and 10.4) in whole or in part by the Agent against all or any part of the Obligations now or hereafter existing under any of the Loan Documents in such order as the Agent shall elect. Any surplus of such cash or cash proceeds held by the Agent and remaining after the indefeasible cash payment in full of all of the Obligations shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.


                                   ARTICLE IX

                                    THE AGENT

                  9.1. AUTHORIZATION AND ACTION. Each Lender Party (in its capacities as a Lender, the Swing Bank and an Issuer, as applicable) hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Revolving Credit Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Revolving Credit Notes; PROVIDED, HOWEVER, that the Agent shall not be required to take any action which the Agent in good faith believes exposes it to personal liability or is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender Party prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

                  9.2. AGENT'S RELIANCE, ETC. None of the Agent or any of its Affiliates or any of the respective directors, officers, agents or employees of the Agent or any such Affiliate shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent (i) may treat the payee of any Revolving Credit Note as the holder thereof until such Note has been assigned in accordance with Section 10.7; (ii) may rely on the Register to the extent set forth in Section 10.7(c), (iii) may consult with legal counsel (including, without limitation, counsel to the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iv) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statement, warranty or representation (whether written or oral) made in or in connection with this Agreement or any of the other Loan Documents; (v) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents on the part of the Borrower or any other Loan Party or to inspect the property (including, without limitation, the books and records) of the Borrower or any other Loan Party; (vi) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with any Loan Document, of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vii) shall incur no liability under or in respect of this Agreement or any of the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  9.3. CITIBANK, CITICORP AND AFFILIATES. With respect to its Revolving Credit Commitment, the Loans (including, without limitation, the Revolving Credit Loans and Swing Loans) made by it, any each Revolving Credit Note and any Letters of Credit issued by it, Citicorp shall have the same rights and powers under this Agreement as any other Lender Party and may exercise the same as though it were not an Affiliate of the Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include Citicorp in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower or any other Loan Party or any of their respective Subsidiaries and any Person who may do business with or own securities of the Borrower or any other Loan Party or any of their respective Subsidiaries, all as if Citibank were not the Agent and without any duty to account therefor to the Lender Parties.

                  9.4.   LENDER  PARTY  CREDIT   DECISION.   Each  Lender  Party
acknowledges that it has, independently and without reliance upon the Agent or any other Lender Party and based on the financial statements referred to in
Article IV and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon the Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.

                  9.5. INDEMNIFICATION. (a) The Lender Parties severally agree to indemnify the Agent, its Affiliates and their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower or other Loan Parties), from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including, without limitation, fees and disbursements of legal counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, the Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by the Agent under this Agreement or any of the other Loan Documents including, without limitation, the preparation of reports with respect to the Collateral; PROVIDED, HOWEVER, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's (or any of its agent's) gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including, without limitation, fees and disbursements of legal counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration (including, without limitation, field examinations of Collateral), modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or any of the other Loan Documents, to the extent that the Agent is not reimbursed for such expenses by the Borrower or another Loan Party except to the extent such expenses result from the Agent's (or any of its agent's) gross negligence or willful misconduct. For purposes of this Section 9.5, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Loans outstanding at such time and owing to the respective Lender Parties, (b) their respective Ratable Portions of the aggregate Letter of Credit Obligations outstanding at such time PLUS (c) their respective Ratable Portions of the Available Credit at such time. The failure of any Lender Party to reimburse the Agent promptly upon demand for its ratable share of any amount required to be paid by the Lender Party to the Agent as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse the Agent for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Agent for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this
Section 9.5(a) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

                  (b) Each Lender Party severally agrees to indemnify each Issuer (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Issuer in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Issuer under the Loan Documents; PROVIDED, HOWEVER, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuer's (or any of its agent's) gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse such Issuer promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 10.4, to the extent that such Issuer is not promptly reimbursed for such costs and expenses by the Borrower except to the extent such expenses result form such Issuer's (or any of its agent's) gross negligence or willful misconduct. For purposes of this Section 9.5(b), the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Loans outstanding at such time and owing to the respective Lender Parties, (b) their respective Ratable Portions of the aggregate Letter of Credit Obligations outstanding at such time PLUS (c) their respective Ratable Portions of the Available Credit at such time. The failure of any Lender Party to reimburse such Issuer promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Issuer as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Issuer for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Issuer for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 9.5(b) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

                  9.6. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lender Parties and the Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Agent; PROVIDED, that if no Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably satisfactory to the Borrower, which shall be (a) a commercial bank organized under the laws of the United States of America or any State thereof and having total assets of at least $1,000,000,000 and a combined capital and surplus of at least $50,000,000 or (b) a Lender as of the Effective Date. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the removal of the retiring Agent at the request of all of the Lenders (other than the Agent and its Affiliates), then the retiring Agent may, on behalf of the Lender Parties, appoint a successor Agent approved, as long as no Default or Event of Default has occurred and is continuing, by the Borrower, such approval not be unreasonably withheld or delayed, which successor shall be (a) a commercial bank organized under the laws of the United States of America or of any State thereof and having total assets of at least $1,000,000,000 and a combined capital and surplus of at least $50,000,000 or (b) a Lender as of the Effective Date. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Majority Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretions, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

                                    ARTICLE X

                                  MISCELLANEOUS

                  10.1. AMENDMENTS, ETC. (a) No amendment or waiver of any provision of this Agreement or any other Loan Document (including, without limitation, the waiver of any Default or Event of Default) nor consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Borrower and the Majority Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders do any of the following at any time: (i) waive any of the conditions specified in Sections 3.1 or 3.2 except as otherwise provided therein; (ii) increase, or extend the expiration date of, the Revolving Credit Commitments of the Lenders or subject the Lenders to any additional obligations;
(iii) reduce (A) the amount of any payment of any principal of, or interest on, the Loans due under this Agreement, (B) the stated rate of any interest payable hereunder or (C) the amount of any fees or other amounts payable hereunder; (iv) postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable hereunder; (v) change the percentage of the Revolving Credit Commitments, the aggregate unpaid principal amount of the Loans or the Letter of Credit Obligations, or the number of Lenders which shall be required for the Lenders or any of them to take any action hereunder;
(vi) release any of the Collateral except that, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, (A) as shall otherwise be provided in the Collateral Documents and Section 7.5(d) and
(B) in any Fiscal Year, Collateral having an aggregate Fair Market Value not in excess of $25,000,000 shall require only the consent of the Agent; (vii) amend this Section 10.1; (viii) amend the definition of Majority Lenders; (ix) terminate the Keepwell Agreement (except pursuant to its terms), the Holdings Guaranty, the Guaranty or any other keepwell agreement or guaranty delivered pursuant to the Loan Documents; or (x) increase the advance rates above those set forth on Schedule IV hereto for Eligible Inventory; PROVIDED FURTHER that no amendment, waiver or consent shall, unless in writing and signed by the Swing Bank or each Issuer, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Bank or of the Issuers, as the case may be, under this Agreement, and PROVIDED FURTHER that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or the other Loan Documents.

                  (b) Each Lender Party grants (x) to the Agent the right to purchase all (but not less than all) of such Lender Party's Commitments and Loans owing to it and the Notes held by it and all of its rights and obligations hereunder and under the other Loan Documents at a price equal to the aggregate amount of outstanding Loans owed to such Lender Party (together with all accrued and unpaid interest and fees owed to such Lender), and (y) to the Borrower the right to cause an assignment of all (but not less than all) of such Lender Party's Commitments and Loans owing to it and the Notes held by it and all of its rights and obligations hereunder and under the other Loan Documents, which right may be exercised by the Agent or the Borrower, as the case may be, if such Lender Party refuses to execute any amendment, waiver or consent which requires the written consent of all the Lenders and to which the Agent and the Borrower have agreed. Each Lender Party agrees that if the Agent or the Borrower, as the case may be, exercises its option hereunder, it shall promptly execute and deliver all agreements and documentation necessary to effectuate such assignment as set forth in Section
10.7. Any purchase of such Lender Party's Commitments and Loans owing to it and the Notes held by it must (i) occur within 30 Business Days from the date that such Lender Party refuses to execute any amendment, waiver or consent which requires the written consent of all the Lenders and to which the Agent and the Borrower have agreed and (ii) include an amount payable to such Lender Party which is sufficient to compensate such Lender Party for any loss, expense, or liability as a result of any purchase of such Lender Party's Commitments and Loans owing to it and the Notes held by it under this Section 10.1(b) which arises out of, or is in connection with, any funds acquired by such Lender Party to make, continue, or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Eurodollar Rate Loan.

                  10.2. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including, without limitation, telegraphic, telex, telecopy or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered by hand, if to the Borrower, at its address at 1134 Market Street, Wheeling, West Virginia 26003, Attention: Chief Financial Officer with copy to WHX or WPN Corp. at 110 East 59th Street, New York, New York 10022, Attention: Mr. Stewart Tabin; if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule III hereto; and if to the Agent, at its address at 399 Park Avenue, 6th Floor, Zone 4, New York, New York 10043, Attention: Keith R. Karako; or, as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, cabled or delivered, be effective when deposited in the mails, delivered to the telegraph company, confirmed by telex answerback, telecopied with confirmation of receipt, delivered to the cable company or delivered by hand to the addressee or its agent, respectively, except that notices and communications to the Agent pursuant to Article II or IX shall not be effective until received by the Agent.

                  Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Revolving Credit Notes or of any

Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

                  10.3. NO WAIVER; REMEDIES. No failure on the part of any Lender Party or the Agent to exercise, and no delay in exercising, any right hereunder or under any Revolving Credit Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  10.4. COSTS; EXPENSES; INDEMNITIES. (a) The Borrower agrees to pay on demand (i) the reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, each of the other Loan Documents and each of the other documents to be delivered hereunder and thereunder, including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and out-of-pocket expenses of counsel to the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities or the perfection, protection or preservation of rights or interests under this Agreement and the other Loan Documents with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or Event of Default or any events or circumstances that may give rise thereto and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors rights generally and any proceeding ancillary thereto, (ii) the per diem cost of any audit or collateral evaluation (of not more than $500 per day) of the Agent and (iii) the reasonable costs and expenses of the Lender Parties (including, without limitation, reasonable counsel fees and expenses) in connection with the enforcement (whether through negotiation, legal proceedings or otherwise) of this Agreement, the other Loan Documents and the other documents to be delivered hereunder or thereunder.

                  (b) The Borrower agrees to indemnify and hold harmless the Agent, each Lender Party and their respective Affiliates, and the directors, officers, employees, agents, attorneys, consultants and advisors of or to any of the foregoing (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in
Article III) (each of the foregoing being an "INDEMNITEE") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including, without limitation, reasonable fees and disbursements of counsel to any such Indemnitee) which may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether direct, indirect or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document, any Obligation, any Letter of Credit or any act, event or transaction related or attendant to any thereof or in connection with any investigation by any Governmental Authority of any potential matter covered hereby or thereby (collectively, the "INDEMNIFIED MATTERS"), including, without limitation, (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of the Borrower or any of its Subsidiaries, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release; (ii) any costs or liabilities incurred in connection with the investigation, removal, cleanup and/or remediation of any Contaminant present or arising out of the operations of any facility of the Borrower or any of its Subsidiaries; (iii) any costs or liabilities incurred in connection with any Environmental Lien; (iv) any costs or liabilities incurred in connection with any other matter affecting any facility pursuant to Environmental Laws, including, without limitation, CERCLA and applicable state property transfer laws, including, without limitation, whether, with respect to any of the foregoing, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to the Borrower or any of its Subsidiaries, or the owner, lessee or operator of any facility of the Borrower or any of its Subsidiaries by virtue of foreclosure, except, with respect to any of the foregoing referred to in clauses
(i), (ii), (iii) and (iv), to the extent attributable solely to acts of the Agent or such Indemnitee or any agent on behalf of the Agent or such Lender following (x) foreclosure by the Agent or any Indemnitee, or (y) the Agent or any Lender having become the successor in interest to the Borrower or any of its Subsidiaries; (v) the management of the Loans and Letters of Credit, or (vi) the use or intended use of the proceeds of the Loans or Letters of Credit; PROVIDED, HOWEVER, that the Borrower shall not have any obligation under this Section 10.4(b) to an Indemnitee with respect to any Indemnified Matter caused by or resulting from the gross negligence or willful misconduct of that Indemnitee.

                  (c) If any Lender receives any payment of principal of, or is subject to a conversion of, any Eurodollar Rate Loan, other than on the last day of an Interest Period relating to such Loan, as a result of any payment or conversion made by the Borrower (other than a payment made to the Agent pursuant to Section 2.3(f)) or acceleration of the maturity of the Revolving Credit Notes pursuant to Section 8.2 or for any other reason or a conversion of a Eurodollar Rate Loan does not occur by reason of the fourth sentence of Section 2.8, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender all amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably have incurred or in the future incur as a result of such payment or conversion, including, without limitation, any actual out-of-pocket loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Loan.

                  (d) The Agent and each Lender agree that in the event that any such investigation, litigation or proceeding set forth in subparagraph (b) above is asserted or threatened in writing or instituted against it or any other Indemnitee, or any remedial, removal or response action is requested of it or any of its officers, directors, agents and employees, for which any Indemnitee may desire indemnity or defense hereunder, such Indemnitee shall promptly notify the Borrower in writing.

                  (e) The Borrower, at the request of any Indemnitee, shall have the obligation to defend against such investigation, litigation or proceeding or requested remedial, removal or response action, and the Borrower, in any event, may control the defense thereof with legal counsel of the Borrower's choice. In the event that such Indemnitee requests the Borrower to defend against such investigation, litigation or proceeding or requested remedial, removal or response action, the Borrower shall promptly do so and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense at such Indemnitee's expense. If, without the Borrower's prior written consent which consent shall not be unreasonably withheld, an Indemnitee shall settle any such investigation, litigation, proceeding or other action, such Indemnitee shall be deemed to have waived its rights to indemnity and defense hereunder.

                  (f) The obligations of the Borrower under this Section 10.4 and under Sections 2.10 and 2.12 shall survive the repayment of the Loans and the termination of the Revolving Credit Commitments.

                  10.5. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, each Lender Party and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations now or hereafter existing irrespective of whether or not such Lender Party shall have made any demand under this Agreement, any Revolving Credit Note or any Reimbursement Agreement or any other Loan Document and although such Obligations may be unmatured. Each Lender Party agrees promptly to notify the Borrower after any such set-off and application made by such Lender Party or its Affiliate; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and its respective Affiliates under this Section are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which such Lender Party and its respective Affiliates may have.

                  10.6. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Lender Party that such Lender Party has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

                  10.7. ASSIGNMENTS AND PARTICIPATIONS. (a) Each Lender may sell, transfer, negotiate or assign to one or more other Lenders or Eligible Assignees all or a portion of its Revolving Credit Commitments, commitment to issue Letters of Credit and the Loans and Letter of Credit Obligations owing to it and Revolving Credit Notes held by it and a commensurate portion of its rights and obligations hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that (i) if such an assignment is of Revolving Credit Loans and Revolving Credit Commitments, each such assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Agreement with respect to Revolving Credit Loans, Letters of Credit and Revolving Credit Commitments, (ii) the aggregate amount of the Revolving Credit Commitments, Letters of Credit, Letter of Credit Obligations and Loans being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, in the case of an assignment to a Lender Party, or $15,000,000, in the case of an assignment to a Person that is not a Lender Party, or, in each case, an integral multiple of $1,000,000 in excess thereof, unless such assignment is of the Lender's entire Revolving Credit Commitment, and (iii) each assignee hereunder shall be an Eligible Assignee. The parties to each assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a fee of $3,500 and the Revolving Credit Note (or an affidavit of loss and indemnity with respect to such Revolving Credit Note, satisfactory to the Agent) subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (A) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender, and if such Lender was an Issuer, of an Issuer hereunder and thereunder with respect to Letters of Credit issued after such effective date, and (B) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except for those rights which survive the payment in full of principal and interest hereunder) and be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's or Issuer's rights and obligations under the Loan Documents, such Lender or Issuer shall cease to be a party hereto).

                  (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or any instrument or other document furnished pursuant hereto or thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document or of any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement and each of the other Loan Documents together with a copy of any of the financial statements referred to in Section 4.5 of this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender Party or any other Lender Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender and, if appropriate, an Issuer.

                  (c) The Agent shall  maintain  at its  address  referred to in
Section 10.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Revolving Credit Commitments of, Letter of Credit Obligations owing to, and principal amount of the Loans owing to each Lender Party from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Loan Parties, the Agent and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee representing that it is an Eligible Assignee, together with the Revolving Credit Note subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for such surrendered Revolving Credit Note, a new Revolving Credit Note to the order of such Eligible Assignee in an amount equal to the Revolving Credit Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender Party has retained a Revolving Credit Commitment hereunder, a new Revolving Credit Note to the order of the assigning Lender Party in an amount equal to the Revolving Credit Commitment retained by it hereunder. Such new Revolving Credit Note shall be dated the same date as the surrendered Revolving Credit Note and be in substantially the form of Exhibit A hereto.

                  (e) Each Lender Party may sell participations to one or more banks or other Persons in or to all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Revolving Credit Commitment, the Letter of Credit Obligations owing to it and the Loans owing to it and the Revolving Credit Note held by it). The terms of such participation shall not, in any event, require the participant's consent to any amendment, waiver or other modification of any provision of any Loan Document, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from the exercise of any powers or rights which such Lender Party may have under or in respect of the Loan Documents (including, without limitation, the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents to which such participant would otherwise be entitled under such participation or (ii) result in the release of any of the Collateral, except (A) as shall otherwise be provided in the Collateral Documents and (B) Collateral having an aggregate Fair Market Value not in excess of $25,000,000 in any Fiscal Year. In the event of the sale of any participation by any Lender Party, (i) such Lender Party's obligations under the Loan Documents (including, without limitation, its Revolving Credit Commitment) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of such Revolving Credit Note and Obligations for all purposes of this Agreement, (iv) such Lender Party shall disclose to the Agent the identity of each bank or other entity purchasing a participation and the principal amount of such participation within five Business Days after the sale and purchase of such participation, and (v) the Borrower, the Agent and the other Lender

Parties shall continue to deal solely and directly with such Lender in connection with such Lender Party's rights and obligations under this Agreement.

                  (f) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  10.8. GOVERNING LAW. This Agreement and the Revolving Credit Notes and the rights and obligations of the parties hereto and thereto shall be governed by, and construed in accordance with, the law of the State of New York.

                  10.9. SUBMISSION TO JURISDICTION. (a) Any legal action or proceeding with respect to this Agreement or the Revolving Credit Notes or any document related thereto may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

                  (b) The Borrower irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of a copy thereof by registered or certified mail, postage prepaid, to the Borrower at its address provided herein.

                  (c) Nothing contained in this Section 10.9 shall affect the right of the Agent or any Lender Party or any holder of a Revolving Credit Note to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

                  10.10. SECTION TITLES. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement among the parties hereto.

                  10.11. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  10.12. NO LIABILITY OF THE ISSUERS. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuer nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuer against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, EXCEPT that the Borrower shall have a claim against such Issuer, and such Issuer shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower prove were caused by (i) such Issuer's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuer's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                  10.13. ENTIRE AGREEMENT. This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, and the fee letter by and between the Borrower and each of the Lender Parties embody the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

                  10.14. CONFIDENTIALITY. Each Lender Party and the Agent agree to keep information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Lender Party's or the Agent's, as the case may be, customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (i) to such Lender Party's or the Agent's, as the case may be, Affiliates, employees, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and who are advised of the confidential nature of such information, (ii) to the extent such information presently is or hereafter becomes available to such Lender Party or the Agent, as the case may be, on a non- confidential basis from a source other than the Borrower, (iii) to the extent disclosure is required by law, regulation or judicial order (which requirement or order shall be promptly notified to the Borrower) or requested or required by bank regulators or auditors, or (iv) to assignees or participants or potential assignees or participants who agree to be bound by the provisions of this Section.

                  10.15. WAIVER OF JURY TRIAL. Each of the Borrower, the Agent and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Loans or the actions of the Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                 BORROWER

                                    WHEELING-PITTSBURGH STEEL
                                      CORPORATION


                                    By:_______________________________
                                       Name: John Testa
                                       Title: Vice President



                                 AGENT

                                    CITIBANK, N.A.,
                                      as Agent


                                    By:_______________________________
                                       Name:
                                       Title:

                                 LENDERS

                                    CITICORP USA, INC.


                                    By:_______________________________
                                       Name:
                                       Title:



                                    CORESTATES BANK, N.A.


                                    By:_______________________________
                                       Name:
                                       Title:



                                    BANKAMERICA BUSINESS CREDIT,
                                      INC.


                                    By:_______________________________
                                       Name:
                                       Title:



                                    STAR BANK, N.A.


                                    By:_______________________________
                                       Name:
                                       Title:

                                    NATIONSBANK, N.A.


                                    By:_______________________________
                                       Name:
                                       Title:



                                    NATIONAL CITY COMMERCIAL
                                     FINANCE, INC.


                                    By:_______________________________
                                       Name:
                                       Title:



                                ISSUER (AND NOT LENDER)

                                    CITIBANK, N.A.


                                    By:_________________________________
                                       Name:
                                       Title:

                          T A B L E O F C O N T E N T S


  Section                                                                   Page

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

  1.1.  DEFINED TERMS........................................................  2
  1.2.  COMPUTATION OF TIME PERIODS.......................................... 30
  1.3.  ACCOUNTING TERMS..................................................... 30
  1.4.  CERTAIN TERMS........................................................ 30

                                   ARTICLE II

                         AMOUNTS AND TERMS OF THE LOANS

  2.1.  THE REVOLVING CREDIT LOANS........................................... 30
  2.2.  THE SWING LOANS...................................................... 31
  2.3.  MAKING THE LOANS..................................................... 31
  2.4.  FEES................................................................. 33
  2.5.  REDUCTION AND TERMINATION OF THE REVOLVING CREDIT COMMITMENTS........ 33
  2.6.  REPAYMENT............................................................ 33
  2.7.  PREPAYMENTS.......................................................... 33
  2.8.  CONVERSION/CONTINUATION OPTION....................................... 35
  2.9.  INTEREST............................................................. 36
  2.10.  INTEREST RATE DETERMINATION......................................... 36
  2.11.  INCREASED COSTS..................................................... 37
  2.12.  ILLEGALITY.......................................................... 37
  2.13.  CAPITAL ADEQUACY.................................................... 38
  2.14.  PAYMENTS AND COMPUTATIONS........................................... 38
  2.15.  TAXES............................................................... 40
  2.16.  SHARING OF PAYMENTS, ETC............................................ 42
  2.17.  LETTER OF CREDIT FACILITY........................................... 43
  2.18.  SETTLEMENT OF ACCOUNTS.............................................. 49
  2.19.  THE BLOCKED ACCOUNT................................................. 49

SECTION                                                                     PAGE

                                   ARTICLE III

                              CONDITIONS PRECEDENT

  3.1.  CONDITIONS PRECEDENT TO THE EFFECTIVE DATE........................... 50
  3.2.  ADDITIONAL CONDITIONS PRECEDENT TO THE EFFECTIVE DATE................ 54
  3.3.  CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT............... 55

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

  4.1.  CORPORATE EXISTENCE; COMPLIANCE WITH LAW............................. 56
  4.2.  CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.............. 57
  4.3.  TAXES................................................................ 58
  4.4.  FULL DISCLOSURE...................................................... 58
  4.5.  FINANCIAL MATTERS.................................................... 59
  4.6.  LITIGATION........................................................... 60
  4.7.  MARGIN REGULATIONS................................................... 60
  4.8.  OWNERSHIP OF THE BORROWER AND SUBSIDIARIES........................... 60
  4.9.  ERISA................................................................ 61
  4.10. LIENS................................................................62
  4.11. FIRST MORTGAGE NOTES; PERMANENT FINANCING NOTES......................62
  4.12. NO BURDENSOME RESTRICTIONS; NO DEFAULTS..............................63
  4.13. NO OTHER VENTURES....................................................63
  4.14. INVESTMENT COMPANY ACT...............................................63
  4.15. INSURANCE............................................................63
  4.16. LABOR MATTERS........................................................64
  4.17. FORCE MAJEURE........................................................65
  4.18. USE OF PROCEEDS......................................................65
  4.19. ENVIRONMENTAL PROTECTION.............................................65
  4.20. INTELLECTUAL PROPERTY................................................67
  4.21. TITLE................................................................67

                                    ARTICLE V

                               FINANCIAL COVENANTS

  5.1.  MAINTENANCE OF TANGIBLE NET WORTH.................................... 69
  5.2.  MAINTENANCE OF LEVERAGE RATIO........................................ 70
  5.3.  MAINTENANCE OF INTEREST COVERAGE RATIO............................... 71

SECTION                                                                     PAGE

  5.4.  MAINTENANCE OF CUMULATIVE CASH FLOW.................................. 72
  5.5.  LIMITATION ON CAPITAL EXPENDITURES................................... 72

                                   ARTICLE VI

                        ADDITIONAL AFFIRMATIVE COVENANTS

  6.1.  COMPLIANCE WITH LAWS, ETC............................................ 73
  6.2.  CONDUCT OF BUSINESS.................................................. 73
  6.3.  PAYMENT OF TAXES, ETC................................................ 74
  6.4.  MAINTENANCE OF INSURANCE............................................. 74
  6.5.  PRESERVATION OF CORPORATE EXISTENCE, ETC............................. 74
  6.6.  ACCESS............................................................... 74
  6.7.  KEEPING OF BOOKS..................................................... 75
  6.8.  MAINTENANCE OF PROPERTIES, ETC....................................... 75
  6.9.  APPLICATION OF PROCEEDS.............................................. 75
  6.10. FINANCIAL STATEMENTS................................................ 75
  6.11. REPORTING REQUIREMENTS.............................................. 78
  6.12. EMPLOYEE PLANS...................................................... 82
  6.13. FISCAL YEAR......................................................... 82
  6.14. BORROWING BASE DETERMINATION........................................ 82
  6.15. ENVIRONMENTAL....................................................... 83

                                   ARTICLE VII

                               NEGATIVE COVENANTS

  7.1.  LIENS, ETC.......................................................... 83
  7.2.  INDEBTEDNESS........................................................ 86
  7.3.  LEASE OBLIGATIONS................................................... 87
  7.4.  RESTRICTED PAYMENTS................................................. 88
  7.5.  MERGERS, STOCK ISSUANCES, SALE OF ASSETS, ETC....................... 89
  7.6.  INVESTMENTS IN OTHER PERSONS........................................ 91
  7.7.  CHANGE IN NATURE OF BUSINESS........................................ 92
  7.8.  MATERIAL AGREEMENTS................................................. 92
  7.9.  ACCOUNTING CHANGES.................................................. 93
  7.10. CONTINGENT OBLIGATIONS.............................................. 93
  7.11. TRANSACTIONS WITH AFFILIATES........................................ 93
  7.12. CANCELLATION OF INDEBTEDNESS OWED TO IT............................. 94
  7.13. NO NEW SUBSIDIARIES................................................. 95
  7.14. CAPITAL STRUCTURE................................................... 95

SECTION                                                                     PAGE

  7.15.  NO SPECULATIVE TRANSACTIONS....................................... 95
  7.16.  MARGIN REGULATIONS................................................ 95
  7.17.  BANK ACCOUNTS..................................................... 95
  7.18.  ENVIRONMENTAL RELEASE............................................. 96

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

  8.1.  EVENTS OF DEFAULT.................................................. 96
  8.2.  REMEDIES........................................................... 99
  8.3.  ACTIONS IN RESPECT OF LETTERS OF CREDIT............................100

                                   ARTICLE IX

                                    THE AGENT

  9.1.  AUTHORIZATION AND ACTION............................................101
  9.2.  AGENT'S RELIANCE, ETC...............................................102
  9.3.  CITIBANK, CITICORP AND AFFILIATES...................................102
  9.4.  LENDER PARTY CREDIT DECISION........................................103
  9.5.  INDEMNIFICATION.....................................................103
  9.6.  SUCCESSOR AGENT.....................................................105

                                    ARTICLE X

                                  MISCELLANEOUS

  10.1.  AMENDMENTS, ETC...................................................106
  10.2.  NOTICES, ETC......................................................107
  10.3.  NO WAIVER; REMEDIES...............................................108
  10.4.  COSTS; EXPENSES; INDEMNITIES......................................108
  10.5.  RIGHT OF SET-OFF..................................................111
  10.6.  BINDING EFFECT....................................................111
  10.7.  ASSIGNMENTS AND PARTICIPATIONS....................................111
  10.8.  GOVERNING LAW.....................................................114
  10.9.  SUBMISSION TO JURISDICTION........................................114
  10.10. SECTION TITLES....................................................115
  10.11. EXECUTION IN COUNTERPARTS.........................................115
  10.12. NO LIABILITY OF THE ISSUERS.......................................115
  10.13. ENTIRE AGREEMENT..................................................116

SECTION                                                                    PAGE

  10.14.  CONFIDENTIALITY..................................................116
  10.15.  WAIVER OF JURY TRIAL.............................................116

                                    SCHEDULES

Schedule I            -    List of Issuers

Schedule II           -    Commitments

Schedule III          -    List of Applicable  Lending Offices and Addresses for
                           Notices

Schedule IV           -    Borrowing Base Advance Rates

Schedule 2.3          -    List of Eligible Signatories

Schedule 3.1          -    UCC Termination Statements

Schedule 4.3          -    Taxes

Schedule 4.6          -    Litigation

Schedule 4.8          -    List of Subsidiaries

Schedule 4.9          -    List of Plans

Schedule 4.10         -    List of Liens

Schedule 4.13         -    Joint Ventures

Schedule 4.16         -    Labor

Schedule 4.19         -    Environmental Protection

Schedule 4.21(a)      -    List of Owned Real Estate

Schedule 4.21(b)      -    List of Leased Real Estate

Schedule 4.21(c)      -    Existing Options

Schedule 7.1          -    Existing Liens

Schedule 7.2          -    Existing Indebtedness

Schedule 7.3           -   Leases

Schedule 7.4           -   Restricted Payments

Schedule 7.6          -    Existing Investments

Schedule 7.10         -    Contingent Obligations

Schedule 7.11         -    Transactions with Affiliates

Schedule 7.17         -    Permitted Bank Accounts

                                    EXHIBITS

Exhibit A         -  Form of Revolving Credit Note

Exhibit B         -  Form of Notice of Borrowing

Exhibit C         -  Form of Letter of Credit Request

Exhibit D         -  Form of Notice of Conversion or Continuation

Exhibit E         -  Form of Assignment and Acceptance

Exhibit F         -  Form of Borrowing Base Certificate

Exhibit G         -  Form of Borrower Security Agreement

Exhibit H         -  Form of Borrower Pledge Agreement

Exhibit I         -  Form of Holdings Guaranty

Exhibit J         -  Form of Holdings Pledge Agreement

Exhibit K         -  Form of Guaranty

Exhibit L         -  Form of Guarantor Security Agreement

Exhibit M         -  Form of Keepwell Agreement

Exhibit N         -  Form of Holdings Intercreditor Agreement

Exhibit O-1       -  Opinion of Olshan Grundman Frome & Rosenzweig
                     -- Outside Counsel for the Borrower

Exhibit O-2       -  Opinion of Kirkpatrick & Lockhart
                     -- Local Counsel for the Borrower

Exhibit P         -  Form of Guarantor Intercompany Notes

Exhibit Q         -  Form of Cash Collateral Account Agreement

                                   SCHEDULE I
                                 LIST OF ISSUERS


NAME OF ISSUER

Citibank, N.A.


                                       -I-

                                   SCHEDULE II
                                   COMMITMENTS


NAME OF LENDER                                       COMMITMENT

Citicorp USA, Inc.                                   $27,500,000
BankAmerica Business Credit, Inc.                    $27,500,000
CoreStates Bank, N.A.                                $25,000,000
Star Bank, N.A.                                      $15,000,000
NationsBank, N.A.                                    $15,000,000
National City Commercial Finance, Inc.               $15,000,000


                                      -II-

                                  SCHEDULE III
          LIST OF APPLICABLE LENDING OFFICES AND ADDRESSES FOR NOTICES


NAME OF LENDER                        DOMESTIC LENDING OFFICE       EURODOLLAR LENDING OFFICE
--------------                        -----------------------       -------------------------
Citicorp USA, Inc.                    399 Park Avenue               399 Park Avenue
                                      New York, NY  10043           New York, NY 10043
                                      Attn:  Keith Karako           Attn:  Keith Karako
                                      Phone:  (212) 599-3149        Phone:  (212) 599-3149
                                      Fax:    (212) 793-1290        Fax:    (212) 793-1290

BankAmerica Business Credit, Inc.     40 E. 52nd Street             40 E. 52nd Street
                                      New York, NY  10022           New York, NY  10022
                                      Attn:  Walter T. Shellman     Attn:  Walter T. Shellman
                                      Phone:  (212) 836-5254        Phone:  (212) 836-5254
                                      Fax:    (212) 836-5169        Fax:    (212) 836-5169

CoreStates Bank, N.A.                 1339 Chestnut Street          1339 Chestnut Street
                                      E.C. 1-8-4-26                 E.C. 1-8-4-26
                                      Philadelphia, PA  19107       Philadelphia, PA  19107
                                      Attn:  Michele A. Walcoff     Attn:  Michele A. Walcoff
                                      Phone:  (215) 973-8068        Phone:  (215) 973-8068
                                      Fax:    (215) 973-2633        Fax:    (215) 973-2633

Star Bank, N.A.                       425 Walnut Street             425 Walnut Street
                                      ML# 9220                      ML# 9220
                                      Cincinnati, OH  45202         Cincinnati, OH  45202
                                      Attn:  Michael McCullough     Attn:  Michael McCullough
                                      Phone:  (513) 287-8328        Phone:  (513) 287-8328
                                      Fax:    (513) 632-2040        Fax:    (513) 632-2040

NationsBank, N.A.                     101 N. Tryon Street           101 N. Tryon Street
                                      NC1-001-15.03                 NC1-001-15.03
                                      Charlotte, NC  28255          Charlotte, NC  28255
                                      Attn:  Charlie Franklin       Attn:  Charlie Franklin
                                      Phone:  (704) 386-4199        Phone:  (704) 386-4199
                                      Fax:    (704) 386-8694        Fax:    (704) 386-8694

National City Commercial              1965 East Sixth Street        1965 East Sixth Street
  Finance, Inc.                       Suite 400, Locator #3049      Suite 400, Locator #3049
                                      Cleveland, OH  44114-2214     Cleveland, OH  44114-2214
                                      Attn:  Lee K. Mosby           Attn:  Lee K. Mosby
                                      Phone:  (216) 575-2847        Phone: (216) 575-2847
                                      Fax:    (216) 575-9555        Fax:   (216) 575-9555

                                      -III-